  As filed with the Securities and Exchange Commission on March 29, 1999

                                                     Registration No. 333-60111
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ---------------

                      POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                               ---------------

                           SUPERIOR FINANCIAL CORP.
            (Exact name of Registrant as specified in its charter)

                               ---------------

        Delaware                   6711                  51-0379417
(State of Incorporation)     (Primary Standard        (I.R.S. Employer
                                Industrial           Identification No.)
                            Classification Code
                                  Number)

                               ---------------

         5000 Rogers Avenue                      (501) 484-4305
     Fort Smith, Arkansas 72903                 (Telephone No.)
   (Address of principal executive
              offices)


                               C. Stanley Bailey
                            Chief Executive Officer
                           Superior Financial Corp.
                              5000 Rogers Avenue
                          Fort Smith, Arkansas 72903
                                (501) 484-4305
                    (Name and address of agent for service)

                               ---------------

                                With a copy to:
                               Willard H. Henson
                    Miller, Hamilton, Snider & Odom, L.L.C.
                        One Commerce Street, Suite 305
                           Montgomery, Alabama 36104
                            Telephone: 334-834-5550
                            Facsimile: 334-265-4533

                               ---------------

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

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


  Until May 6, 1999, all dealers effecting transactions in the stock and the senior notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                          AVAILABLE INFORMATION

  Superior Financial Corp. is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and, as required by that act, files reports and other information with the U.S. Securities and Exchange Commission, commonly referred to as the SEC. The public may read and copy reports and other information filed by Superior with the SEC at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 140, Chicago, Illinois 60661-2511. Copies of such materials may be obtained by mail from the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Certain of such information may also be obtained from the SEC's website at http://www.sec.gov.


  Superior has filed a registration statement under the Securities Act of 1933 with respect to this offering. As permitted by the rules of the SEC, this prospectus does not contain all of the information set forth in the registration statement. Investors are referred to the registration statement for further information contained in financial statements, exhibits and schedules filed therewith. The statements contained in this Prospectus about the contents of any contract or other document referred to are not necessarily complete, and in each instance, reference is made to a copy of such contract or other document filed as an exhibit to the registration statement. Each such statement is so qualified. Copies of each document filed as an exhibit may be obtained at the SEC's Washington, D.C. office upon payment of charges prescribed by the SEC or, in the case of documents electronically filed, by accessing the SEC's website at http://www.sec.gov.

                                PROSPECTUS

                         Superior Financial Corp.

                    10,079,703 Shares of Common Stock

                    $60,000,000 of 8.65% Senior Notes

 Consider              The Stock and the Senior Notes--
 carefully the
 risk factors
 beginning on page
 9 of this
 prospectus.

                       . were originally issued and sold in a private placement

                       . may be resold from time to time by the original purchasers or their successors

 Neither the stock
 nor the senior        .  are traded only over the counter, and trading prices
 notes are savings        are quoted on the Nasdaq OTC Bulletin Board under
 accounts or              the symbol SUFI
 deposits in
 Superior
 Financial Corp.
 They are not
 insured by the
 Federal Deposit
 Insurance
 Corporation or
 any other
 governmental
 agency.

                       The Original Purchasers--

                       . may sell the stock and the notes directly or through underwriters, dealers or brokers

                       . must deliver a copy of this prospectus to purchasers of the stock before or at the time of sale

                       . will receive the proceeds of sales, net of discounts or commissions

 Original
 purchasers,
 brokers or
 dealers who sell
 the stock or the
 senior notes may
 be considered
 underwriters
 under the federal
 securities laws.

                       Superior Financial Corp.--

                       . is obligated by contract with the original purchasers to supply and periodically update this prospectus and to bear certain costs related to it

                       . accounted for its acquisition of Superior Federal Bank, F.S.B., in a way that created a material difference between the $10.10 book value of the stock and its $3.71 tangible book value

                       . may, if market conditions warrant, make an underwritten offering of additional stock in the future

Neither the SEC nor any state securities commission has approved the stock or the senior notes or has determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                              March   , 1999

                            Prospectus Summary

This section of the prospectus summarizes more detailed information found in the main body of the prospectus. The more detailed information includes the financial statements and the notes accompanying them. The reader should carefully read the entire prospectus and should devote particular attention to the information provided under the heading "Risk Factors."

Information About Superior Financial Corp.

  Superior Financial Corp. is a unitary thrift holding company. It is a Delaware corporation headquartered in Fort Smith, Arkansas. It was organized in 1997 as SFC Acquisition Corp. for the purpose of acquiring Superior Federal Bank, F.S.B., a federally charted savings bank. In order to avoid confusion, throughout the prospectus, we will refer to Superior Financial Corp. as the Company and to Superior Federal Bank, F.S.B., as the Bank.

  Since it is a holding company, the Company has no significant business operations of its own and conducts its business almost entirely through subsidiaries. The Bank is the Company's primary subsidiary. The Bank owns a subsidiary, SFS Corporation, and a second-tier subsidiary, Southwest Protective Life Insurance Company, which sells consumer loan credit life insurance to consumer loan borrowers of the Bank.

  As of December 31, 1998, the Company had:

 .  $1.4 billion in total assets, and

 .  $101.8 million in shareholders' equity

  The Bank was organized in 1934 and is also headquartered in Fort Smith,
Arkansas. It operates     branches in Arkansas and Oklahoma. The Bank offers a
wide range of retail and small business banking services including:

 . interest bearing and non-interest bearing checking, savings and money market accounts;

 .  certificates of deposit;

 .  individual retirement accounts and small business loans;

 .  commercial real estate loans;

 .  safety deposit boxes;

 .  ATM services;

 .  telephone banking;

 .  credit life and disability insurance; and

 .  alternative investments.

About the Acquisition of the Bank

  The Company acquired 100% of the stock of the Bank from NationsBank, N.A. on April 1, 1998. The Company financed the acquisition with:

 .  the private placement of $97.5 million of its stock;

 .  the private placement of $60.0 million of senior notes; and

 .  a $20.0 million loan from Colonial Bank.

  Resale of the stock and the senior notes issued in the private placement is restricted under the federal securities laws. Therefore, the Company agreed with the purchasers of the stock and notes to, among other things, file with the SEC a shelf registration statement covering resales of the stock and the senior notes. This prospectus forms a part of that registration statement.

  The large debt component of the acquisition financing has created a high degree of leverage at the level of the Company, as opposed to the level of the Bank. At December 31, 1998, the Company's leverage ratio was 2.85%. Furthermore, the purchase method of accounting used in the acquisition created a significant non-cash amortization charge for goodwill. This charge reduces the Company's reported GAAP earnings by approximately $3.3 million annually. In addition, the senior notes and the loan have created a debt service expense of approximately $7.1 million annually.

  The accounting treatment applied to the acquisition created a material difference between the $10.10 book value of the stock and its $3.71 tangible book value. This difference derives from the accounting treatment of the acquisition at the Company level, as opposed to the accounting treatment required at the Bank level. The Company recorded at the holding company level $80.0 million in debt incurred to finance the acquisition. In addition, using "push-down" accounting principles, the Company recorded $64.0 million allocated to goodwill at the Bank level.


The Company's Goals and Business Strategy

  The Company intends to maximize long-term shareholder value through year-to-year growth in loans, deposits and non-interest revenue in a manner consistent with safe, sound and prudent banking practices. To achieve this goal, the Company's business strategy is to:

 .  increase revenue and enhance operating efficiency;

 . expand the loan portfolio and transaction deposit accounts through market-share growth and selective de novo branching, specifically targeting the account relocation expected to take place as a result of customer-related customer dislocation in the Company's market area;

 . expand the Bank's product offerings to encompass a wider range of products and services which will be offered by a locally owned and operated financial company with motivated employees;

 . enhance services by offering expanded ATM, telephone, and personal computer based banking services; and

 .  maintain financial safety and soundness.

  Certain of these short-term initiatives have already been put into effect. In August and September 1998, the Bank sold nine branches in Oklahoma and Arkansas. These branches were either unprofitable, or in locations inconsistent with the strategic direction of the Bank. Additionally, several significant outsourcing contracts have been renegotiated on more favorable terms. The Bank is also analyzing the merits of selling certain underutilized fixed assets and reallocating this capital into higher earning assets.

  The Company's growth strategy focuses on targeting customers displaced and disenchanted as a result of industry consolidation in its immediate and contiguous markets. The ongoing consolidation in the financial services industry is providing significant opportunity for local, community-oriented financial institutions to capitalize on the resulting merger dislocation of many customers. The Company is positioned to exploit this opportunity as a newly independent organization. Furthermore, its reputation in its market for strong service and its "totally free checking" product should help it to cultivate these customers.

  The Company plans to attract these customers both through promotion in its existing markets and through de novo branching and acquisitions in new markets. The Bank has begun building four branches, two in Little Rock and one each in Conway and Ft. Smith. These locations will introduce a branch design that emphasizes speed of service and convenience. The Bank opened a loan production office in Tulsa, Oklahoma in October, 1998.

Regulatory Oversight

  The Company is a registered unitary thrift holding company and is subject to examination and regulation by the OTS, the Office of Thrift Supervision. The Bank, as a federally chartered savings bank, is subject to comprehensive regulation and examination by the OTS, as its chartering authority and primary regulator, and by the FDIC, which administers the Savings Association Insurance Fund, which insures the Bank's deposits to the maximum extent permitted by law. The Bank is a member of the Federal Home Loan Bank of Dallas, which is one of the 12 regional banks which comprise the FHLB System. The Company is further subject to regulations of the Federal Reserve Board governing reserves required to be maintained against deposits and certain other matters.

The Company's Address and Telephone Number

  The Company's executive offices are located at 5000 Rogers Avenue, Fort Smith, Arkansas 72917-7012, and its main telephone number is (501) 484-4305.

                                  THE OFFERING

The Private Placement........... The Superior Securities issued to investors in the Private Placement were sold by the Company on April 1, 1998. An aggregate of 10,079,703 million shares of Common Stock and an aggregate of $60.0 million of the Senior Notes were sold. In connection therewith, the Company executed and delivered for the benefit of the holders of the Superior Securities the Registration Rights Agreement, providing for, among other things, the filing of the Registration Statement of which this Prospectus forms a part. See "The Private Placement" and "Registration Rights."

Securities Offered.............. 10,079,703 shares of Common Stock and $60.0 million aggregate principal amount of Senior
                                 Notes.

The Senior Notes................ See "Description of the Senior Notes."

Maturity Date................... April 1, 2003

Interest Payment Dates.......... Semi-annually on April 15 and October 15, which commenced on October 15, 1998.

Ranking......................... The Senior Notes are general unsecured obligations of the Company and will rank senior to such other Indebtedness (as defined in the Indenture dated April 1, 1998 by and between the Company and The Bank of New York, as Trustee (the "Indenture")) as the Company may incur. Because the Company is the sole shareholder of the Bank, the rights of creditors of the Bank to payments from the Bank are, in effect, senior to the rights of the Company as a shareholder of the Bank, and in effect, senior to the rights of holders of Senior Notes, who will have no direct claim against the Bank for payment.

Interest Reserve Account........ The Indenture pursuant to which the Senior
                                 Notes are issued required the Company to establish at the time of issuance of the Senior Notes the Interest Reserve Account, which is a segregated account containing a sufficient amount of cash and other Permitted Investments to pay the aggregate interest payments scheduled to be made with respect to the Senior Notes for the next two succeeding Interest Payment Dates.

Sinking Fund.................... None

Mandatory or Optional            Upon the occurrence of a Change of Control
Redemption...................... the Senior Notes not tendered in accordance with the provisions set forth under "Change of Control" shall be redeemable at the option of the Company, in whole or in part, at any time or from time to time, upon not less than 45 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to the sum of (i) the principal amount of the Senior Notes being redeemed plus accrued notes for 101% of the principal amount, plus accrued interest through the repurchase date.
                                 There can be no assurance that the Company will have funds available to complete such a repurchase.

Certain Additional Covenants.... The Indenture prohibits the Company from:

                                 .  incurring additional debt, except for
                                    types of debt specified in the Indenture;

                                 . making certain types of payments to third parties, or allowing its subsidiaries to make similar payments;

                                 .  incurring liens on the Company's assets;

                                 . selling or transferring capital stock of the Bank;

                                 .  restricting the ability of its
                                    subsidiaries, including the Bank, from
                                    paying dividends to the Company; and

                                 .  engaging in various other activities
                                    detailed in the Indenture.

                                 . The Indenture also restricts the Company's ability to merge, consolidate or sell all of its or the Bank's assets.

Acceleration...............      If the Company defaults on the senior notes,
                                 payment of the senior notes may be
                                 accelerated. A default includes:

                                 . failure to pay interest for a period of 15 days;

                                 . breach of certain warranties and covenants in the Indenture for 30 days after notice of breach by the holders of 25% of the senior notes;

                                 .  bankruptcy of the Company or the Bank;

                                 .  uncured default by the Company or a
                                    subsidiary on debt in excess of 5% of the Company's consolidated net worth; and

                                 .  Failure of the Bank to comply with its
                                    regulatory capital requirements.

The Common Stock...........      See "Description of Capital Stock."

Dividends..................      The Payment of dividends on the stock will be
                                 at discretion of the Board of Directors of the Company. The Company does not presently have a plan for paying dividends and does not presently expect to pay any dividends on the stock. The Company's ability to pay dividends will depend principally on the ability of the Bank to pay dividends to the Company. For a discussion of certain restrictions on the ability of the Bank to pay dividends, see
                                 "Regulation," "Description of Senior Notes" and "Description of Capital Stock."

                                 OTS regulations currently permit a "Tier I" association such as the Bank to make capital distributions without OTS approval during a calendar year up to the higher of:

                                 . 100% of its net income to the date of such distribution during the calendar year plus the amount that would reduce by one-half its surplus capital ratio, as defined, at the beginning of the calendar year; and

                                 . 75% of its net income over the most recent four-quarter period. See "Regulation-- Regulation of Federal Savings
                                    Institutions---Capital Distribution
                                    Requirements."

Market for the Stock and the     Trades in the Company's stock are quoted on
Senior Notes.................... the Nasdaq OTC Bulletin Board under the symbol SUFI. Although the Company intends to apply to have the stock and the senior notes listed on a national and/or regional securities exchange or inter-dealer quotation service upon satisfaction of the applicable minimum listing requirements, the Company cannot predict when, or if, it will satisfy such listing requirements or if any such application will ultimately be approved.
                                 Accordingly, there can be not assurance that an active public trading market for either the stock or the senior notes will develop or be sustained. See "Dividends and Market for Superior Securities."

Use of Proceeds................. The selling holders of the stock and the senior notes will receive all of the proceeds from sales made pursuant to this Prospectus. See "Use of Proceeds" for a discussion of the use of the net proceeds from the private placement.

                  SUMMARY CONSOLIDATED FINANCIAL DATA--COMPANY

  The following summary consolidated financial data of the Company is derived from the Selected Consolidated Financial Data appearing elsewhere in this Prospectus, and should be read in conjunction with the Consolidated Financial Statements of the Company and the Notes thereto and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  The Company is a unitary thrift holding company. The Company was organized in 1997 as SFC Acquisition Corp. for the purpose of acquiring the Bank. On April 1, 1998, the Company completed the Private Placement, and the proceeds were used to acquire 100% of the Bank Capital Stock. This transaction was accounted for using the purchase method of accounting for business combinations, and accordingly, the results of operations of the Bank were consolidated with those of the Company from April 1, 1998, the date of the acquisition. The assets and liabilities of the Bank were adjusted to fair value at the purchase date, resulting in an excess cost over fair value of $76.4 million.

                                                                Year Ended
                                                            December 31, 1998
                                                            -----------------
                                                          (Dollars in thousands)
Income Statement Data:
  Net interest income...................................        $   24,362
 Provision for loan losses..............................             1,021
  Net interest income after provision for loan losses...            23,341
 Noninterest income.....................................            19,195
 Noninterest expenses...................................            28,901
 Goodwill amortization..................................             2,715
 Income before taxes....................................            10,920
 Net income.............................................             6,675
Per Share Data:
 Net income per share--Basic(1).........................        $     0.88
 Net income per share--Diluted(2).......................        $     0.88
 Book value(3)..........................................        $    10.10
 Tangible book value(3).................................        $     3.71
 Weighted average common shares outstanding--Basic (in
  thousands)............................................             7,595
 Weighted average common shares outstanding--Diluted (in
  thousands)............................................             7,595
Average Balance Sheet Data:
 Total assets...........................................        $1,292,196
 Securities.............................................           334,321
 Loans..................................................           711,798
 Allowance for loan losses(4) ..........................            10,465
 Goodwill...............................................            70,856
 Total deposits.........................................           984,443
 Debt:
  Term loans............................................            20,000
  Senior notes..........................................            60,000
 Total shareholders' equity.............................            88,410
Performance Ratios:
 Return on average assets...............................              0.52%
 Return on average common equity........................              7.55%
 Net interest margin....................................              2.83%
 Efficiency ratio.......................................             72.61%
Asset Quality Ratios(4)(6):
 Nonperforming assets to total loans and other real es-
  tate..................................................              0.48%
 Net charge-offs to average loans(5)....................              1.48%
 Allowance for loan losses to total loans...............              1.27%
 Allowance for loan losses to nonperforming loans(6)....               313%
Capital Ratios(4):
 Tangible capital ratio(7)--Company.....................              2.85%
 Tangible capital ratio(7)--Bank........................              7.99%
 Average shareholders' equity to average total as-
  sets(7)--Company......................................              6.84%
 Average shareholders' equity to average total as-
  sets(7)--Bank.........................................             12.99%
 Core capital ratio(7)--Company.........................              2.85%
 Core capital ratio(7)--Bank............................              7.99%
 Risk-based capital ratio(7)--Company...................              5.50%
 Risk-based capital ratio(7)--Bank......................             16.70%

--------
 (1) Net income per share is based upon weighted average number of common shares.
 (2) Net income per share is based upon the weighted average number of common shares and common share equivalents outstanding during the period.
 (3) As a result of the Acquisition, the Company recorded $80.0 million in debt incurred. In addition, $64.0 million allocated to goodwill has been pushed down to the Bank. Moreover, 50% of goodwill is recorded as capital of the Bank. No goodwill has been recorded as capital of the Company.

 (4) At period end, except net charge-offs to average loans and average shareholders' equity to average total assets.

 (5) Calculated by dividing total noninterest expenses, excluding securities losses, by net interest income plus noninterest income.

 (6) Nonperforming loans consist of nonaccrual loans and loans contractually past due 90 days or more.

 (7) Core capital, and risk-based capital ratios calculated at the Company and Bank level.

                   SUMMARY CONSOLIDATED FINANCIAL DATA--BANK

  The following summary consolidated financial data of the Bank is derived from the Selected Consolidated Financial Data appearing elsewhere in this Prospectus, and should be read in conjunction with the Consolidated Financial Statements of the Bank and the Notes thereto and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                      Years Ended(4) December 31,
                         ----------------------------------------------------------
                          1998(5)       1997        1996        1995        1994
                         ----------  ----------  ----------  ----------  ----------
                                           (Dollars in thousands)
Income Statement Data:
  Net interest income... $   38,979  $   38,305  $   36,676  $   34,113  $   33,217
  Provision for loan
   losses...............      8,786       2,155       1,125       1,050         300
                         ----------  ----------  ----------  ----------  ----------
    Net interest income
     after provision for
     loan losses........     30,193      36,150      35,551      33,063      32,917
  Noninterest income....     24,711      23,280      23,370      20,572      17,389
  Noninterest expenses..     42,242      39,316      46,362      36,527      33,641
                         ----------  ----------  ----------  ----------  ----------
    Income before taxes.     12,662      20,113      12,559      17,107      16,665
  Net income ...........      6,409      10,922       7,634      10,397      10,128
Average Balance Sheet
 Data:
  Total assets.......... $1,287,756  $1,291,295  $1,252,641  $1,272,514  $1,229,178
  Securities............    339,384     410,876     480,728     578,879     668,610
  Loans.................    706,700     684,379     652,172     589,020     460,313
  Allowance for loan
   losses(3)............      9,055       4,886       5,003       4,841       4,770
  Total deposits........    991,311     995,237   1,041,920   1,064,880   1,007,654
  Total shareholders'
   equity...............    167,296     156,432      85,556      83,041      78,791
Performance Ratios:
  Return on average
   assets...............       0.50%       0.85%       0.61%       0.82%       0.82%
  Return on average
   common equity........       3.83%       6.98%       8.92%      12.52%      12.85%
  Net interest margin...       3.42%       3.44%       3.15%       2.88%       2.89%
  Efficiency ratio(2)...      66.34%      63.84%      77.21%      66.80%      66.48%
Asset Quality
 Ratios(1)(3):
  Nonperforming assets
   to total loan and
   other real estate....       0.48%       0.82%       0.79%       0.73%       1.59%
  Net charge-offs to
   average loans........       1.48%       0.37%       0.15%       0.14%       0.11%
  Allowance for loan
   losses to total
   loans................       1.27%       0.67%       0.75%       0.77%       0.89%
  Allowance for loan
   losses to
   nonperforming
   loans(3).............        313%         91%        107%        112%         59%
Capital Ratios(1):
  Tangible capital
   ratio................       7.99%       7.40%       6.60%       5.97%       5.31%
  Average shareholders'
   equity to average
   total assets.........      12.99%      12.11%       6.83%       6.53%       6.41%
  Core capital ratio....       7.99%       7.40%       6.60%       5.97%       5.31%
  Risk-based capital
   ratio................      16.70%      15.69%      15.06%      14.86%      14.84%

--------
(1) At period end, except net charge-offs to average loans and average shareholders' equity to average total assets.
(2) Calculated by dividing total noninterest expenses, excluding securities losses, by net interest income plus noninterest income.
(3) Nonperforming loans consist of nonaccrual loans and loans contractually past due 90 days or more.
(4) For 1997, the period presented is for January 7, 1997 to December 31, 1997.
(5) A provision of approximately $7.7 million was recorded to increase the allowance for loan losses for increased risk of losses in the automobile loans, primarily indirect dealer loans, within the Bank's portfolio--see "Allowance for Loan Losses" beginning on page 36. This should be considered in comparing the results of the year ended December 31, 1998.

                                 RISK FACTORS

  Prospective investors should carefully review the following factors, as well as the other information contained in this Prospectus, before deciding to make an investment in the Superior Securities.

SOURCE OF PAYMENTS ON THE SENIOR NOTES

  General. The Company is a holding company with no business operations of its own. The Company's only significant asset will be the Bank Capital Stock. Other than any proceeds from the Offering retained by it or reserved in the Interest Reserve Account, the Company's only source of cash to pay interest on and principal of the Senior Notes will consist of distributions from the Bank. The Company has reserved $5.1 million in the Interest Reserve Account, as required under the terms of the Indenture. The Company expects that the Bank will pay quarterly or semi-annual dividends sufficient to service the Senior Notes and the Company's other indebtedness. Current operating budget assumptions include projections through 2001 indicating that earnings at the Bank level available for dividends should be sufficient as a source of payments on the Senior Notes. At September 30, 1998, $6.71 million was available for distribution from the Bank to the Company. However, there can be no assurance that the earnings of the Bank will be sufficient to make distributions to the Company to enable it to pay interest on the Senior Notes when due or principal of the Senior Notes at maturity or that such distributions will be permitted by applicable federal banking laws and regulations.

  Default or Change of Control. Distributions from the Bank may not be sufficient to pay the principal amount of the Senior Notes prior to maturity upon the occurrence of an Event of Default (as defined in the Indenture) or to repurchase the Senior Notes upon a Change of Control (as defined in the Indenture). If there shall occur an Event of Default or a requirement for the Company to repurchase the Senior Notes upon a Change of Control or, in the event that earnings from the Bank are not sufficient to make distributions to the Company to enable it to pay the principal amount of the Senior Notes at maturity, the Company may be required to adopt one or more alternatives, such as borrowing funds or selling its equity securities and/or the equity securities or assets of the Bank. There can be no assurance that any of the foregoing actions could be effected on satisfactory terms, that any of the foregoing actions would enable the Company to pay the principal amount of the Senior Notes or that any of such actions would be permitted by the terms of the Indenture or applicable federal banking laws and regulations.

  Regulatory limitations on distributions from the Bank to the Company. Federal banking laws and regulations, including the regulations of the OTS, limit the Bank's ability to pay dividends and make other capital distributions. OTS regulations currently permit a "Tier 1" association, such as the Bank, to make capital distributions without OTS approval during a calendar year up to the higher of (i) 100% of its net income to the date of such distribution during the calendar year plus the amount that would reduce by one-half its surplus capital ratio at the beginning of the calendar year; or (ii) 75% of its net income over the most recent four quarters. See "Regulation--Regulation of Federal Savings Institutions--Capital Distribution Regulation." The Bank generally may not declare dividends or make any other capital distribution to the Company if, after the payment of such dividend or other distribution, the Bank would be undercapitalized. In addition, the Home Owners' Loan Act ("HOLA") requires every savings institution subsidiary of a savings and loan holding company to give the OTS at least 30-days advance notice of any proposed dividends or capital distributions. The OTS may prohibit any dividend or other capital distribution that it determines would constitute an unsafe or unsound practice. There are also various statutory and regulatory limitations on the extent to which the Bank can finance or otherwise transfer funds to the Company or nonbanking subsidiaries of the Company, whether in the form of loans, extensions of credit, investments or asset purchases. The Director of the OTS may further restrict these transactions in the interests of safety and soundness. See "Regulation-- Regulation of Federal Savings Institutions--Capital Distribution Regulation."

Adequacy of Allowance for Loan Losses

  How the allowance is determined. The Bank's allowance for losses in its loan portfolio amounted to $10.5 million or 1.27% of total loans at December 31, 1998. In determining the adequacy of the Bank's allowance for loan losses in the future, the Company will consider, among other things:

  . current and future economic conditions and their anticipated impact on specific borrowers;

  . the level of classified and criticized assets and the risk factors associated with each such asset;

  .  the level of past due and nonperforming assets;

  . the level of the allowance in relation to total loans and to historical and current loss levels; and

  .  the growth and composition of the loan portfolio.

  Events that may render the allowance inadequate. If delinquency levels increase as a result of adverse general economic conditions, or other factors beyond the Company's control, the allowance for loan losses may not be adequate. In addition, there can be no assurance that the Bank will not experience significant losses in its loan portfolio which may require significant increases to the allowance for loan losses in the future. Such increases may adversely affect the Bank's, and therefore the Company's, results of operations and financial condition.

Interest Rate Risk

  Net interest income. The Company's operating results depend to a large extent on its net interest income, which is the difference between the interest income earned on interest earning assets and the interest expense incurred in connection with its interest bearing liabilities. Changes in the general level of interest rates can affect the Company's net interest income by affecting the spread between the Company's interest earning assets and interest bearing liabilities. This may be due to the disparate maturities when repricing the Company's interest earning assets and interest bearing liabilities.

  Some effects of changes in interest rates. In addition to its effect on the Company's interest rate spread, changes in the general level of interest rates also affect, among other things;

  .  the ability of the Company to originate loans;

  . the value of the Company's interest earning assets and its ability to realize gains from the sale of certain assets held for sale;

  .  the average life of the Company's interest earning assets;

  .  the value of the Company's mortgage servicing rights; and

  . the Company's ability to obtain deposits in competition with other available investment alternatives.

  Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond the control of the Company.

Dependence on Key Personnel

  General. The future success of the Company and the Bank depends in large part on the services and efforts of its key personnel and the Company's ability to attract, motivate and retain highly qualified employees. Competition for such employees is intense, and the process of locating key personnel with the combination of skills and attributes required to execute the Company's strategy is often lengthy.

  The Chief Executive Officer. In particular, the Company will be highly dependent on the management services of C. Stanley Bailey, who has been appointed as the Chairman of the Board of Directors and Chief Executive Officer of the Company and the Bank and other key executives, each of whom is considered important to the success of the Company. The loss of such personnel or other members of senior management could have a material adverse effect on the Company and the Bank. See "Management."

Dividends

  Restrictions on Payment. Payment of dividends on the Company's stock is at the discretion of the Board of Directors of the Company, subject to applicable regulatory and other restrictions imposed by law and subject to the terms of the Indenture governing the senior notes. For a description of such restrictions, see "Regulation--Regulation of Federal Savings Institutions-- Capital Distribution Regulation," "Description of Senior Notes" and "Description of Capital Stock."

  The Company's plans to pay dividends. The Company does not presently have a plan for payment of dividends on the common stock and does not presently expect to pay dividends on its stock. The Company's ability to pay dividends on its stock will depend principally on the ability of the Bank to pay dividends to the Company. The Bank's ability to pay such dividends is limited by certain regulatory requirements. See "Regulation--Regulation of Federal Savings Institution--Capital Distribution Regulation."

Absence of Public Market

  There has been only a limited public market for the Company's stock and the senior notes. Trades in the stock are posted on the Nasdaq OTC Bulletin Board. Although the Company intends to apply to have the common stock listed on a national and/or regional securities exchange or inter-dealer quotation service upon satisfaction of the applicable minimum listing requirements, no assurance can be made as to when, if at all, the Company will satisfy such listing requirements or if any such application will ultimately be approved. Consequently, there is no assurance that an active public trading market for either or both of the stock or the senior notes will develop or be sustained.

Economic Conditions

  The success of the Company will depend to a certain extent upon general economic conditions, particularly in the areas in which the Bank conducts its business activities. Adverse changes in the economic conditions of these areas may impair the ability of the Bank of collect loans and might otherwise have an adverse effect on its business, including the demand for new loans, the ability of customers to repay loans and the value of both the real estate which secures its loans and its foreclosed assets.

Competition

  General. The Bank experiences substantial competition both in attracting and retaining deposits and in making loans. Its most direct competition for deposits historically has come from other thrift institutions, commercial banks and credit unions doing business in its market areas.

  Competition from non-banking sources. In addition, as with all banking organizations, the Bank has experienced increasing competition from non-banking sources. For example, the Bank competes for funds with full service and discount broker-dealers and with other investment alternatives, such as mutual funds and corporate and governmental debt securities.

  Loans and deposits. The Bank's competition for loans comes principally from other thrift institutions, commercial banks, mortgage banking companies, consumer finance companies, insurance companies and other institutional lenders. A number of institutions with which the Bank competes for deposits and loans have significantly greater assets, capital and other resources than the Bank. In addition, many of the Company's competitors are not subject to the same federal regulation that governs savings and loan holding companies such as the Company and federally chartered and federally insured savings institutions such as the Bank. As a result, many of the Company's competitors have advantages over the Company in conducting certain businesses and providing certain services.

Regulation

  Current regulatory regimes. Both the Company, as a unitary thrift holding company, and the Bank, as a federally chartered savings institution, are subject to significant governmental supervision and regulation, which is intended primarily for the protection of depositors and the federal deposit insurance funds. Statutes and regulations affecting the Company and the Bank may be changed at any time, and the interpretation of these statutes and regulations by regulatory authorities and the courts also is subject to change. There can be no assurance that future changes in applicable statutes and regulations or in their interpretation will not adversely affect the business of the Company and Bank. The Company is subject to regulation and examination by the OTS, and the Bank is subject to examination by the OTS and by the FDIC. There can be no assurance that the OTS or the FDIC will not, as a result of such regulation and examination, impose various requirements or regulatory sanctions upon the Company or the Bank, as applicable. In addition to governmental supervision and regulation, each of the Company and the Bank is subject to changes in federal and state laws, including changes in tax laws, which could materially and adversely affect the real estate industry, such as a repeal of the federal mortgage interest deduction. See "Regulation."

  Proposed legislation. The United States Congress is considering legislation to enact certain financial services reforms. As proposed, the legislation would not directly affect the nature of the thrift charter; however, the legislation would preclude commercial companies from acquiring thrift charters. Under existing law, commercial companies are allowed to own thrift institutions, and those companies presently holding thrift charters would be permitted to retain the institutions they presently own. The prospective limitation on commercial companies in the proposed legislation would have an impact on the value of thrift institutions by limiting the number of potential purchasers.

                                  THE COMPANY

  The Company is a thrift holding company organized under the laws of Delaware and headquartered in Ft. Smith, Arkansas. The Company was organized in 1997 as SFC Acquisition Corp. for the purpose of acquiring the Bank, a federally chartered thrift institution. The Bank was founded in 1934 in Fort Smith, Arkansas. In 1992, the Bank was acquired by Boatmen's Bancshares, Inc. ("Boatmen's") for $27.0 million in a purchase transaction which created no purchase accounting goodwill. In turn, Boatmen's was acquired by NationsBank in 1997. The Bank has expanded through de novo growth and acquisitions to 50 branches concentrated in Ft. Smith, Little Rock, and eastern Oklahoma. At December 31, 1998 the Company had consolidated assets of $1.4 billion, and shareholders equity of $101.8 million. At December 31, 1998, the Bank had deposits of $970.8 million and gross loans of $825.6 million.

  As a wholly owned subsidiary of Boatmen's and then NationsBank, the Company's operations were never fully integrated into the parent's infrastructure and remained essentially autonomous. This arms-length relationship with successive owners allowed for a stable management and operating environment which produced strong financial performance unobstructed by the customer disruptions often associated with multiple consolidations. However, this relationship did not permit the Bank to capitalize fully upon its strong brand recognition, excellent community reputation, significant market share, and the stability of the region's economy.

  The Company's acquisition of the Bank (the "Acquisition") was financed through the private placement of $97.5 million of the Company's common stock par value $0.01, (the "Common Stock") and $60.0 million of 8.65% Senior Notes due April 1, 2003 (the "Senior Notes") (the "Private Placement") and a $20.0 million loan from Colonial Bank (the "Loan"). The large debt component of the Acquisition financing has created a high degree of leverage at the level of the Company (as opposed to the Bank). At December 31, 1998, the Company's leverage ratio was 2.85%. Furthermore, as a consequence of the purchase method of accounting used in the Acquisition, there is a significant non-cash amortization charge against for goodwill which was created. This charge reduces the Company's reported GAAP earnings by approximately $3.3. million annually. In addition, the Senior Notes and the Loan have created a debt service expense of approximately 7.1 million annually.

  The accounting treatment applied to the Acquisition created a material difference between the book value of the Common Stock ($10.10) and its tangible book value ($3.71). This difference derives from the accounting treatment of the acquisition at the Company level, as opposed to the accounting treatment required at the Bank level. The Company recorded at the holding company level $80.0 million in debt incurred to finance the Acquisition. In addition, $64.0 million of allocated goodwill has been recorded, under push-down accounting principles, at the Bank level.

  The following table sets forth certain comparative information illustrating the relative range of book value, tangible book value and per share price of other financial institution holding companies similar in asset size to the Company.

                                   Book
                                   Value           3/15/99
                           Total    per  Tangible   Stock  Price/                 Mkt.
                           Assets  Share   Book     Price   Book  Price/Tangible   Cap
    Company Name           ($000)   ($)  Value ($)   ($)    (%)      Book (%)    ($000)
    ------------         --------- ----- --------  ------- ------ -------------- -------
Sun Bancorp. Inc. ...... 1,515,403 10.96   4.95     19.81   1.81       4.00      141,667
Simmons First National
 Corporation............ 1,464,362 21.29  16.54     33.50   1.57       2.03      208,012
Commercial Bank of New
 York................... 1,462,334 16.48  13.58     12.75   0.77       0.94       67,614
ISB Financial
 Corporation............ 1,401,630 18.91  11.99     20.88   1.10       1.74      143,659
Jefferson Savings
 Bancorp, Inc. ......... 1,383,460 13.13  10.78*    13.25   1.01       1.23      124,971
Superior Financial
 Corp................... 1,378,716 10.10   3.71      9.69    N/A        N/A
First Essex Bancorp,
 Inc.................... 1,248,014 12.75   9.55     17.00   1.33       1.78      129,398
Independent Bank
 Corporation............ 1,085,258  9.44   6.90     18.48   1.96       2.68      136,461
Sterling Bancorp........ 1,044,445 12.31   9.73     20.13   1.63       2.07      165,198
Ottawa Financial
 Corporation............   938,030 13.47  11.08     22.75   1.69       2.05      123,946
Lakeland Financial
 Corporation............   978,909  9.51   7.54*    18.25   1.92       2.42      105,794
Peoples Bancorp Inc.....   880,284 14.99  11.14     24.00   1.60       2.15      137,715
Average:**.............. 1,218,375 13.93  10.34     20.07   1.49       2.10      134,948

--------

Data (except stock price) as of December 31, 1998.

*Calculated on the basis of publicly available information.

**Not including Superior Financial Corp.

Business Objectives

  It is the Company's goal to maximize shareholder value. The Company's business strategy is based on a series of initiatives, both short- and long-term, to achieve this goal. These initiatives are designed to unleash the inherent strength of the franchise which has not been fully realized. These various initiatives combine the following elements:

  . embarking on a series of short-term and intermediate-term initiatives designed to enhance suboptimal business practices of the Bank thereby increasing revenue and enhancing operating efficiency

  . expanding the loan portfolio and transaction deposit accounts through market-share growth and selective de novo branching, specifically targeting the account relocation expected to take place as a result of in market merger-related customer dislocations;

  . expanding the Bank's product offerings to encompass a wider range of products and services which will be offered by a locally owned and operated financial company with motivated employees;

  . enhancing delivery systems options by offering expanded ATM, telephone, and personal computer based banking services; and

  .  maintaining financial safety and soundness.

Short-Term Initiatives

  The Bank was never fully integrated into the Boatmen's or NationsBank infrastructure, and, therefore, certain inefficient banking practices existed which were discovered by management during the Acquisition. As a result of these findings, management began a campaign of near-term initiatives designed to enhance revenue and improve operating efficiency. Many of these identified near-term initiatives have already been completed, while others are underway. A status report regarding specific short-term initiatives is as follows:

  Branch Rationalization: In August and September 1998, the Bank completed the sale of nine branch facilities located in Oklahoma and Arkansas. The Bank has entered into an agreement to sell one additional facility in Oklahoma. The sale of this facility should be completed in the first quarter of 1999. These branches were determined to be either unprofitable, or not in geographic or demographic locations deemed to fit the strategic direction of the Bank.

  Expense Reduction: Expense reductions relating to contract renewals and renegotiations were completed in early 1998. Furthermore, unnecessary NationsBank related inter-company expenses have been eliminated.

  Revenue Enhancements: The opportunity to realize revenue enhancements through the optimal use of free cash, Federal Home Loan Bank funding, and reserve levels have already been addressed and is anticipated to contribute to the Bank's reported income in the current and future years. Currently under review is the potential to implement ATM surcharges and to begin assessing fees to certain types of deposit products.

  Balance Sheet Optimization: The Bank has taken steps to enhance the earnings contribution of its balance sheet through the redeployment of cash and overnight investments into higher-yielding securities and loans, growth of transaction deposit accounts, use of FHLB borrowing capabilities and an increased loan-to-deposit ratio.

Growth Strategy

  The Company's growth strategy focuses on targeting customers displaced and disenchanted as a result of industry consolidation in Superior's immediate and contiguous markets. Management believes that the ongoing consolidation in the financial services industry provides significant opportunities for local, community-oriented financial institutions to capitalize on the resulting merger dislocation of many customers. The Company is positioned to exploit these opportunities as a newly independent organization. Furthermore, its reputation in its market for strong service and its "totally free checking" product should help it to cultivate these customers.

  The Company plans to capture these customers where it currently has a presence and through geographic expansion via de novo branching and acquisitions. The Bank has begun building four branches, two in Little Rock and one each in Conway and Ft. Smith. These locations will introduce a branch design that emphasizes speed of service and convenience. The Bank opened a loan production office in the Tulsa market in October, 1998.

Financial Products and Services

  The Company provides a wide range of retail and small business services including non-interest bearing and interest bearing checking, savings and money market accounts, certificates of deposit, and individual retirement accounts. In addition, the Company offers an extensive array of real estate, consumer, small business, and commercial real estate loan products. Other financial services include automated teller machines, debit card, credit related life and disability insurance, safety deposit boxes and telephone banking.

  The Company has been effective in establishing primary banking relationships with lower to middle income market segments through the successful execution of its "totally free checking" programs. This has resulted in the Company having over 160,000 checking customers with average non-interest revenue of approximately $115 per account annually. Much of this success can be attributed to the customer-oriented service environment created by the Bank's personnel.

  In 1998, management implemented certain initiatives designed to improve the franchise through enhancing the menu of financial products and services it offers. These initiatives will allow the Bank to target additional customers as well as cross-market to its existing, loyal customer base. For example, management has introduced a comprehensive sales training and a performance based incentive plan for all branch personnel. Furthermore, the Company is currently establishing the means to offer a full array of consumer investment and insurance products through a dedicated, branch-based sales force. The addition of these services will make it possible for the Company's customers to take care of essentially all of their financial needs in one place. Moreover, crucial to the success of these related initiatives is the addition of key leadership in the areas of mortgage and small business lending. These additions, in concert with an expanded presence in metropolitan markets, should position the Company to provide the locally approved lending relationship desired by small business owners and individual consumers.

Delivery Systems

  Management intends to enhance the Bank's existing delivery network through various initiatives designed to make banking with the Company more attractive to new and existing customers. Essential to the successful growth of the Company is the recognition and fulfillment of its customers' desires to use a variety of delivery channels to satisfy their financial needs. In this context, the Company plans to add six new ATM locations by the end of 1998 to its network of 53 ATMs. In addition, significant progress has been made in establishing a telephone sales and service function that not only provides routine customer information, but also allows customers to pay bills, transfer money, order checks, and apply for loans 24 hours a day, seven days a week. The Company is providing similar capability to those customers who prefer to use personal computers to transact banking business and manage their finances.

Asset Quality

  The successful implementation of the Company's business strategy requires an emphasis on maintaining asset quality. The Board of Directors and senior management regularly monitor asset quality with staff support provided by a dedicated loan review function. In addition, lending units are supported by credit scoring models and centralized review.

  As of December 31, 1998 the Company's allowance for loan losses approximates 1.27% of total loans. In addition, the Company has adopted procedures to achieve rapid resolution of non-performing loans and prompt and efficient liquidation of real estate, automobiles and other forms of collateral. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations--non-performing Assets").

Facilities

  The Company currently offers a broad range of banking services through a total of 50 branch offices located in central and northwestern Arkansas and eastern Oklahoma as follows:

                                                                No. of   Square
      Market Area                                              Locations Footage
      -----------                                              --------- -------
      Fayetteville/Springdale MSA.............................      4     10,831
      Ft. Smith/Van Buren MSA.................................      7    127,230
      Little Rock MSA.........................................     11     74,010
      Hot Springs MSA.........................................      4     16,690
      Eastern Oklahoma........................................     13     57,942
      North and Central Arkansas..............................     11     37,208

  The Company owns 35 offices and leases the remaining 15 locations. The leases have a range of terms and renewal options. Two of these facilities are multi-story, multi-tenant offices. The Superior Tower located in Ft. Smith consists of 95,000 square feet and is 63% occupied by the Company. The other facility located in downtown Little Rock contains 45,000 square feet and is 53% occupied by the Company. The Company has entered into an agreement to sell one branch in Oklahoma.

  The Company is expanding its branch network through the addition of four locations in Little Rock, Conway, and Ft. Smith. Three of these offices are being constructed on land currently owned by the Company.

Subsidiaries

  The Company's principal subsidiary is the Bank. The Bank owns a subsidiary, SFS Corporation, and a second-tier subsidiary, Southwest Protective Life Insurance Company, which sells consumer loan credit life insurance to consumer loan borrowers of the Bank.

Competition

  The banking industry in the Company's market area is highly competitive. In addition to competing with commercial and savings banks and savings and loan associations, the Company competes with credit unions, finance companies, mortgage companies, brokerage and investment banking firms, asset-based non-bank lenders, and other non-financial institutions. The Company has been able to compete effectively through the use of its "totally free checking" program, strong community reputation, and excellent customer service.

  A substantial number of the banks operating in the Company's market area are branches or subsidiaries of much larger regional or national banking companies. While these organizations may have greater resources, management believes their customers are experiencing disruption in services as a result of merger and consolidation activities. Management believes that this merger-related dislocation creates significant opportunities for the locally based institution which is committed to quality customer service, competitive fees and interest rates, and active community involvement. See "Risk Factors-- Competition."

Employees

  As of December 31, 1998, the Company had 637 full-time employees, and 154 part-time employees. None of the employees were represented by any union or similar group, and the Company has not experienced any labor disputes arising from any such organized labor group. The Company provides medical, hospitalization, and group life insurance to eligible employees. In addition, the Company provides a competitive 401(k) plan to which it contributes up to 3% of employee salaries on a matching basis with customary vesting requirements.

Litigation

  As a result of the Acquisition, the Company succeeded to NationsBank's right and interest in the proceedings brought under the caption Superior Federal Bank, F.S.B. vs. United States (No. 95-769C) (the "Goodwill Litigation"). The Goodwill Litigation relates to claims for damages by the Bank against the United States. Under the terms of the Stock Purchase Agreement with NationsBank, the Company has agreed to pay NationsBank 50% of any net recovery (total recovery obtained in a judgment or settlement of the claims less litigation expenses). The Company is unable to estimate the likelihood or amount of any judgment or settlement.

                             THE PRIVATE PLACEMENT

  On December 3, 1997, the Company entered into a Stock Purchase Agreement with the Bank and NB Holdings, Inc., a subsidiary of NationsBank (the "Purchase Agreement"), which provided for the Company's purchase of the Bank Capital Stock. In order to raise the funds necessary to complete the Acquisition, the Company entered into agreements (each, a "Founder's Agreement" and collectively, the "Founders' Agreements") with each of the Placement Agent, Financial Stocks, Inc. (the "Lead Investor") and C. Stanley Bailey, presently Chairman and Chief Executive Officer of the Company (each, a "Founder" and collectively, the "Founders").

  Pursuant to the Founder's Agreement between the Company and the Lead Investor, affiliates of the Lead Investor purchased 2,344,300 shares of Common Stock at a price of $9.60 per share, for an aggregate of $22.5 million. Pursuant to the Founder's Agreement between the Company and the Placement Agent, the Placement Agent purchased 552,083 shares of Common Stock at a price of $9.60 per share, or an aggregate of $5.3 million. The agreement also provided for the payment by the Company to the Placement Agent of (i) a transaction fee equal to 1.5% of the aggregate purchase price paid in the Acquisition, or approximately $2.4 million and (ii) placement agent fees totaling $4.88 million as follows: 4% of the aggregate proceeds from the sale of the Common Stock (less the amount purchased by the Founders), 3.5% of the aggregate proceeds from the sale of the Senior Notes, and 1.5% of the aggregate proceeds of the Loan (as defined below).

  Certain affiliates of the Lead Investor, collectively, and the Placement Agent each advanced the Company $500,000 to cover certain transaction expenses incurred by the Company in connection with the Acquisition. Before the Private Placement was completed, the Company did not have funds to pay these expenses and was unable to borrow money for such purposes at reasonable rates. In the completion of the Private Placement and the Acquisition, the Company satisfied its debt to the Lead Investor and the Placement Agent by issuing to each of them 100,000 shares of Common Stock. For purposes of satisfying this debt, the Company discounted the value of the shares to $5.00 per share based upon (i) the extraordinarily high risk incurred by such affiliates of the Lead Investor and the Placement Agent in advancing the funds when the Company had no source of funds for repayment, (ii) the time-value of the funds advanced, (iii) the value to the Company of not having to reduce cash available for operating expenses by satisfying the debt in cash and (iv) by reference to the Black-Scholes pricing formula, which, when applied to options for the Common Stock, indicated a value of approximately $5.00 per share.

  Pursuant to the Founder's Agreement between the Company and Mr. Bailey, Mr. Bailey purchased 104,166 shares of common stock at a price of $9.60 per share, for an aggregate of $1.0 million. Mr. Bailey's Founder's Agreement also provided for the grant of certain options to acquire common stock. See "Management-- Employment Agreements."

  Before the completion of the Private Placement, the Company negotiated a credit facility with Colonial Bank for the loan of $20.0 million (the "Loan"). The promissory note under the Loan is for a term of two years and bears interest at a rate per annum equal to LIBOR plus one hundred seventy five basis points (1.75%). The Loan is secured by the pledge of 460 shares of the Bank Capital Stock, which is equal to 46% of the issued and outstanding Bank Capital Stock. The Loan closed on April 1, 1998, the date the Private Placement and the Acquisition were completed.

  On April 1, 1998, the Company and Keefe, Bruyette & Woods, Inc. as Placement Agent, completed the sale of $97.5 million of Common Stock and $60.0 million of Senior Notes in the Private Placement. The proceeds of the Private Placement, together with the Loan proceeds and the proceeds raised under the Founders' Agreements, were used primarily to fund the Acquisition. See "Use of Proceeds." In connection with the Private Placement, the Company entered into the Registration Rights Agreement with the initial purchasers of the Superior Securities and the Placement Agent, pursuant to which, among other things, the Company agreed to file within 120 days a shelf registration statement with the Commission providing for the offer and sale of the Superior Securities. The Registration Statement of which this Prospectus forms a part has been filed in satisfaction of such requirements. See "Registration Rights."

                      RATIOS OF EARNINGS TO FIXED CHARGES

  The following unaudited table presents the consolidated ratios of earnings to fixed charges. The ratio of earnings to fixed charges has been computed by dividing income before income taxes and fixed charges by fixed charges. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits) and the portion of net rental expense which is deemed to be equivalent to interest on debt. Interest expense (other than on deposits) includes interest on notes and debentures, Federal Home Loan Bank borrowings, federal funds purchased and securities sold under agreements to repurchase, mortgages, and other funds borrowed. The pro forma ratio of earnings to fixed charges to combined fixed charges has been presented to reflect the interest expense of the Senior Notes issued as part of the Private Placement.

                                                      Year Ended December 31,
                                                    ----------------------------
                                                    1998 (A) 1997 1996 1995 1994
                                                    -------- ---- ---- ---- ----
Earnings to Fixed Charges--Company:
 Excluding interest on deposits
 Actual...........................................    1.53    --   --   --   --
 Pro Forma........................................    1.34    --   --   --   --
 Including interest on deposits
 Actual...........................................    1.13    --   --   --   --
 Pro Forma........................................    1.09    --   --   --   --
Earnings to Fixed Charges--Bank:
 Excluding interest on deposits
 Actual...........................................    2.83   3.83 2.73 3.47 5.64
 Pro Forma........................................    2.77   4.25  --   --   --
 Including interest on deposits
 Actual...........................................    1.28   1.44 1.26 1.35 1.44
 Pro Forma........................................    1.28   1.46  --   --   --

--------

(A) The twelve months ended December 31, 1998, include a $7.7 million provision for loan losses--See Allowance for Loan Losses beginning on page
    36. This should be considered in comparing the results of the twelve months ended December 31, 1998.

                              RECENT DEVELOPMENTS

Overview

  The Company is a unitary thrift holding company. The Company was organized in 1997 as SFC Acquisition Corp. for the purpose of acquiring the Bank. On April 1, 1998 the Company completed the Private Placement and used the proceeds to acquire 100% of the Bank Capital Stock. This transaction was accounted for using the purchase method of accounting for business combinations, and accordingly, the results of operations of the Bank were consolidated with those of the Company from April 1, 1998, the date of the acquisition. Prior to the acquisition of the Bank on April 1, 1998, the Company did not have any operations, other than the costs associated with the Private Placement. The Bank is a federally chartered savings association.

  Net income available to common shareholders for the Company for the twelve months ended December 31, 1998 was $6.7 million, or $0.88 per share--basic and diluted.

  The following table presents for the periods indicated certain summary consolidated financial data reflecting the Company's results of operations and financial condition. The results of operations of the Bank have been consolidated with those of the Company from April 1, 1998, the date of the Acquisition.

                                                           Twelve Months Ended
                                                            December 31, 1998
                                                          ----------------------
                                                               (unaudited)
                                                          (Dollars in thousands,
                                                          except per share data)
Income Statement Data:
 Net income available to common shareholders............        $    6,675
 Net income per share--Basic(1).........................              0.88
 Net income per share--Diluted(2).......................              0.88
 Weighted average common shares outstanding--Basic (in
  thousands)(1).........................................             7,595
 Weighted average common shares outstanding--Diluted (in
  thousands)(2).........................................             7,595
                                                            December 31, 1998
                                                          ----------------------
                                                          (Dollars in thousands
                                                          except per share data)
Balance Sheet Data(3):
 Total assets...........................................        $1,378,716
 Loans..................................................           825,633
 Goodwill...............................................            64,130
 Total deposits.........................................           970,821
 Debt:
 Term Loans.............................................            20,000
 Senior Notes...........................................            60,000
 Total shareholders' equity.............................           101,812
 Book value per share...................................             10.10
 Tangible book value....................................              3.71
Asset Quality Ratios(3):
 Nonperforming assets to loans and other real estate....             0.48%
 Allowance for loan losses to nonperforming loans(4)....              313%
Capital Ratios(5)
 Tangible Capital Ratio (6)--Company....................             2.85%
 Tangible Capital Ratio (6)--Bank.......................             7.99%
 Average Shareholders' equity to average total assets
  (6)--Company..........................................             6.84%
 Average Shareholders' equity to average total assets
  (6)--Bank.............................................            12.99%
 Core Capital Ratio (6)--Company........................             2.85%
 Core Capital Ratio (6)--Bank...........................             7.99%
 Risk-based capital Ratio (6)--Company..................             5.50%
 Risk-based capital Ratio (6)--Bank.....................            16.70%

--------
(1) Net income per share is based upon the weighted average number of common shares outstanding.
(2) Net income per share is based upon the weighted average number of common shares outstanding and common share equivalents during the period.
(3) At period end.
(4) Nonperforming loans consist of nonaccrual loans and loans contractually past due 90 days or more.
(5) Capital ratios calculated at the Company and Bank level.
(6) Core capital and risk-based capital ratios calculated at the Company and Bank level.

              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

  The following unaudited pro forma combined statements of income for the years ended December 31, 1998 and 1997 and for the nine month period ended September 30, 1998 give effect to the following transaction:

  On April 1, 1998 the Company paid $162.5 million to acquire 100% of the Bank Capital Stock. This transaction has been accounted for using the purchase method of accounting for business combinations, and accordingly, the results of operations of the Bank were consolidated with those of the Company from April 1, 1998, the date of the acquisition. The assets and liabilities of the Bank were adjusted to fair value at the purchase date. The pro forma combined statement of income for the years ended December 31, 1998 and 1997, are presented as if the transaction had occurred on January 1, 1997.

  The pro forma adjustments reflected in the pro forma combined statement of income represent estimated values and amounts based on available information regarding the Bank's assets and liabilities. The actual adjustments that will result from the transaction will be based on further evaluations and may differ substantially from the adjustments presented herein. The pro forma combined statements of income are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have been achieved had the transaction been consummated as of the dates indicated or of the results that may be obtained in the future.

  The pro forma combined statements of income should be read in conjunction with the accompanying notes and historical financial statements of the Company and the Bank appearing elsewhere in this Prospectus and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                    PRO FORMA COMBINED STATEMENT OF INCOME

                     For the Year Ended December 31, 1998
                                  (Unaudited)

                                Superior       Superior
                             Financial Corp. Federal Bank  Pro forma      Pro
                                   (A)           (B)      Adjustments    forma
                             --------------- ------------ -----------   -------
                                (In thousands except for per share data.)
Interest income............      $63,094       $ 20,741     $   --      $83,835
Interest expense...........       38,732         11,706       1,925 (F)
                                                               (155)(C)  52,208
                                 -------       --------     -------     -------
Net interest income .......       24,362          9,035      (1,770)     31,627
Provision for loan losses..        1,021          7,765           0       8,786
                                 -------       --------     -------     -------
Net interest income after
 provision for loan
 losses....................       23,341          1,270      (1,770)     22,841
Noninterest income.........       19,195          5,516                  24,711
Noninterest expenses.......       31,616         10,833        (231)(D)  42,218
                                 -------       --------     -------     -------
Income (loss) before income
 taxes.....................       10,920         (4,047)     (1,539)      5,334
Income tax expense
 (benefit).................        4,245           (282)       (601)(E)   3,362
                                 -------       --------     -------     -------
Net income (loss)..........      $ 6,675       $ (3,765)    $  (938)    $ 1,972
                                 =======       ========     =======     =======
Average common shares
 outstanding during
 period--Basic (G).........        7,595              1          (1)      7,595
Net income (loss) per
 common share--Basic.......      $  0.88       $(3,765)     $   --      $ (0.26)
Average common shares
 outstanding during
 period--Diluted (H).......        7,595              1          (1)      7,595
Net income (loss) per
 common share--Diluted.....      $  0.88       $(3,765)     $   --      $ (0.26)

--------

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
(A) Represents historical income statement of Superior Financial Corp. including operations of Superior Federal Bank, F.S.B. from April 1, 1998, the date of the acquisition.
(B) Represents historical income statement of Superior Federal Bank, F.S.B. for the three months ended March 31, 1998. The historical financial statements of the Bank for the three months ended March 31, 1998 include a provision of approximately $7.7 million to increase the allowance for loan losses for increased risk of losses in the automobile loans, primarily indirect dealer loans, within the Bank's portfolio, which experienced increased historical losses in the first quarter of 1998.
(C) Reflects the reduction in interest expense from the restructuring to the FHLB advances, as a result of the acquisition.
(D) To reflect the amortization expense based upon the purchase of the Bank by the Company. Pro forma amortization expense has been calculated based upon goodwill being amortized over 20 years.
(E) To reflect the reduction in income tax expense due to the effect of the additional pro forma adjustments.
(F) Pro forma adjustment to record interest expense for additional interest costs and amortization of debt issuance costs related to the short-term debt and Senior Notes. Interest on the short-term debt is 7.44% at December 31, 1998. Interest on the Senior Notes is based on the rate of 8.65% per annum. Debt issuance costs are being amortized over the terms of the related short-term debt and Senior Notes.
(G) Net income per share based upon weighted average number of common shares.
(H) Net income per share based upon weighted average number of common shares and common share equivalents outstanding during the period.

                    PRO FORMA COMBINED STATEMENT OF INCOME

                     For the Year Ended December 31, 1997
                                  (Unaudited)

                                 Superior       Superior
                              Financial Corp. Federal Bank  Pro forma      Pro
                                    (A)           (B)      Adjustments    forma
                              --------------- ------------ -----------   -------
                                 (In thousands except for per share data.)
Interest income.............       $ --         $83,664      $           $83,664
Interest expense............         --          45,359        7,700 (E)
                                                                (780)(D)  52,279
                                   -----        -------      -------     -------
Net interest income.........         --          38,305       (6,920)     31,385
Provision for loan losses...         --           2,155                    2,155
                                   -----        -------      -------     -------
Net interest income after
 provision for loan losses..         --          36,150       (6,920)     29,230
Other operating income......         --          23,280                   23,280
Other operating expenses....          20         39,317          342 (C)  39,679
                                   -----        -------      -------     -------
Income (loss) before income
 taxes......................         (20)        20,113       (7,262)     12,831
Income tax expense..........         --           9,191       (4,137)(F)   5,054
                                   -----        -------      -------     -------
Net income (loss)...........       $ (20)       $10,922      $(3,125)    $ 7,777
                                   =====        =======      =======     =======
Average common shares
 outstanding during period--
 Basic (G)..................       7,595              1           (1)      7,595
Net income per common
 share--Basic...............         --         $10,922          --      $  1.02
Average common shares
 outstanding during the
 period--Diluted (H)........       7,595              1           (1)      7,595
Net income per common
 share--Diluted.............         --         $10,922          --      $  1.02

--------
NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
(A) Represents historical income statement of Superior Financial Corp.
(B) Represents historical income statement of Superior Federal Bank, F.S.B.
(C) To reflect the increase in amortization expense based upon the purchase of the Bank by the Company. Pro forma amortization expense has been calculated based upon goodwill being amortized over 20 years.
(D) Reflects the reduction in interest expense from the restructuring of the FHLB advances, as a result of the acquisition.
(E) Pro forma adjustment to record interest expense for additional interest costs and amortization of debt issuance costs related to the short-term debt and Senior Notes. Interest on the short-term debt is 7.44% at December 31, 1997. Interest on the Senior Notes is based on the rate of 8.65% per annum. Debt issuance costs are being amortized over the terms of the related short-term debt and Senior Notes.
(F) To reflect the reduction in income tax expense due to the deductibility of the goodwill from the purchase of the Bank and the effect of the additional pro forma adjustments.
(G) Net income per share based upon weighted average number of common shares.
(H) Net income per share based upon weighted average number of common shares and common share equivalents outstanding during the period.

                                USE OF PROCEEDS

  The Selling Holders will receive all of the proceeds from the Superior Securities sold pursuant to this Prospectus.

  On April 1, 1998, the Company completed the Private Placement and closed the Loan. Net Proceeds from the Loan and the sale of the Superior Securities in the Private Placement were approximately $170.1 million, after deducting the fees of the Placement Agent. The net proceeds from the sale of the Superior Securities in the Private Placement were used as follows: (i) $162.5 million was used to purchase the Bank Capital Stock; (ii) $5.1 million was used to establish the Interest Reserve Account in accordance with the terms of the Senior Notes, see "Description of Senior Notes--Interest Reserve Account"; and
(iii) $2.5 million was retained by the Company for general corporate purposes.

                 DIVIDENDS AND MARKET FOR SUPERIOR SECURITIES

  The Board of Directors of the Company does not presently intend to implement a policy of paying dividends on the Common Stock and does not presently expect to pay dividends on the Common Stock. Rather, the Company expects to retain earnings to support the anticipated future growth of the Company. The initiation of a cash dividend policy will depend upon a number of factors, including investment opportunities available to the Company and the Bank, capital requirements, the Company's and the Bank's financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions. No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in future periods. See "Regulation--Regulation of Federal Savings Institutions--Capital Distribution Regulation," "Description of Senior Notes-- Certain Covenants--Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries" and "Description of Common Stock."

  Dividends from the Company will depend principally on the ability of the Bank to pay dividends to the Company. As described in "Regulation--Regulation of Federal Savings Institutions--Capital Distribution Regulation," a Tier 1 institution is authorized to make capital distributions without OTS approval during a calendar year of up to the higher of (i) 100% of its net income to the date of such distribution during the calendar year plus the amount that would reduce by one-half its surplus capital ratio at the beginning of the calendar year; or (ii) 75% of its net income over the most recent four-quarter period. Applicable regulations require, however, that all savings institutions give the OTS at least 30-days advance notice of any capital distributions, and the OTS may prohibit any capital distribution that it determines would constitute an unsafe or unsound practice. As of December 31, 1998, under applicable regulations of the OTS, the total capital available for the payment of dividends by the Bank to the Company was $6.17 million, assuming application of the OTS safe harbor for capital distributions. See "Regulation--Regulation of Federal Savings Institutions--Capital Distribution Regulation."

  Unlike the Bank, the Company is not subject to the aforementioned regulatory restrictions on the payment of dividends to its shareholders, although the source of such dividends will depend, in large part, upon dividends from the Bank. The Company is subject, however, to the requirements of Delaware law, which generally limit dividends to an amount equal to the excess of the net assets of the Company (the amount by which total assets exceed total liabilities) over its statutory capital, or if there is no such excess, to its net profits for the current and/or immediately preceding fiscal year.

  Since consummation of the Private Placement, transactions in the Superior Securities have been limited, and there is a limited market for the Superior Securities at this time. Bid and ask prices of the Common Stock are currently quoted on the Nasdaq OTC Bulletin Board under the symbol SUFI. Although the Company intends to apply to have the Common Stock and the Senior Notes quoted on a national and/or regional securities exchange upon satisfaction of the applicable minimum listing requirements, no assurance can be made as to when, if at all, the Company will satisfy such listing requirements or if any such application will ultimately be approved. Accordingly, there can be no assurance that an active public trading market for either the Common Stock or the Senior Notes will develop or be sustained.

  The Company may make an underwritten public offering (the "Public Offering") of its Common Stock when and if management and the Board of Directors, in consultation with the Company's financial advisors, determine that market conditions are favorable and as the Company's capital needs may require. The Company does not presently have a need for additional capital that would warrant a Public Offering in the new future. The Company's decision to initiate and, if initiated, to consummate, the Public Offering will depend upon variable factors, many of which are beyond the Company's control. These factors include, but are not limited to, the Company's performance and results of operations for 1999, market conditions in the financial services industry, the perceived market for the Common Stock and the likelihood that the Public Offering will be sufficiently subscribed at a price that is satisfactory to the Company. The Company cannot predict with any certainty whether or not the Public Offering will be initiated, and, if it is initiated, whether or not it will be consummated. If the Public Offering is consummated, the offering price of the Common Stock sold therein will be determined at that time on the basis of then-current market conditions.

  The Public Offering, if it is initiated and consummated, will be independent of any rights of the holders of the Superior Securities under Section 3(c) of the Registration Rights Agreement. Nevertheless, the Company expects that holders of the Superior Securities will be offered the opportunity to sell Superior Securities in the Public Offering, subject to the terms and conditions of an underwriting agreement between the Company and the managing underwriter and such other limitations as the Company, in its sole discretion, may impose.

  The development of a liquid public market depends upon the existence of willing buyers and sellers, a circumstance that is not within the control of the Company. Accordingly, the number of active buyers and sellers of the Common Stock or the Senior Notes at any particular time may be limited. Under such circumstances, investors in the Common Stock or the Senior Notes could have difficulty disposing of their securities and should not view the Common Stock or the Senior Notes as a short-term investment. Accordingly, there can be no assurance that an active and liquid trading market for the Common Stock or the Senior Notes will develop or that, if developed, it will continue, nor is there any assurance that persons purchasing shares of Common Stock or Senior Notes will be able to sell them at or above the purchase price therefor.

                                 CAPITALIZATION

  The following table sets forth the consolidated capitalization of the Company as of December 31, 1998.

                                                            December 31, 1998
                                                          ----------------------
                                                                  Actual
                                                          ----------------------
                                                          (Dollars in thousands)
   Notes Payable
     Term loan..........................................        $  20,000
     Senior Notes.......................................           60,000
   Shareholders' equity
     Preferred stock, $0.01 par value; 10 million shares
      authorized, none issued and outstanding...........              --
     Common Stock, $0.01 par value; 20 million shares
      authorized, 10,080,503 shares issued and
      outstanding;(1)...................................              101
     Capital in excess of par value.....................           94,749
     Retained earnings .................................            6,655
     Accumulated other comprehensive income.............              307
                                                                ---------
       Total shareholders' equity.......................          101,812
                                                                ---------
       Total capitalization.............................        $ 181,812
                                                                =========
   Capital Ratios:(2)
     Tangible capital ratio.............................            2.85%
     Average shareholders' equity to average total
      assets............................................            6.84%
     Core capital ratio.................................            2.85%
     Risk-based capital ratio...........................            5.50%

--------
(1) Does not include approximately 750,000 actual shares of Common Stock reserved for issuance upon exercise of options.
(2) Capital ratios calculated at the Company level.

                   SELECTED CONSOLIDATED FINANCIAL DATA

  The following selected consolidated financial data should be read in conjunction with the Consolidated Financial Statements of the Company and the Bank and the Notes thereto, appearing elsewhere in the Prospectus, and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations." The selected historical consolidated financial data as of and for the year ended December 31, 1998 for the Company and as of the end of and for each of the two years in the period ended December 31, 1996 and the period from January 7, 1997 to December 31, 1997 are derived from the Bank's Consolidated Financial Statements which have been audited by independent public accountants.

                           Company                             Bank
                         ------------ ----------------------------------------------------------
                          Year Ended                 Years Ended December 31,
                         December 31, ----------------------------------------------------------
                           1998(1)       1998        1997        1996        1995        1994
                         ------------ ----------  ----------  ----------  ----------  ----------
                                               (Dollars in thousands)
Income statement data:
 Net interest income....  $   24,362  $   38,979  $   38,305  $   36,676  $   34,113  $   33,217
 Provision for loan
  losses................       1,021       8,786       2,155       1,125       1,050         300
                          ----------  ----------  ----------  ----------  ----------  ----------
 Net interest income
  after provision for
  loan losses...........      23,341      30,193      36,150      35,551      33,063      32,917
 Non-interest income....      19,195      24,711      23,280      23,370      20,572      17,389
 Non-interest expense...      31,616      42,242      39,316      46,362      36,527      33,641
                          ----------  ----------  ----------  ----------  ----------  ----------
 Income before taxes....      10,920      12,662      20,114      12,559      17,108      16,665
 Net income.............       6,675       6,409      10,922       7,634      10,397      10,125

Balance sheet data at
 period end:
 Total assets...........  $1,378,716  $1,368,171  $1,256,153  $1,206,235  $1,294,575  $1,252,203
 Securities.............     375,011     369,827     382,211     449,006     534,709     618,952
 Loans..................     825,633     825,633     697,869     674,861     639,880     528,901
 Allowance for loan
  losses................      10,472      10,472       4,660       5,058       4,930       4,686
 Total deposits.........     970,821     974,669     982,442     990,203   1,084,582   1,060,886
 Total shareholders'
  equity................     101,812     168,968     161,832      84,521      84,279      76,928

Average balance sheet
 data:
 Total assets...........  $1,292,196  $1,287,756  $1,291,295  $1,252,641  $1,272,514  $1,229,178
 Securities.............     334,321     339,384     410,876     480,728     578,879     668,610
 Loans..................     711,798     706,700     684,379     652,172     589,020     460,313
 Allowance for loan
  losses................      10,465       9,055       4,886       5,003       4,841       4,770
 Total deposits.........     984,443     991,311     995,237   1,041,920   1,064,880   1,007,654
 Total shareholders'
  equity................      88,410     167,296     156,432      85,556      83,041      78,791

Performance Ratios:
 Return on average
  assets................         .52%       0.50%       0.85%       0.61%       0.82%       0.82%
 Return on average
  common equity.........        7.55        3.83        6.98        8.92       12.52       12.85
 Net interest margin....        2.83        3.42        3.44        3.15        2.88        2.89
 Efficiency ratio.......       72.61       66.34       63.84       77.21       66.80       66.48

Asset Quality Ratios:
 Nonperforming assets to
  total loans and other
  real estate...........         .48        0.48         .82         .79         .73        1.59
 Net charge-offs to
  average loans.........        1.48        1.48         .37         .15         .14         .11
 Allowance for loan
  losses to total
  loans.................        1.27        1.27         .67         .75         .77         .89
 Allowance for loan
  losses to
  nonperforming loans...         313         313          91         107         112          59

Capital Ratios:
 Tangible capital
  ratio.................        2.85        7.99        7.40        6.60        5.97        5.31
 Average shareholders'
  equity to average
  total assets..........        6.84       12.99       12.11        6.83        6.53        6.41
 Core capital ratio.....        2.85        7.99        7.40        6.60        5.97        5.31
 Risk-based capital
  ratio.................        5.50       16.70       15.69       15.06       14.86       14.84

--------

(1) The results of operations of the Bank were consolidated with those of the Company from April 1, 1998, the date of the acquisition.

                 MANAGEMENT'S DISCUSSION AND ANALYSIS OF

              FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  Superior Financial Corp. (the "Company") is a unitary thrift holding company. The Company was organized in 1997 as SFC Acquisition Corp. for the purpose of acquiring Superior Federal Bank, F.S.B. (the "Bank"). On April 1, 1998 the Company completed the Private Placement, and the proceeds were used to acquire, in a purchase transaction, 100% of the common stock of the Bank. Prior to the acquisition of the Bank on April 1, 1998, the Company did not have any operations, other than the costs associated with the private placement offering of common stock and debt. The Bank is a federally chartered savings bank. The following Management's Discussion and Analysis of Financial Condition and Results of Operations analyzes the major elements of the Bank's balance sheets and statements of operations. This section should be read in conjunction with the Company's and the Bank's financial statements and accompanying notes and other detailed information contained in this Annual Report.

  On January 7, 1997 NationsBank, Inc. purchased the Bank from Boatmen's Bancshares, Inc. in a transaction accounted for by the purchase method of accounting for business combinations. The phrase "year ended December 31, 1997" in the remainder of this discussion and analysis refers to the period from January 7, 1997 to December 31, 1997.

For the Twelve Months Ended December 31, 1998 and 1997

Results of Operations

Company

  Prior to the acquisition of the Bank on April 1, 1998, the Company did not have any operations, other than the costs associated with the transaction and the private placement offering of the Company's common stock and debt. The Company's primary asset is its investment in 100% of the common stock of the Bank and the Company's operations are funded solely from the operations of the Bank.

  Total assets and total stockholders' equity at December 31, 1998 were $1.4 billion and $102 million, respectively. The $20 million Note Payable with Colonial Bank and the $60 million Senior Notes used to finance the acquisition of the Bank are recorded as liabilities of the Company.

  Net income for the twelve months ended December 31, 1998 was $6.675 million. Net income per share-basic and diluted for the twelve months ended December 31, 1998 were $0.88. The interest expense on the Note Payable and the Senior Notes is recorded by the Company and was $5.757 million for the twelve months ended December 31, 1998. This represents the primary difference between the operations of the Company and that of the Bank. The Company had return on average assets of .52% and return of average common equity of 7.55% for the twelve months ended December 31, 1998.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  Superior Financial Corp. (the "Company") is a savings and loan holding company. The Company was organized in 1997 as SFC Acquisition Corp. for the purpose of acquiring the Bank. On April 1, 1998 the Company completed the Private Placement, and the proceeds were used to acquire, in a purchase transaction, 100% of the common stock of the Bank. Prior to the acquisition of the Bank on April 1, 1998, the Company did not have any operations, other than the costs associated with the private placement offering. The Bank is a federally chartered savings association. The following Management's Discussion and Analysis of Financial Condition and Results of Operations analyzes the major elements of the Bank's balance sheets and statements of income. This section should be read in conjunction with the Bank's financial statements and accompanying notes and other detailed information appearing elsewhere in this Prospectus.

  On January 7, 1997 NationsBank, Inc. purchased the Bank from Boatmen's Bancshares, Inc. in a transaction accounted for by the purchase method of accounting for business combinations. The phrase "year ended December 31, 1997" in the remainder of this discussion and analysis refers to the period from January 7, 1997 to December 31, 1997.

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

RESULTS OF OPERATIONS

COMPANY

  Prior to the acquisition of the Bank on April 1, 1998, the Company did not have any operations, other than the costs associated with the transaction and the private placement offering. The Company's primary asset is its investment in 100% of the common stock of the Bank and the Company's operations are funded solely from the operations of the Bank.

  Total assets and total stockholders' equity at September 30, 1998 were $1,233 million and $103 million, respectively. The $20 million Note Payable with Colonial Bank and the $60 million Senior Notes used to finance the acquisition of the Bank are recorded as liabilities of the Company.

  Net income for the nine months ended was $4,334 million. Net income per share-basic and net income per share-diluted for the nine months ended were $0.43 and $0.40, respectively. The interest expense on the Note Payable and the Senior Notes is recorded by the Company and was $3,858 million for the nine months ended September 30, 1998. This represents the primary difference between the operations of the Company and that of the Bank. The Company had return on average assets of .67% and return of average common equity of 7.10% for the nine months ended September 30, 1998.

  Factors that determine the level of net interest income include the volume of earnings assets and interest bearing liabilities, yields earned and rates paid, fee income from portfolio loans, the level of nonperforming loans and other non-earning assets, and the amount of noninterest bearing liabilities supporting earning assets.

  Net interest income for the twelve months ended December 31, 1998 was $39.0 million, an increase of $.7 million or 1.8% from $38.3 million for the twelve months ended December 31, 1997. This resulted in a net interest margin of 3.42% and 3.44%, and a net interest spread of 3.02% and 3.16% for the twelve months ended December 31, 1998 and December 31, 1997, respectively. The decrease in the net interest margin and net interest spread was primarily the result of a lower yield on the investment portfolio caused by a general decrease in interest rates, resulting in excess principal payments.

  Interest income was flat at $83.7 million for the twelve months ended December 31, 1998 compared to the twelve months ended December 31, 1997. The overall growth in loans during the third and fourth quarters of 1998, increased interest income, but this increase was offset by the net change in the asset mix between investment securities and federal funds sold.

For the Twelve Months Ended December 31, 1997 and 1996

Results of Operations

Bank

 Net Interest Income

  Net interest income totaled $38.3 million in 1997 compared to $36.7 million in 1996, an increase of $1.6 million or 4.4%. This resulted in net interest margins of 3.44% and 3.15% and net interest spreads of 3.16% and 2.90% for 1997 and 1996, respectively.

  The primary reason for higher net interest income was growth in loans coupled with higher yields on the loan portfolio which increased to 8.02% from 7.94%. In addition, the securities portfolio yield increased 12 basis points to 6.76% for the year ended 1997, while the yield on deposits and other borrowed funds decreased 9 basis points to 4.35%.

  The following table presents for the periods indicated the total dollar amount of average balances, interest income from average interest-earning assets and interest expense on average interest-bearing liabilities, expressed both in dollars and rates. No tax equivalent adjustments were made as the Bank does not have any tax-exempt investments and all average balances are monthly average balances. Nonaccruing loans have been included in the table as loans carrying a zero yield.

                                                        Year Ended December 31
                          -----------------------------------------------------------------------------------
                                     1998                        1997                        1996
                          --------------------------- --------------------------- ---------------------------
                            Average   Interest  Avg.    Average   Interest  Avg.    Average   Interest  Avg.
                          Outstanding Earned/  Yield/ Outstanding Earned/  Yield/ Outstanding Earned/  Yield/
                            Balance     Paid    Rate    Balance     Paid    Rate    Balance     Paid    Rate
                          ----------- -------- ------ ----------- -------- ------ ----------- -------- ------
                                                        (Dollars in thousands)
Assets
Interest-earning assets:
 Loans..................  $  706,700  $56,536   8.00% $  684,379  $54,870   8.02% $  652,172  $51,800   7.94%
 Securities.............     339,384   21,487   6.33     410,876   27,765   6.76     480,728   31,902   6.64
 Federal funds sold and
  other earning assets..      92,815    5,638   6.07      18,650    1,029   5.52      30,728    1,706   5.55
                          ----------  -------         ----------  -------         ----------  -------
 Total interest-earning
  assets................   1,138,899   83,661   7.35   1,113,905   83,664   7.51   1,163,628   85,408   7.34
                                                      ----------  -------
 Less allowance for loan
  losses................       9,055      --               4,886      --               5,003      --
                          ----------  -------         ----------  -------         ----------  -------
Total earning assets,
 net of allowance.......   1,129,845   83,661          1,109,019   83,664          1,158,625   85,408
Nonearning assets.......     157,912                     182,276                      94,016
                          ----------                  ----------                  ----------
 Total assets...........  $1,287,756                  $1,291,295                  $1,252,641
                          ==========                  ==========                  ==========
Liabilities and
 stockholders' equity
Interest-bearing
 liabilities:
 Interest-bearing demand
  deposits..............  $  197,182  $ 3,787   1.92% $  188,646  $ 3,925   2.08  $  178,044  $ 3,770   2.12
 Savings and money
  market accounts.......     164,012    4,573   2.79     161,815    4,240   2.62     165,169    4,081   2.47
 Certificates of
  deposit...............     556,699   29,551   5.31     577,141   30,269   5.24     636,585   33,817   5.31
 Borrowed funds.........     114,463    6,795   5.94     114,408    6,925   6.05     117,253    7,064   6.02
                          ----------  -------         ----------  -------         ----------  -------
 Total interest-bearing
  liabilities...........   1,032,356   44,706   4.33   1,042,010   45,359   4.35   1,097,051   48,732   4.44
Noninterest-bearing
 liabilities:
 Noninterest-bearing
  demand deposits.......      73,418                      67,635                      62,122
 Other liabilities......      14,687                       6,987                       7,912
                          ----------                  ----------                  ----------
 Total liabilities......   1,120,461                   1,116,632                   1,167,085
Stockholders' equity....     167,296                     174,663                      85,556
                          ----------                  ----------                  ----------
 Total liabilities and
  stockholders' equity..  $1,287,756                  $1,291,295                  $1,252,641
                          ==========                  ==========                  ==========
Net interest income.....              $38,955                     $38,305                     $36,676
                                      -------                     -------                     -------
Net interest spread.....                        3.02%                       3.16%                       2.90%
                                                ====                        ====                        ====
Net interest margin.....                        3.42%                       3.44%                       3.15%
                                                ====                        ====                        ====

  The following table presents the dollar amount of changes in interest income and interest expense for the major components of interest-earning assets and interest-bearing liabilities and distinguishes between the increase (decrease) related to higher outstanding balances and the volatility of interest rates. For purposes of this table, changes attributable to both rate and volume which can be segregated have been allocated. Changes not solely due to volume or rate changes are allocated to rate.

                                               Year Ended December 31
                          ---------------------------------------------------------------------
                               1998 versus 1997                1997 versus 1996
                          -----------------------------  -----------------------------
                          Increase (Decrease)            Increase (Decrease)
                          --------------------  Due to   --------------------- Due to
                           Volume      Rate      Total     Volume       Rate    Total
                          ---------- ---------  -------  -----------  -------- -------
                                               (Dollars in thousands)
Interest-earning assets:
 Loans..................  $   1,790  $    (124) $ 1,666  $     2,566  $    504 $ 3,070
 Securities.............     (4,831)    (1,447)  (6,278)      (4,137)      --   (4,137)
 Federal funds sold and
  other
  earnings assets.......      4,092        517    4,609         (677)      --     (677)
                          ---------  ---------  -------  -----------  -------- -------
  Total increase in
   interest income......      1,051     (1,054)      (3)      (2,248)      504  (1,744)
                          ---------  ---------  -------  -----------  -------- -------
Interest-bearing
 liabilities:
 Interest-bearing demand
  deposits..............        178       (316)    (138)         155       --      155
 Savings and money
  market accounts.......         58        275      333          (84)      243     159
 Certificates of
  deposits..............     (1,072)       354     (718)      (3,548)      --   (3,548)
 Borrowed funds.........          3       (133)    (130)        (139)      --     (139)
                          ---------  ---------  -------  -----------  -------- -------
  Total increase in
   interest expense.....       (833)       180     (653)      (3,616)      243  (3,373)
                          ---------  ---------  -------  -----------  -------- -------
Increase (decrease) in
 net interest income....  $   1,884  $  (1,234) $   650  $     1,368  $    261 $ 1,629
                          =========  =========  =======  ===========  ======== =======

 Noninterest Income

  Non interest income for the year ended December 31, 1998 was $24.5 million, an increase of $1.2 million or 5.12% over the same period in 1997. Noninterest income for the year ended December 31, 1997 was $23.3 million, a decrease of $.1 million or .43% over the same period in 1996.

  The following table presents for the periods indicated the major components of noninterest income.

                                                        Year ended December 31
                                                        -----------------------
                                                         1998    1997    1996
                                                        ------- ------- -------
                                                        (Dollars in thousands)
Service charges on deposit accounts.................... $20,575 $20,241 $18,683
Mortgage operations, net...............................   2,201   1,796   1,330
Other noninterest income...............................   1,695   1,243   3,357
                                                        ------- ------- -------
  Total noninterest income............................. $24,471 $23,280 $23,370
                                                        ======= ======= =======

  Service charges were $20.6 million for the year ended December 31, 1998, compared to $20.2 million for the year ended December 31, 1997, an increase of $.4 million or 1.98%. The growth in service charges slowed in 1998 primarily due to the sale of nine brances in the third quarter.

  Service charges were $20.2 million for the year ended December 31, 1997, compared to $18.7 million for the year ended December 31, 1996, an increase of $1.5 million or 8.0%. This increase is attributed to the growth in the number of deposit accounts from 263,904 at December 31, 1996 to 280,328.

  Service charges on deposit accounts consist primarily of insufficient funds fees charged to customers. As demonstrated by the trend from 1996 through 1998, management of the Company believes the growth will be sustained as the number of transaction accounts (checking and savings accounts) increase. This increase in the number of transactions and the related service fee generation is largely due to the Company's successful execution of its "Totally Free Checking" program to the lower to middle income customers in the markets in which the Company operates.

 Noninterest Expenses

  For the year ended December 31, 1998, noninterest expenses totaled $42.0 million, an increase of $2.7 million, or 6.8%, from $39.3 million during 1997. The efficiency ratio for the year ended December 31, 1998, was 66.34%, compared to 63.84% in 1997. For the year ended December 31, 1997, noninterest expenses totaled $39.3 million, a decrease of $7.1 million, or 15.3%, from $46.4 million during 1996. For the same time periods the efficiency ratio was 63.84% in 1997 and 77.21% in 1996.

  Salary and benefit expense for year ended December 31, 1998, was $18.2 million, compared to $16.3 million for the year ended December 31, 1997, an increase of $1.9 million or 11.4%. Salary and benefit expense for the year ended December 31, 1997 was $16.3 million, compared with $16.3 million for the year ended December 31, 1996. This increase was due primarily to the hiring of additional personnel required to accommodate the Bank's growth and expanded products and services.

  Occupancy decreased $588,000, or 32.9% during 1998 due to the sale of the nine branches during the third quarter. Occupancy expense rose $151,000 (5%) and $69,000 (2%) in 1997 and 1996, respectively. Major categories included within occupancy expense are building lease expense, depreciation expense, and maintenance contract expense.

 Income Taxes

  Income tax expense includes the regular federal income tax at the statutory rate plus the income tax component of the applicable franchise taxes. The amount of federal income tax expense is influenced by the amounts of taxable income, tax-exempt income, nondeductible interest expense, and other nondeductible expenses. For the twelve months ended December 31, 1998, income tax expense was $6.2 million, a decrease of $3.0 million or 32% from the $9.2 million of income tax expense for the same period in 1997. The lower income tax expense in 1998 compared to 1997 is due to the decrease in taxable income, offset by an increase in the effective tax rate from 45.7% in 1997 to 49.4% in 1998. The higher effective tax rate in 1998 is due to the nondeductibility of the provision for loan losses, which increased in the first quarter of 1998 of $7.7 million. See discussion under "Allowance for Loan Losses".

 Impact of Inflation

  The effects of inflation on the local economy and on the Bank's operating results have been relatively modest for the past several years. Since substantially all of the Bank's assets and liabilities are monetary in nature, such as cash, securities, loans and deposits, their values are less sensitive to the effects of inflation than to changing interest rates, which do not necessarily change in accordance with inflation rates. The Bank tries to control the impact of interest rate fluctuations by managing the relationship between its interest rate sensitive assets and liabilities. See "Financial Condition--Interest Rate Sensitivity and Liquidity" below.

Financial Condition

 Loan Portfolio

  Loans were $826 million at December 31, 1998, an increase of $128 million or 18.3% from $698 million at December 31, 1997. Consistent with the Bank's historically high rate of growth, this increase is believed to be the result of the Bank's style of relationship banking featuring professional, attentive and responsive service to customers' needs, and focusing on commercial lending to middle market companies.

  At December 31, 1998, total loans represented 85% of deposits and 60% of total assets. At December 31, 1997, total loans represented 71% of deposits and 56% of total assets.

  The following table summarizes the loan portfolio of the Company by major category of loans as of the dates indicated:

                                                             December 31,
                         ----------------------------------------------------------------------------------------
                               1998              1997              1996              1995              1994
                         ----------------  ----------------  ----------------  ----------------  ----------------
                          Amount  Percent   Amount  Percent   Amount  Percent   Amount  Percent   Amount  Percent
                         -------- -------  -------- -------  -------- -------  -------- -------  -------- -------
                                                        (Dollars in thousands)
Commercial.............. $ 10,800   1.31%  $  4,403    .63%  $  2,704    .40%  $  2,931    .46%  $  3,496    .66%
Consumer
 Direct.................   99,704  12.08     75,268  10.79     70,179  10.40     39,612   6.19     39,292   7.43
 Indirect...............  174,316  21.11    156,073  22.36    145,059  21.49    131,121  20.49     78,583  14.86
Real Estate:
 Construction & land
  development...........   15,920   1.93     12,734   1.82     13,304   1.97     24,285   3.80     23,780   4.50
 1-4 family
  residential...........  484,324  58.66    409,135  58.63    416,668  61.74    419,870  65.62    316,485  68.35
 Commercial owner
  occupied..............   40,569   4.91     40,257   5.77     26,947   4.00     22,061   3.44     22,265   4.20
                         -------- ------   -------- ------   -------- ------   -------- ------   -------- ------
Total loans............. $825,633 100.00%  $697,870 100.00%  $674,861 100.00%  $639,880 100.00%  $528,901 100.00%
                         ======== ======   ======== ======   ======== ======   ======== ======   ======== ======

  The primary lending focus of the Company is on small and medium-sized commercial, residential mortgage and consumer loans. The Company offers a variety of commercial lending products including term loans, lines of credit and equipment financing. A broad range of short-to-medium-term commercial loans, both collateralized and uncollateralized, are made available to businesses for working capital (including inventory and receivables), business expansion (including acquisitions of real estate and improvements) and the purchase of equipment. The purpose of a particular loan determines its structure.

  Generally, the Company's commercial loans are underwritten in the Company's primary market area on the basis of the borrower's ability to service such debt from income. As a general practice, the Company takes as collateral a lien on any available real estate, equipment or other assets. Working capital loans are primarily collateralized by short-term assets whereas term loans are primarily collateralized by long-term assets.

  A substantial portion of the Company's real estate loans consists of single-family residential mortgage loans collateralized by owner-occupied properties located in the Company's primary market area. The Company offers a variety of mortgage loan products which generally are amortized over three to 30 years. Loans collateralized by single-family residential real estate generally have been originated in amounts of no more than 90% of appraised value. The company requires mortgage title insurance and hazard insurance in the amount of the loan.

  Consumer loans made by the Company include automobile loans, recreational vehicle loans, boat loans, home improvement loans, personal loans
(collateralized and uncollateralized) and deposit account collateralized loans. The terms of these loans typically range from 12 to 60 months and vary based upon the nature of collateral and size of loan.

  Effective January 1, 1995, the Bank adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures." Under SFAS No. 114, as amended, a loan is considered impaired, based on current information and events, if it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is based on the present value of expected future cash flows discounted at the loan's effective interest rate or the loan's observable market price or based on the fair value of the collateral if the loan is collateral-dependent. The adoption of SFAS No. 114 did not result in any additional provision for loan losses.

 Maturity and Interest Rate Sensitivity of Loans

                                  Loans at December 31, 1998, maturing in:
                                  ----------------------------------------------
                                               Over One
                                  One Year      Through   Over Five
                                   or Less    Five Years    Years      Total
                                  ----------  ----------------------- ----------
                                           (Dollars in thousands)
Commercial, financial and
 agricultural.................... $      557     $   204   $   10,039 $   10,800
Real estate-construction.........     15,920         --           --      15,920
                                  ----------     -------   ---------- ----------
  Total.......................... $   16,477     $   204   $   10,039 $   26,720
                                  ==========     =======   ========== ==========
Predetermined rates.............. $16,477        $204      $10,039    $26,720
Variable rates...................        --          --           --         --

 Nonperforming Assets

  The Company's conservative lending approach has resulted in strong asset quality. Nonperforming assets at December 31, 1998 were $3.9 million, compared with $5.8 million at December 31, 1997 and $5.3 million at December 31, 1996. The decrease in nonperforming assets from 1997 to 1998 was primarily the result of the charge-off of consumer loans during the first quarter of 1998. This resulted in a ratio of nonperforming assets to loans plus other real estate of .48%, .82% and .79% as of year end 1998, 1997 and 1996, respectively.

  The following table presents information regarding nonperforming assets as of the dates indicated:

                                                    December 31,
                                         --------------------------------------
                                          1998    1997    1996    1995    1994
                                         ------  ------  ------  ------  ------
                                               (Dollars in thousands)
Nonaccrual loans.......................  $3,348  $5,098  $4,715  $4,407  $7,972
Other real estate and repossessed
 assets................................     594     662     600     242     457
                                         ------  ------  ------  ------  ------
  Total nonperforming assets...........  $3,942  $5,760  $5,315  $4,649  $8,429
                                         ======  ======  ======  ======  ======
Nonperforming assets to total loans and
 other real estate.....................     .48%    .82%    .79%    .73%   1.59%
                                         ======  ======  ======  ======  ======

  The Company has well developed procedures in place to maintain a high quality loan portfolio. These procedures begin with approval of lending policies and underwriting guidelines by the Board of Directors, low individual lending limits for officers, Senior Loan Committee approval for large credit relationships and quality loan documentation procedures. The loan review department has consistently identified and analyzed weaknesses in the portfolio and reports credit risk grade changes on a quarterly basis to bank management and directors. The Bank also maintains a well developed monitoring process for credit extensions in excess of $100,000. The Bank has established underwriting guidelines to be followed by its officers. The Company also monitors its delinquency levels for any negative or adverse trends, and collection efforts are done on a centralized basis. The Company also has procedures to bring rapid resolution of nonperforming loans and prompt and orderly liquidation of real estate, automobiles and other forms of collateral.

  The Company generally places a loan on nonaccrual status and ceases accruing interest when loan payment performance is deemed unsatisfactory. All loans past due 90 days, however, are placed on nonaccrual status, unless the loan is both well collateralized and in the process of collection. Cash payments received while a loan is classified as nonaccrual are recorded as a reduction of principal as long as doubt exists as to collection. The Company is sometimes required to revise a loan's interest rate or repayment terms in a troubled debt restructuring. The Company regularly updates appraisals on loans collateralized by real estate, particularly those categorized as nonperforming loans and potential problem loans. In instances where updated appraisals reflect reduced collateral values, an evaluation of the borrower's overall financial condition is made to determine the need, if any, for possible writedowns or appropriate additions to the allowance for loan losses.

  The Company records real estate acquired by foreclosure at the lesser of the outstanding loan balance, net of any reduction in basis, or the fair value at the time of foreclosure, less estimated costs to sell.

 Allowance for Loan Losses

  The following table presents, for the periods indicated, an analysis of the allowance for loan losses and other related data:

                                             Years Ended December 31
                                      -----------------------------------------
                                       1998     1997     1996     1995    1994
                                      -------  -------  -------  ------  ------
                                             (Dollars in thousands)
Allowance for loan losses at January
 1..................................  $ 4,660  $ 5,058  $ 4,930  $4,686  $4,884
Provision for loan losses...........    8,786    2,115    1,125   1,050     300
Charge-offs.........................   (4,351)  (2,969)  (1,322)   (911)   (542)
Recoveries..........................    1,377      416      325     105      44
                                      -------  -------  -------  ------  ------
Allowance for loan losses at
 December 31........................  $10,472  $ 4,660  $ 5,058  $4,930  $4,686
                                      =======  =======  =======  ======  ======
Allowance to period-end loans.......     1.27%     .67%     .75%    .77%    .89%
Net charge-offs to average loans....     1.48      .37      .15     .14     .11
Allowance to period-end
 nonperforming loans................   312.00    91.00   107.00  112.00   59.00

  The principal area of risk continues to be in the indirect consumer loan portfolio, as this category has experienced the highest level of charge-offs during the past five years. Charge-offs for the years 1994-1998 have primarily been in the indirect consumer loan portfolio.

  In early 1995 Bank management initiated a series of actions designed to increase the institution's net interest margin. Among these initiatives was the redeployment of resources to aggressively grow the higher yielding, higher risk consumer and commercial loan components of the balance sheet. This involved a substantial increase in the number of "dual purpose" loan officers, i.e., lenders who handled consumer loan requests as well as mortgage loan originations, aggressive solicitation of indirect auto loan paper, and reductions in mortgage origination staff. As a result the Bank experienced significant growth in consumer loan balances, particularly indirect auto paper, and a moderate decline in the mortgage loan portfolio as normal amortization exceeded new mortgage loan production. These actions resulted in an increase in the Bank's automobile loan portfolio (direct and indirect) over the last five years as follows:

                                             Direct      Indirect      Total
                                           ----------- ------------ ------------
1994...................................... $21,967,000 $ 78,583,000 $100,550,000
1995......................................  22,969,000  131,121,000  154,090,000
1996......................................  22,038,000  145,059,000  167,097,000
1997......................................  27,321,000  156,073,000  183,394,000
1998......................................  25,308,000  174,316,000  199,624,000

  In May 1996, the loan officer in charge of the indirect automobile loans left the Bank. During the fall of 1996, the Bank began to experience an increase in delinquencies and write-offs on indirect automobile loans. This resulted in an increase in net charge-offs to $997,000 in 1996, from $806,000 in 1995, a 23.70% increase. During 1997, Bank management began to sense that some higher risk automobile loans had been made and purchased by the Bank. In April 1997 senior management of the Bank changed when the President and Chief Executive Officer retired. The new President and Chief Executive Officer took a more aggressive approach to dealing with problems in the automobile loan portfolio, particularly the indirect, and implemented new controls and procedures to provide earlier indications of problems and charge-offs of these loans. These new controls and procedures indicated that the Bank had been purchasing higher risk automobile loans. The Bank's net charge-offs increased significantly in 1997 and 1998 as the result of the problems in the automobile loan portfolio.

  This shift in the mix of the loan portfolio to higher yielding, higher risk consumer loans and the significant increase in indirect automobile loans resulted in the increase in the level of charge-offs from 1995 to 1998.

  The following tables describe the allocation of the allowance for loan losses among various categories of loans and certain other information as of the dates indicated. The allocation is made for analytical purposes and is not necessarily indicative of the categories in which future loan losses may occur. The total allowance is available to absorb losses from any category of loans.

                                                        December 31, 1998
                                                  -----------------------------
                                                          Percent of Percent of
                                                          Allowance   Loans to
                                                           to Total    Total
                                                  Amount  Allowance    Loans
                                                  ------- ---------- ----------
                                                     (Dollars in thousands)
Balance of allowance loan losses applicable to:
  Commercial..................................... $   165      2%        1.31%
  Real Estate:
    Construction and land development............     --     --          1.93
    1-4 family residential.......................   1,466     14        58.66
    Commercial owner occupied....................     638      6         4.91
  Consumer.......................................   6,527     62        33.19
  Unallocated....................................   1,676     16          --
                                                  -------    ---       ------
      Total allowance for loan losses............ $10,472    100%      100.00%
                                                  =======    ===       ======
                                                        December 31, 1997
                                                  -----------------------------
                                                          Percent of Percent of
                                                          Allowance   Loans to
                                                           to Total    Total
                                                  Amount  Allowance    Loans
                                                  ------- ---------- ----------
                                                     (Dollars in thousands)
Balance of allowance loan losses applicable to:
  Commercial..................................... $   --       0%        0.63%
  Real Estate:
    Construction and land development............     --       0         1.82
    1-4 family residential.......................     694     15        58.63
    Commercial owner occupied....................     319      7         5.77
  Consumer.......................................   3,603     77        33.15
  Unallocated....................................      44      1         0.00
                                                  -------    ---       ------
      Total allowance for loan losses............ $ 4,660    100%      100.00%
                                                  =======    ===       ======
                                                        December 31, 1996
                                                  -----------------------------
                                                          Percent of Percent of
                                                          Allowance   Loans to
                                                           to Total    Total
                                                  Amount  Allowance    Loans
                                                  ------- ---------- ----------
                                                     (Dollars in thousands)
Balance of allowance loan losses applicable to:
  Commercial..................................... $     0      0%        0.40%
  Real Estate:
    Construction and land development............       0      0         1.97
    1-4 family residential.......................     678     13        61.74
    Commercial owner occupied....................     557     11         4.00
  Consumer.......................................   3,641     72        31.89
  Unallocated....................................     182      4         0.00
                                                  -------    ---       ------
      Total allowance for loan losses............ $ 5,058    100%      100.00%
                                                  =======    ===       ======

                                                        December 31, 1995
                                                   ----------------------------
                                                          Percent of Percent of
                                                          Allowance   Loans to
                                                           to Total    Total
                                                   Amount Allowance    Loans
                                                   ------ ---------- ----------
                                                      (Dollars in thousands)
Balance of allowance loan losses applicable to:
  Commercial...................................... $    0      0%        0.46%
  Real Estate:
    Construction and land development.............      0      0         3.80
    1-4 family residential........................    736     15        65.62
    Commercial owner occupied.....................    561     11         3.44
  Consumer........................................  2,013     41        26.68
  Unallocated.....................................  1,620     33         0.00
                                                   ------    ---       ------
      Total allowance for loan losses............. $4,930    100%      100.00%
                                                   ======    ===       ======
                                                        December 31, 1994
                                                   ----------------------------
                                                          Percent of Percent of
                                                          Allowance   Loans to
                                                           to Total    Total
                                                   Amount Allowance    Loans
                                                   ------ ---------- ----------
                                                      (Dollars in thousands)
Balance of allowance loan losses applicable to:
  Commercial...................................... $    0      0%         .66%
  Real Estate:
    Construction and land development.............      0      0         4.50
    1-4 family residential........................  2,628     56        68.35
    Commercial owner occupied.....................    524     11         4.20
  Consumer........................................  1,150     25        22.29
  Unallocated.....................................    384      8         0.00
                                                   ------    ---       ------
      Total allowance for loan losses............. $4,686    100%      100.00%
                                                   ======    ===       ======

  The allowance for loan losses is a reserve established through charges to earnings in the form of a provision for loan losses. Based on an evaluation of the loan portfolio, management presents a quarterly review of the allowance for loan losses to the Board of Directors, indicating any changes in the allowance since the last review and any recommendations as to adjustments in the allowance. In making its evaluation, management considers the diversification by industry of the Bank's commercial loan portfolio, the effect of changes in the local real estate market on collateral values, the results of recent regulatory examinations, the effects on the loan portfolio of current economic indicators and their probable impact on borrowers, the amount of charge-offs for the period, the amount of nonperforming loans and related collateral security, the evaluation of its loan portfolio by the loan review function and the annual examination of the Bank's financial statements by its independent auditors. Charge-offs occur when loans are deemed to be uncollectible.

  In order to determine the adequacy of the allowance for loan losses, management considers the risk classification or delinquency status of loans and other factors, such as collateral value, portfolio composition, trends in economic conditions and the financial strength of borrowers. Management establishes specific allowances for loans which management believes require reserves greater than those allocated according to their classification or delinquent status. An unallocated allowance is also established based on the Bank's historical charge-off experience. The Bank then charges to operations a provision for loan losses determined on an annualized basis to maintain the allowance for loan losses at an adequate level determined according to the foregoing methodology.

  Management believes that the allowance for loan losses at December 31, 1998 is adequate to cover losses inherent in the portfolio as of such date. During the first quarter of 1998, the Bank made certain changes in accounting estimates totaling approximately $7.7 million, and the allowance for loan losses was significantly increased in the first quarter of 1998 to reflect the increased risk of losses in automobile loans within the Bank's loan portfolio, which experienced an increased level of losses in the first quarter of 1998.

  The components of the provision for loan losses in the period January 1, 1998 through March 31, 1998 is as follows:

   .To restore charge-offs on direct and indirect automobile
      loans..................................................... $1,925,000 (A)
   .To provide quarterly provision on the loan portfolio........    750,000 (B)
   .To provide an allowance for increased inherent risk in the automobile loan portfolio.................................  4,500,000 (C)
   .To provide additional unallocated allowance.................    590,000 (D)
                                                                 ----------
      Total provision for loan losses for three months ended
         March 31, 1998......................................... $7,765,000
                                                                 ==========

(A) The higher level of delinquencies and charge-offs noted above for 1997 on automobile loans, particularly the indirect automobile loans, continued into the first quarter of 1998 and the losses in this portion of the portfolio were determined to be significantly more than previously estimated. Additionally, in the first quarter of 1998, the Bank experienced increased historical losses attributed to a higher level of repossessed automobiles and their associated liquidation losses. The Bank charged-off additional problem automobile loans and took liquidation losses on the repossessed automobiles during the first quarter, and made a provision to restore the allowance for these charge-offs and losses.

(B) Represents the quarterly provision to the allowance for loan losses for the remainder of the loan portfolio.

(C) In light of the trend of problems that began to surface during 1997 and continued into the first quarter of 1998 in the automobile loan portfolio, the allowance was increased to reflect management's assessment of increased risk of loan losses due to the higher historical loss being experienced by the Bank in the automobile portion of the loan portfolio. Due to the problems discussed above in the direct and indirect automobile loan portfolio, the actual losses the Bank was experiencing were running at approximately 3.5% of the total automobile loan portfolio. The Bank had been providing for historical losses using a 1% historical loss factor. Since the Bank had more information on what actual losses on the automobile portfolio were running, a change of estimate was made in the first quarter as more experience and additional information on the historical loss rate was obtained. The following table provides a detail of the gross charge-offs for direct and indirect loans for the years ended December 31, 1996 and 1997 and the three months ended March 31, 1998.

                                                       Total Direct    Total
                                                            and       Charge-
                             Direct Loan Indirect Loan Indirect Loan  offs for
                             Charge-offs  Charge-offs   Charge-offs  All Loans
                             ----------- ------------- ------------- ----------
   December 31, 1996........  $226,000    $1,067,000    $1,293,000   $1,322,000
   December 31, 1997........   340,000     2,629,000     2,969,000    2,969,000
   March 31, 1998...........   307,000     1,626,000     1,933,000    2,034,000
                              --------    ----------    ----------   ----------
     Total..................  $873,000    $5,322,000    $6,195,000   $6,325,000
                              ========    ==========    ==========   ==========

(D) During the first quarter of 1998, the Bank began shifting its management philosophy and strategic direction more toward that of a commercial bank rather than a thrift and began to make more commercial loans which have a greater inherent risk of loss than the mortgage loans the Bank had traditionally made. Commercial loans increased $7,387,000 or 21.68% during the first quarter and continued to increase during the second quarter. An additional general allowance in the first quarter of 1998 was provided due to the shift to more commercial lending.

  The sequence of events which lead to the $7,765,000 provision for loan losses for the three months ended March 31, 1998 detailed above is as follows.

  In October 1997 management of the Company was allowed five days to perform due diligence on the Bank. During the due diligence review, rapid growth of the indirect automobile loan portfolio was noted from 1993 to the date of the review coupled with a deterioration in the credit quality of the portfolio as shown by past due indirect automobile loans running at 3-4% of total indirect consumer loans beginning in mid 1996 and a repossessed inventory of automobiles exceeding 100 units (approximately 3-4 months inventory). Early estimates of the potential loss based on the limited information and time for review was $2 million, which was reflected in the 1998 pro-forma financial data prepared by the Company and included in the private placement memorandum provided to prospective investors.

  On December 3, 1997, the Company entered into an agreement with NationsBank to acquire the Bank. In January 1998 Messrs. C. Stanley Bailey and C. Marvin Scott arrived at the Bank to assist in the transition process towards acquisition and to more fully assess the potential loss in the indirect automobile loan portfolio. Both of these gentlemen have had considerable experience with indirect loan portfolio management at other regional banks. When Messrs. Bailey and Scott began reviewing the indirect automobile loan portfolio it was determined that the problems were worse than was earlier estimated in October 1997. Based upon their experience, typical problem indirect loan portfolios take two years from origination to become evident and an additional two years to clean up.

  Throughout February and March of 1998 further assimilation of indirect automobile portfolio aging information was performed and a careful analysis of loans originated by the terminated loan officer noted above was conducted. Based upon the results of these procedures, Messrs. Bailey and Scott suggested that the Bank's and NationsBank's management take actions to remedy the indirect automobile loan quality as follows:

  1. Liquidate all repossessed automobiles at auction and maintain no more than one months inventory (25-35 automobiles). Anticipated liquidation losses estimated at $3-$5 thousand per unit ($400-$500 thousand.)

  2. Charge-off all delinquent indirect loans exceeding 120 days past due and all bankruptcies. Estimated losses at $1.5 million.

  3. Enhance credit scoring to originate "A" quality indirect loans only, thus causing indirect automobile loan portfolio to shrink over time.

  4. Eliminate dealers generating indirect paper with high delinquency levels.

  5. Increase the allowance for loan losses $4.5 million to provide an adequate reserve for the risk of loss in the settling out process of the remaining automobile loan portfolio over the next 12-18 months.

  These suggestions were presented to Bank management and NationsBank management during the first quarter 1998. All suggestions were accepted for implementation during first quarter 1998.

  By March 31, 1998, these initiatives resulted in the following:

  . Indirect automobile loan delinquencies declined from 3.3% of total indirect automobile loans at December 31, 1997 to 1.89% at March 31, 1998.

  . Repossessed automobile inventory declined from 123 units at December 31, 1997 to 69 units at March 31, 1998.

  . Allocated allowance for loan losses for indirect automobile loans was increased from $1.2 million at December 31, 1997 to $4.5 million at March 31, 1998.

  . Unallocated allowance for loan losses was increased from $44,000 at December 31, 1997 to $1.6 million at March 31, 1998.

 Investments

  The Company's investments portfolio is the second largest component of earning assets. It provides a significant source of revenue for the Company and acts as a source of funding should the Bank experience unanticipated deposit withdrawals or loan demand. At the date of purchase, the Company is required to classify debt and equity securities into one of three categories: held to maturity, trading or available for sale. At each reporting date, the appropriateness of the classification is reassessed. Investments in debt securities are classified as held to maturity and measured at amortized cost in the financial statements only if management has the positive intent and ability to hold those securities to maturity. Securities that the Bank does not have the positive intent and ability to hold to maturity and all marketable equity securities are classified as available-for-sale or trading and carried at fair value. Unrealized holding gains and losses on securities classified as available-for-sale are recorded as accumulated other comprehensive income in stockholders' equity.

  The following table summarizes the amortized cost of investments held by the Company as of the dates shown:

                                                    December 31
                                    --------------------------------------------
                                      1998     1997     1996     1995     1994
                                    -------- -------- -------- -------- --------
                                               (Dollars in thousands)
Mortgage-backed securities......... $297,359 $369,555 $437,076 $524,410 $608,553
CMOs...............................   59,139
Trust preferred stock..............    7,563
                                    -------- -------- -------- -------- --------
  Total investments................ $364,061 $369,555 $437,076 $524,410 $608,553
                                    ======== ======== ======== ======== ========

  The decrease in the investments portfolio is the result of the Company's strategy of increasing its net interest margin by growing the loan portfolio. Mortgage-backed securities declined from $608.5 million in 1994 to $297.4 million in 1998, a $311.1 million decrease, while for the same period, total loans rose from $528.9 million in 1994 to $825.6 million in 1998, a $296.7 million increase. With the anticipated growth in deposits and loans, management of the Company believes the investments portfolio will remain at approximately the December 31, 1998 balance.

  All investments held by the Company as of December 31, 1998 and 1997 are classified as available-for-sale. The following table presents the amortized cost and estimated market values for investments as of the dates shown.

                                              Gross Estimated Amortized Unrealized Market
                          -----------------------------------------------------------------------------------
                                      December 31, 1998                         December 31, 1997
                          ----------------------------------------- -----------------------------------------
                                   Unrealized Unrealized Estimated           Unrealized Unrealized Estimated
                            Cost     Gains      Losses   Fair Value   Cost     Gains      Losses   Fair Value
                          -------- ---------- ---------- ---------- -------- ---------- ---------- ----------
                                                        (Dollars in thousands)
Mortgage-backed
 securities.............  $296,895   $1,814    $(1,350)   $297,359  $369,555   $4,098     $(323)    $373,330
CMOs....................    59,130       56        (47)     59,139
Trust preferred stock...     7,563      --         --        7,563
                          --------   ------    -------    --------  --------   ------     -----     --------
 Total investments......  $363,588   $1,870    $(1,397)   $364,061  $369,555   $4,098     $(323)    $373,330
                          ========   ======    =======    ========  ========   ======     =====     ========

  At December 31, 1998, investments totaled $364 million, a decrease of $9 million from 1997. This decrease occurred in mortgage-backed securities. At December 31, 1997, investments totaled $373 million, a decrease of $76 million from $449 million at December 31, 1996. The decrease occurred in mortgage-backed securities. The yield on the investments portfolio for 1998 was 6.33% while the yield was 6.76% in 1997 and 6.64% in 1996.

  The Company has no mortgage-backed securities that have been issued by non-agency entities.

  At December 31, 1998, 84% of investments available for sale held by the Company had final maturities of more than 10 years. At December 31, 1998, approximately $182 million of the Company's mortgage-backed securities earned interest at floating rates and repriced within one year, and accordingly were less susceptible to declines in value should interest rates increase, but benefit less than fixed rate securities in value changes at times of declining interest rates.

  The following table summarizes the contractual maturity of investments (including investments available-for-sale, federal funds sold and interest-bearing deposits) and their weighted average yields at December 31, 1998:

                                                     December 31, 1998
                         --------------------------------------------------------------------------------
                                               After          After
                                              One Year      FiveYears
                                             but Within    but Within
                         Within One Year     FiveYears      Ten Years    After Ten Years
                         -----------------  ------------  -------------  -----------------
                          Amount   Yield    Amount Yield  Amount  Yield   Amount   Yield    Total   Yield
                         --------- -------  ------ -----  ------- -----  --------- ------- -------- -----
                                                   (Dollars in thousands)
Mortgage-backed
 securities............. $                  $3,209 6.74%  $55,485 5.97%  $ 238,201  6.14%  $296,895 6.17%
CMOs....................                                                    59,130  6.44     59,130 6.44
Trust preferred stock...                                                     7,563  7.36      7,563 7.36
                         --------- ------   ------ ----   ------- ----   --------- -----   -------- ----
 Total investments
  available for sale.... $     --       0%  $3,209 6.74%  $55,485 5.97%  $ 304,894  6.23   $363,588 6.66
Federal Home Loan Bank
 stock..................                                                    10,950  6.24     10,950 6.24
Interest-bearing
 deposits...............    40,514   5.80                                                    40,514 5.80
                         --------- ------   ------ ----   ------- ----   --------- -----   -------- ----
 Total.................. $  40,514   5.80%  $3,209 6.74%  $55,485 5.97%  $ 315,844  6.23%  $415,052 6.19%
                         ========= ======   ====== ====   ======= ====   ========= =====   ======== ====

 Deposits

  The Company's ratio of average demand deposits to average total deposits for years ended December 31, 1998, 1997 and 1996 were 27%, 26%, and 23%, respectively.

  Average total deposits during 1998 decreased to $991 million from $995 million in 1997, a decrease of $4 million or .40%. In addition, average noninterest-bearing deposits increased to $73 million in 1998 from $68 million in 1997. Average deposits in 1997 decreased to $995 million from $1,042 million in 1996, a decrease of $47 million or 4.5%.

  The daily average balances and weighted average rates paid on deposits for each of the years ended December 31, 1998, 1997 and 1996 are presented below:

                                             Year Ended December 31
                                   --------------------------------------------
                                       1998           1997           1996
                                   -------------  ------------- ---------------
                                    Amount  Rate   Amount  Rate   Amount   Rate
                                   -------- ----  -------- ---- ---------- ----
                                             (Dollars in thousands)
NOW accounts...................... $197,182 1.92% $188,646 2.08 $  178,044 2.12
Regular savings...................  105,400 2.33   104,787 2.37    106,476 2.37
Money market......................   58,612 3.61    57,028 3.08     58,693 2.65
CD's..............................  556,699 5.31   577,141 5.24    636,585 5.31
                                   --------       --------      ----------
  Total interest-bearing
   deposits.......................  917,893 4.13   927,602 4.35    979,798 4.44
Noninterest-bearing deposits......   73,418         67,635          62,122
                                   --------       --------      ----------
  Total deposits.................. $991,311       $995,237      $1,041,920
                                   ========       ========      ==========

  The decrease in daily average balance for deposits from $1,041.9 million in 1996 to $991.3 million in 1998 is primarily due to a planned strategy by the Company of not aggressively pursuing the higher interest rate certificate of deposit market and to the sale of two branches in 1996 and nine branches in 1998. The Company's strategy is focused on the growth of transaction accounts (checking and savings accounts) through the "Totally Free Checking" product. These transaction accounts have lower interest rates than certificates of deposit, which will tend to increase the Company's net interest margin, and generate service charge income. The Company continues to experience growth in the non-interest bearing checking accounts and NOW accounts.

 Maturity Distribution of Time Deposits $100,000 and Over

                                                               December 31
                                                         -----------------------
                                                         Certificates
                                                          of Deposit  Other Time
                                                         ------------ ----------
                                                         (Dollars in thousands)
Three months or less....................................   $19,060      $ --
Over three months to six months.........................    25,279        --
Over six months to twelve months........................     8,732        --
Over twelve months......................................     7,492        --
                                                           -------      -----
  Total.................................................   $60,563      $ --
                                                           =======      =====

 Borrowings

  Other short-term borrowings, consisting of Federal Home Loan Bank Advances, generally represent borrowings with maturities ranging from one to thirty days. Information relating to these borrowings is summarized as follows:

                                                           December 31
                                                     --------------------------
                                                       1998      1997    1996
                                                     ---------  ------- -------
                                                      (Dollars in thousands)
Other short-term borrowings:
  Average........................................... $  12,213  $  --   $ 4,317
  Year-end..........................................    12,040     --     8,000
Maximum month-end balance during year...............   162,217     --     8,000
Interest rate:
  Average...........................................      3.83%   0.00%    5.80%
  Year-end..........................................      3.83    0.00     5.80

 Interest Rate Sensitivity and Liquidity

  Asset and liability management is concerned with the timing and magnitude of repricing assets compared to liabilities. It is the objective of the Company to generate stable growth in net interest income and to attempt to control risks associated with interest rate movements. In general, management's strategy is to reduce the impact of changes in interest rates on its net interest income by maintaining a favorable match between the maturities or repricing dates of its interest-earning assets and interest-bearing liabilities. The Company's asset and liability management strategy is formulated and monitored by the Asset Liability Committee, which is composed of senior officers of the Company, in accordance with policies approved by the Company's Board of Directors. This committee meets regularly to review, among other things, the sensitivity of the Company's assets and liabilities to interest rate changes, the book and market values of assets and liabilities, unrealized gains and losses, purchase and sale activity, and maturities of investments and borrowings. The Asset Liability Committee also approves and establishes pricing and funding decisions with respect to the Bank's overall asset and liability composition The Committee reviews the Company's liquidity, cash flow flexibility, maturities of investments, deposits and borrowings, retail and institutional deposit activity, current market conditions, and interest rates on both a local and national level.

  The Company reports to the Board of Directors rate sensitive assets minus rate sensitive liabilities divided by total earning assets on a cumulative basis quarterly. At December 31, 1998, this ratio was a positive 10.5%. The Company estimates that a 100 basis point change in interest rates would have no significant impact on its net interest income over a twelve-month period. The Committee regularly reviews interest rate risk exposure by forecasting the impact of alternative interest rate environments on net interest income. The interest rate sensitivity ("GAP") is defined as the difference between interest-earning assets and interest-bearing liabilities maturing or repricing within a given time period. A GAP is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A GAP is considered negative when the amount of interest rate sensitive liabilities exceeds interest rate sensitive assets. During a period of rising interest rates, a negative GAP would tend to adversely affect net interest income, while a positive GAP would tend to result in an increase in net interest income. During a period of falling interest rates, a negative GAP would tend to result in an increase in net interest income, while a positive GAP would tend to affect net interest income adversely. While the interest rate sensitivity GAP is a useful measurement and contributes toward effective asset and liability management, it is difficult to predict the effect of changing interest rates solely on this measure. Because different types of assets and liabilities with the same or similar maturities may react differently to changes in overall market rates or conditions, changes in interest rates may affect net interest income positively or negatively even if an institution were perfectly matched in each maturity category.

  Shortcomings are inherent in any GAP analysis since certain assets and liabilities may not move proportionally as interest rates change. Consequently, as the interest rate environment has become more volatile, the Bank's management has increased monitoring its net interest rate sensitivity position and the effect of various interest rate environments on earnings.

 Interest Rate Sensitivity and Liquidity

  U.S. money market interest rate market presents the primary risk exposure to the Company. In measuring and managing interest rate risk, the Company uses gap analysis, net interest income simulation, and economic value equity modeling. The following table sets forth a gap interest rate sensitivity analysis for the Bank as of December 31, 1998:

                                         Period/Cumulative GAP Analysis
                          ----------------------------------------------------------------
                          0-90 days   91-180 days  181-360 days  After One Year   Total
                          ---------   -----------  ------------  -------------- ----------
                                             (Dollars in thousands)
Interest-earning assets:
  Short term
   investments..........  $  51,464    $            $               $           $   51,464
  Investments available-
   for-sale.............     48,734       46,459       42,356        226,512       364,061
  Loans.................     44,669       47,639       94,846        638,479       825,633
                          ---------    ---------    ---------       --------    ----------
    Total interest-
     earning assets.....  $ 144,867    $  94,098    $ 137,202       $864,991    $1,241,158
                          =========    =========    =========       ========    ==========
Interest-bearing
 liabilities:
  Demand, money market
   and
   savings deposits.....  $ 368,742    $            $               $           $  368,742
  Certificates of
   deposit and other
   time deposits........    143,457      127,850      165,742         89,179       526,228
  Borrowings............     12,000                                  204,500       216,500
                          ---------    ---------    ---------       --------    ----------
    Total interest-
     bearing
     liabilities........  $ 524,199    $ 127,850    $ 165,742       $293,679    $1,111,470
                          =========    =========    =========       ========    ==========
Period GAP..............  $(379,332)   $ (33,752)   $ (28,540)      $571,312
Cumulative GAP..........   (379,332)    (413,084)    (441,624)       129,688    $  129,688
Period GAP to earning
 assets.................      (30.1)%       (2.7)%       (2.3)%         46.0%         10.5%
Cumulative GAP to
 earning assets.........      (30.1)%      (33.3)%      (35.6)%         10.5%

  The gap sensitivity analysis shows when balances may be repriced. Net interest income, however, is also affected by how much the interest rates change for each of the balances. For example, when national money market rates change, interest rates on the Company's savings accounts may not change as much as interest rates on its commercial loans. This is a limiting factor for the gap analysis.

  The Company's net interest income simulation model shows that a parallel 100 basis point increase in interest rates along the yield curve would lower net interest income by 2% for the next 12 months while a 100 basis point decrease would raise net interest income by 3%. The model includes balances, asset prepayment speeds, and interest rate relationships among the balances that management judges to be reasonable for the various interest rate environments. Differences in actual occurrences from these assumptions, as well as non-parallel changes in the yield curve, may change the Company's market risk exposure. Among the interest rate relationships, there are caps and floors on the Company's portfolios of adjustable rate mortgage loans and mortgage backed securities. Additionally, Arkansas usury statutes impose interest rate caps on certain commercial and consumer loans.

  The Company manages its interest rate risk through investment in appropriate fixed and variable rate assets, acquisition of non-rate sensitive core deposits, and adjustments in maturities of Federal Home Loan Bank advances. The Company does not use off-balance sheet instruments.

  As of December 31, 1998, the Company's net interest income exposure has decreased slightly and has remained slightly liability sensitive. The simulation model indicates that a parallel 100 basis point increase in interest rates would leave net interest income about unchanged, while a 100 basis point decrease would raise net interest income by 1%. Intermediate and longer term interest rates have declined moderately since year end. These lower rates may continue due to low inflation, reduced borrowings by the U.S. Treasury from an anticipated federal budget surplus, and preference for U.S. Dollar assets by worldwide investors. The Federal Reserve may maintain low short term domestic interest rates to help ameliorate any adverse effect of turmoil in international financial markets.

  Management of the Company does not believe the $20 million Note Payable and the $60 million Senior Notes used to finance the acquisition of the Bank will have a significant impact on the Company's interest rate exposure. The $20 million Note Payable has a two year maturity and a floating interest rate based upon LIBOR. The Senior Notes have a term of five years with a fixed interest rate. Management of the Company believes the combination of these two financing options minimizes the impact of interest rate changes of the risk profile of the Company.

  The Company did not hold any securities classified as trading securities during 1998.

 Capital Resources

  Shareholders' equity increased to $169 million at December 31, 1998 from $162 million at December 31, 1997, an increase of $7 million, or 4%. This increase was primarily the result of net income of $6.4 million. Shareholders' equity increased to $162 million at December 31, 1997 from $84.5 million at December 31, 1996, an increase of $77.5 million, or 92%. This increase was primarily the result of net income of $10.9 million and creation of purchase accounting goodwill of $67 million from the purchase of Superior Federal Bank by NationsBank. During 1996, shareholders' equity increased by $.2 million, or
 .24%, from $84.3 million at December 31, 1995.

  The following table provides a comparison of the Bank's leverage and risk-weighted capital ratios as of December 31, 1998 to the minimum regulatory standards:

                                                                        Well-
                                                                     Capitalized
                                                            Minimum    Minimum
                                                 Bank Ratio Required  Required
                                                 ---------- -------- -----------
Tangible capital ratio..........................    7.99%     1.50%      5.00%
Core capital ratio..............................    7.99      4.00       6.00
Risk-based capital ratio........................   16.70      8.00      10.00

Year 2000 Readiness Disclosure

  Like most other financial institutions, the operations of the Bank are particularly sensitive to potential problems arising form the inability of many existing computer hardware and software systems and associated applications to process accurately information relating to any two-digit "date field" entries referring to the year 2000 and beyond. Many existing systems are constructed to read such entries as referring to dates beginning with "19", rather than "20". This set of issues is generally referred to as the "Year 2000" problem.

  The Federal Financial Institutions Examination Council (the "FFIEC"), through bank regulatory agencies including the OTS and the FDIC, has issued mandatory compliance guidelines requiring financial institutions to develop and implement plans for addressing Year 2000 issues relevant to their operations. The Company and the Bank have developed a plan as required under the guidelines. The Company and its major third-party providers have completed the awareness, assessment and renovation phases for all "mission critical" deposit, loan and electronic services systems. The testing phase for these system is well underway, and the Company expects that such testing will be completed in the second quarter of 1999. In addition, the Company is actively engaged in the testing phase of in-house supported microcomputers, telecommunications, and other electronic/mechanical devices. These tests are scheduled for completion during the second quarter of 1999. The Company is also actively engaged, in concert with its third party providers, in the development of its "business continuity plan". The Company expects that the plan will be completed and validated by June 30, 1999. As of December 31, 1998, the Company has spent $50,000 and expects to incur additional internal and third-party costs totaling approximately $150,000 related to assessing the status of the Company's systems (including non-information technology systems), defining its strategy to bring all systems in to Year 2000 compliance, and implementing this strategy. These costs have been and will continue to be expensed as incurred and are not expected to be material to the Company's on-going operating costs.

  The Company anticipates that all "mission critical" systems (as defined by the FFIEC) will be Year 2000 compliant and fully tested within the schedule set forth in the guidelines. However, the Company and the Bank depend upon data processing and other services provided by third-party vendors. These vendors have provided assurances that their systems will also be Year 2000 compliant by year-end 1999. The Company is actively engaged with its third party providers in the test phase for all "mission critical" deposit, loan, and electronic services. Testing of the century date rollover from December 31, 1999, to January 3, 2000, has been completed for all deposit and loan host applications. Initial testing for leap year, year-end 2000, and 2001 rollover is scheduled for completion in the first quarter of 1999. Third-party interface testing with item processors, coupon vendors, credit bureaus, check printers and other vendors is underway and is expected to continue throughout the first quarter of 1999. Major vendors have also provided assurances that their business continuity plans will be available in early 1999 for validation by mid-year. Nevertheless, the Company could experience material disruptions in its operations if the systems of such vendors are not Year 2000 compliant as scheduled. The Company is unable to quantify at this time the cost to the Company if such vendors fail to achieve Year 2000 compliance. Moreover, to the extent that the risks posed by the Year 2000 problem are pervasive in data processing and transmission and communications services worldwide, the Company cannot predict with any certainty that its operations will remain materially unaffected after January 1, 2000 or on dates preceding this date at which time post-January 1, 2000 dates become significant within the Company's systems.

  Under a hypothetical "worst case scenario", neither the Company's mission critical systems, nor those of its material third vendors, would be Year 2000 compliant on schedule. In that event, the Company could experience material disruptions in its ability to process customer accounts and otherwise conduct its business in the ordinary course. However, based on the current status of its testing program, the Company does not anticipate material disruptions to arise as a result of the readiness of its hardware and software systems. Assuming that (i) the Company's completed testing has provided an accurate assessment of the readiness of the systems tested and (ii) remaining testing is completed on schedule and provides positive indications of system readiness, the Company's operations could still be materially disrupted by local or regional power and communications failures. The Company is developing a contingency plan to address the challenges presented by such a worst case scenario.

             SUMMARY OF QUARTERLY RESULTS OF OPERATIONS--BANK

                                   1998--Three Months Ended              For the
                           ------------------------------------------- year ended
                           Mar. 31 (1)  June 30   Sept. 30   Dec. 31    12/31/98
                           ------------ --------- ---------  --------- -----------
                             (Dollars in thousands, except per share amounts)
Net interest income......    $   9,035  $   9,937 $   9,819  $  10,164  $  38,955
Provision for loan
 losses..................        7,765        290       426        305      8,786
                             ---------  --------- ---------  ---------  ---------
Net interest income after
 provision for loan
 losses..................        1,270      9,647     9,393      9,859     30,169
Non-interest income......        5,516      6,173     6,469      6,313     24,471
Non-interest expense.....       10,833     10,171    10,451     10,529     41,984
                             ---------  --------- ---------  ---------  ---------
Income (loss) before
 income taxes............       (4,047)     5,649     5,411      5,643     12,656
Income taxes (benefit)...         (282)     2,216     2,117      2,196      6,247
                             ---------  --------- ---------  ---------  ---------
Net income (loss)........    $  (3,765) $   3,433 $   3,294  $   3,447  $   6,409
                             =========  ========= =========  =========  =========

1. A provision of approximately $7.7 million was recorded for the three months ended March 31, 1998 to increase the allowance for loan losses for increased risk of losses in the automobile loans, primarily indirect dealer loans, within the Bank's portfolio. See discussion under "Allowance for Loan Losses" in Management's Discussion and Analysis of Financial Condition and Results of Operations.

                                   1997--Three Months Ended              For the
                           ------------------------------------------- year ended
                             Mar. 31    June 30   Sept. 30   Dec. 31    12/31/97
                           ------------ --------- ---------  --------- -----------
                             (Dollars in thousands, except per share amounts)
Net interest income......    $   9,471  $   9,566 $   9,613  $   9,655  $  38,305
Provision for loan
 losses..................          375        680       450        650      2,155
                             ---------  --------- ---------  ---------  ---------
Net interest income after
 provision for loan
 losses..................        9,096      8,886     9,163      9,005     36,150
Non-interest income......        5,664      5,966     5,805      5,844     23,279
Non-interest expense.....       10,259      9,975    10,358      8,724     39,316
                             ---------  --------- ---------  ---------  ---------
Income before income
 taxes...................        4,051      4,877     4,610      6,125     20,113
Income taxes.............        2,156      2,424     2,319      2,292      9,191
                             ---------  --------- ---------  ---------  ---------
Net income...............    $   2,345  $   2,453 $   2,291  $   3,833  $  10,922
                             =========  ========= =========  =========  =========

                                  MANAGEMENT

Directors and Executive Officers of the Company

  The following table sets forth all of the directors and executive officers of the Company, their respective positions with the Company and, if applicable, the Bank and their ages:

 Name                                       Position                    Age(1)
 ----                                       --------                    ------
 C. Stanley Bailey....... Chairman of the Board, Chief Executive
                          Officer, Chairman of the Board of the Bank,
                          Chief Executive Officer of the Bank             49
 C. Marvin Scott......... President, Director, President of the Bank,
                          Director of the Bank                            49
 Rick D. Gardner......... Chief Financial Officer, Chief Financial
                          Officer of the Bank                             39
 Boyd W. Hendrickson..... Director                                        53
 David E. Stubblefield... Director                                        61
 John M. Stein........... Director                                        31

--------

(1) As of December 31, 1998.

  C. Stanley Bailey. Mr. Bailey is Chairman of the Board of Directors of the Company and Chief Executive Officer of both the Company and the Bank. From May 1995, until joining the Company in January 1998, Mr. Bailey served as the Chief Financial Officer and Executive Vice President of Hancock Holding Company and Hancock Bank in Gulfport, Mississippi. Before joining Hancock Holding Company, Mr. Bailey was Vice Chairman of the Board of Directors of AmSouth Bancorp and AmSouth Bank, an $18.3 billion multi-state bank holding company headquartered in Birmingham, Alabama and its wholly owned subsidiary bank.

  C. Marvin Scott. Mr. Scott is currently President and a director of both the Company and the Bank. From February 1996 until joining the Company in January 1998, Mr. Scott served as Chief Retail Officer and Senior Vice President of Hancock Holding Company and Hancock Bank in Gulfport, Mississippi. Prior to his employment with Hancock Holding Company, Mr. Scott was Executive Vice President--Consumer Banking for AmSouth Bank, a multi-state bank holding company headquartered in Birmingham, Alabama, where he served for eight years. Mr. Scott also spent seventeen years at Crestar Bank, a multi-state bank holding company headquartered in Richmond, Virginia where he served in various capacities in operations, accounting, marketing, and consumer banking.

  Rick D. Gardner. Mr. Gardner is currently Chief Financial Officer of both the Company and the Bank. From April 1996 until joining the Company in October 1998, Mr. Gardner served as the Chief Financial Officer and subsequently Chief Executive Officer of First Commercial Mortgage Company in Little Rock, Arkansas. Prior to his employment with First Commercial Mortgage, Mr. Gardner was Chief Financial Officer of Metmor Financial, Inc., a commercial and residential mortgage banking subsidiary of Metropolitan Life Insurance Company based in Kansas City, Missouri.

  David E. Stubblefield. Mr. Stubblefield is President and Chief Executive Officer of ABF Freight System, Inc. in Fort Smith, Arkansas. He has been a Director of the Bank since 1994. He was elected to the Board of Directors of the Company in 1998.

  Boyd W. Hendrickson. Mr. Hendrickson is President and Chief Operating Officer of Beverly Enterprises, Inc., a nursing home management company based in Fort Smith, Arkansas. He was elected to the Company and Bank Boards of Directors in 1998.

  John M. Stein. Mr. Stein is President and a founder of Financial Stocks, Inc., a registered investment advisor based in Cincinnati, Ohio. Financial Stocks, Inc. is the general partner of Financial Stocks Limited Partnership, Vine Street Exchange Fund, L.P. and Financial Stocks Private Equity Fund 1998 L.P. From 1993 to the formation of Financial Stocks, Inc. in 1995, Mr. Stein was an officer of Bankers Trust Company and served most recently as Vice President and manager of the Market Risks Analytics Group. Before he joined Bankers Trust Company, Mr. Stein was a consultant with The MAC Group/Gemini Consulting and specialized in commercial and investment banking issues.

  Directors are elected for one-year terms. Each officer of the Company is elected by the Board of Directors and holds office until his successor is duly elected and qualified or until his or her earlier death, resignation or removal.

  The Board of Directors has established Audit and Compensation committees. The Audit Committee currently consists of Messrs. Stubblefield and Hendrickson, neither of whom is an employee of the Company. The Audit Committee will review the general scope of the audit conducted by the Company's independent auditors, the fees charged therefor and matters relating to the Company's internal control systems. In performing its functions, the Audit Committee will meet separately with representatives of the Company's independent auditors and with representatives of senior management.

  The Compensation Committee currently consists of Messrs. Stein, Stubblefield and Hendrickson, none of whom is an employee of the Company. The Compensation Committee will administer the Company's stock option plans and will grant options and other awards to Company employees under such plans. In addition, the Compensation Committee is responsible for making recommendations to the Board of Directors with respect to the compensation of the Company's executive officers and is responsible for the establishment of policies dealing with various compensation and employee benefit matters for the Company.

Compensation Committee Interlocks And Insider Participation

  The Compensation Committee currently consists of Messrs. Stein, Stubblefield and Hendrickson, none of whom is an employee of the Company. Before the formation of the Compensation Committee, and in connection with the Acquisition, Messrs. Bailey and Scott negotiated their respective employment agreements with the Lead Investor and the Placement Agent, each of whom is a principal shareholder. See "--Employment Agreements."

Other Transactions--Loans

  Certain directors, officers and principal shareholders of the Company and their affiliated interests were customers of and had transactions with the Bank in the ordinary course of business; additional transactions may be expected to take place in the ordinary course of business. Included in such transactions were outstanding loans and commitments from the Bank, all of which were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

Director Compensation

  Directors of the Company and of the Bank receive fees of $500 for each Board meeting of each entity attended. Members of committees of the Company and the Bank receive fees of $200 for each committee meeting attended. Certain directors of the Company also serve as directors of the Bank. The Company paid no directors fees in 1997. Fees paid to directors of the Company from January 1, 1998 to September 30, 1998 totaled $900. The Bank paid directors fees of $40,350 in 1997, and has paid directors fees of $35,150 from January 1, 1998 to September 30, 1998.

Executive Compensation And Other Information

  The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chairman of the Board and Chief Executive Officer and the two most highly compensated executive officers of the Company, in addition to the Chief Executive Officer, whose total annual salary and bonus for 1998 is expected to exceed $100,000 (the "Named Executives"). No information is given for 1996 or 1997 because the Company was not organized until 1997 and no executive compensation was paid until 1998.

                          SUMMARY COMPENSATION TABLE

                                                       Long Term
                                       Annual         Compensation
                                    Compensation         Awards
                                  ----------------    ------------
                                                       Securities
                                   Salary   Bonus      Underlying    All Other
Name and Principal Position         ($)      ($)      Options (#)   Compensation
---------------------------        ------  -------    ------------  ------------
C. Stanley Bailey................ $225,000 $56,250      487,500(2)        *
Chairman and CEO
C. Marvin Scott..................  150,000  37,500      243,750(2)        *
President
Rick D. Gardner..................  125,000   5,889(1)     5,540(2)        *
Chief Financial Officer

--------
* Does not include amounts attributable to miscellaneous benefits received by the named officers. The costs of providing such benefits to the named officers for the year ended 1998 are not anticipated to exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported.

(1) Represents bonus paid based on employment since September 21, 1998, the date Mr. Gardner joined the Company.

(2) Represents options granted to Messrs. Bailey, Scott and Gardner on December 22, 1997, January 9, 1998, and September 21, 1998, respectively. The exercise price of these options is $10.00 per share for Messrs. Bailey and Scott and $10.83 per share for Mr. Gardner.

Stock Option Plans

  The Company adopted the 1998 Long-Term Incentive Plan (the "LTIP") on June 17, 1998. The LTIP is an omnibus plan administered by the Compensation Committee to provide equity-based incentive compensation for the Company's key employees. It provides for issuance of incentive stock options, qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options. The LTIP also provides for issuance of stock appreciation rights, whether in tandem with options or separately, and awards of restricted shares subject to time-based restrictions and/or performance goals. The portion of the LTIP applicable to incentive stock options is subject to shareholder approval by June 17, 1999.

  The LTIP imposes a limit on the total number of shares that may be issued during the ten-year term of the LTIP equal to 10% of the number of shares outstanding as of December 31, 1998. It imposes a limit on the number of awards that may be granted to all employees in any one calendar year equal to 1% of the number of shares outstanding on December 31, 1998. Finally, the LTIP limits the number of restricted stock awards that may be granted each year, which are time-based restricted only (i.e., without regard to any performance goals), to a number of shares equal to .33% (one-third of one percent) of the number of shares outstanding on December 31, 1998.

  Each award is non-transferrable during the life of the employee, except as permitted by the Compensation Committee to the employee's family or a trust for the employee's family. The awards do not create a right to employment. Upon a change in control of the Company any vesting schedules and performance goals are deemed satisfied.

  As discussed further below, options were granted to Mr. Bailey and Mr. Scott pursuant to their Founder's Agreements and Employment Agreements, respectively. Those options were issued before adoption of the LTIP by the Company's Board and, therefore, are non-qualified stock options. They have not been issued pursuant to the LTIP. The Company may reissue some of those options as incentive stock options under the LTIP to enhance the federal and state income tax consequences to Mr. Bailey and Mr. Scott, which provides the same tax consequences as if the LTIP were in place at the time of execution of their Founder's Agreements and Employment Agreements. If some of those options are reissued, the LTIP may be amended to provide that any reissuance of options to Mr. Bailey and Mr. Scott shall not count against the limits described above. The Company generally would not be entitled to an income tax deduction upon exercise of the incentive stock options.

Employment Agreements

  The Company and Mr. Bailey have entered into an employment agreement which provides, among other things, that Mr. Bailey serve as the Chairman of the Board of Directors and Chief Executive Officer of the Company and the Bank for an initial term of employment of three years at an initial base annual salary of

$225,000 and an initial targeted annual bonus of $75,000 based upon the achievement of certain performance goals. Mr. Bailey is also entitled to receive options to acquire 487,500 shares of Common Stock, or 5% of the shares of Common Stock issued and outstanding. The exercise price of such options is $10.00 per share.

  The Company and Mr. Scott have entered into an agreement which provides, among other things, that Mr. Scott serve as the President of the Company and the Bank for an initial base annual salary of $150,000 and an annual targeted bonus of $50,000 based upon the achievement of certain performance goals. Mr. Scott is also entitled to receive options to acquire 243,750 shares of Common Stock, 2.5% of the shares of Common Stock issued and outstanding. The exercise price of such options is $10.00 per share.

  The Company has agreed with each of Mr. Bailey, Mr. Scott and Mr. Gardner to pay certain severance benefits upon a change of control of the Company. A "change of control" is defined for this purpose as the occurrence of a transaction the result of which is that more than 25% of the outstanding shares of the Common Stock of the Company (or a successor or parent) are acquired by any person, entity or group acting in concert, which, before the transaction, owned less than 25% of the Common Stock. In the event of a change of control, Mr. Bailey will be entitled to receive, subject to Section 280(g) of the Internal Revenue Code of 1986, as amended, an amount equal to three times his total compensation for the preceding 12 months. Mr. Scott and Mr. Gardner will be entitled to receive, respectively, an amount equal to 2.99 times his total compensation for the preceding 12 months.

Benefit Plan

  The Company has established a contributory profit sharing plan pursuant to
Section 401(k) of the Code covering substantially all employees (the "Plan"). Superior Financial Corp. is the Plan administrator and investment advisor and Capital Guardian serves as the Plan's trustee. Each year the Company determines, at its discretion, the amount of matching contributions not to exceed 6% of the employee's annual compensation vesting ratably over a four year period. Total Plan expenses charged to the Company's operations in 1998 were $203,863.

Interests of Management and Others in Certain Transactions

  Mr. Bailey and Mr. Scott have entered into employment agreements with the Company. These agreements provide, among other things, that each of them is entitled to receive options to acquire shares of Common Stock pursuant to a vesting schedule determined by the occurrence of certain events. See "-- Employment Agreements." In addition, Mr. Bailey, in his individual capacity, and Mr. John Stein and Mr. Steven Stein, as principals of Financial Stocks, Inc., are Founders of the Company pursuant to Founders' Agreements. These Founders' Agreements entitled Mr. Bailey and Financial Stocks, Inc. to purchase Common Stock in the Private Placement at discounted prices. See "The Private Placement."

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 31, 1998 by each person known by the Company to own beneficially 5% or more of the Common Stock.

                                                                 Percentage
            Name                            Number of Shares Beneficially Owned
            ----                            ---------------- ------------------
Franklin Mutual Advisors...................     550,000             5.46
JP Morgan..................................     550,000             5.46
Keefe, Bruyette & Woods, Inc...............     552,083             5.48
Keefe Managers, Inc........................     550,000             5.46
Steven N. Stein............................     577,600(1)          5.73
Alexander D. Warm..........................     537,100(1)          5.33
Wellington Management Company..............     550,000             5.46

--------
(1) John M. Stein, a director of the Company, and Steven N. Stein, a principal shareholder of the Company, are directors, executive officers and principal shareholders of Financial Stocks, Inc. Alexander D. Warm, who is the beneficial owner of 537,100 shares of the Company, and Stanley L. Viagran, who owns 30,000 shares of the Company, are the remaining directors and shareholders of Financial Stocks, Inc. Financial Stocks, Inc. is a general partner and investment manager of certain investment funds, including Vine Street Exchange Fund, L.P. Vine Street Exchange Fund, L.P. owns 312,500 shares of the Company. Steven N. Stein and John M. Stein are brothers. Alexander D. Warm and Stuart E. Warm, who owns 20,000 shares of the Company, are brothers. Steven N. Stein and John M. Stein each disclaim any ownership of the Company stock held by the other. Alexander D. Warm and Stuart E. Warm each disclaim any ownership of the Company stock held by the other.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 31, 1998 by each director and each executive officer, and all directors and executive officers as a group.

                                                                 Percentage
       Name                                 Number of Shares Beneficially Owned
       ----                                 ---------------- ------------------
C. Stanley Bailey..........................     299,166(1)          2.88
Rick D. Gardner............................       1,385(2)           *
Boyd W. Hendrickson........................         --               *
C. Marvin Scott............................      97,500(3)          1.00
John M. Stein..............................     160,800(4)          1.60
David E. Stubblefield......................      10,000              *
Officers and Directors as a Group..........     568,851             5.43

--------
*  Represents less than 1%.

(1) Includes 195,000 shares of Common Stock subject to stock options, 49,398 shares held jointly by Mr. Bailey and his wife Virginia H. Bailey and 10,316 shares held in Mrs. Bailey's IRA.

(2) Represents shares of Common Stock subject to stock options.

(3) Includes 97,500 shares of Common Stock subject to stock options.

(4) John M. Stein, a director of the Company, and Steven N. Stein, a principal shareholder of the Company, are directors, executive officers and principal shareholders of Financial Stocks, Inc. Alexander D. Warm, who is the beneficial owner of 537,100 shares of the Company, and Stanley L. Viagran, who owns 30,000 shares of the Company, are the remaining directors and shareholders of Financial Stocks, Inc. Financial Stocks, Inc. is a general partner and investment manager of certain investment funds, including Vine Street Exchange Fund, L.P. Vine Street Exchange Fund, L.P. owns 312,500 shares of the Company. Steven N. Stein and John M. Stein are brothers. Alexander D. Warm and Stuart E. Warm, who owns 20,000 shares of the Company, are brothers. Steven N. Stein and John M. Stein each disclaim any ownership of the Company stock held by the other. Alexander D. Warm and Stuart E. Warm each disclaim any ownership of the Company stock held by the other.

                                  REGULATION

General

  The Bank is a federally chartered and insured stock savings bank subject to extensive regulation and supervision by the OTS, as its chartering agency, and the FDIC, as the insurer of its deposits. In addition, the Company is a registered savings and loan holding company subject to OTS regulation, examination, supervision and reporting.

  The federal banking laws contain numerous provisions affecting various aspects of the business and operations of savings institutions and savings and loan holding companies. The following description of statutory and regulatory provisions and proposals, which is not intended to be a complete description of these provisions or their effects on the Company or the Bank, is qualified in its entirety by reference to the particular statutory or regulatory provisions or proposals.

Regulation of Savings and Loan Holding Companies

  Holding Company Acquisitions. The Company is a registered unitary thrift holding company. The HOLA and OTS regulations issued thereunder generally prohibit a savings and loan holding company, without prior OTS approval, from acquiring, directly or indirectly, the ownership or control of any other savings association or savings and loan holding company, or all, or substantially all, of the assets or more than 5% of the voting shares thereof. These provisions also prohibit, among other things, any director or officer of a savings and loan holding company, or any individual who owns or controls more than 25% of the voting shares of such holding company, from acquiring control of any savings association not a subsidiary of such savings and loan holding company, unless the acquisition is approved by the OTS.

  Holding Company Activities. The Company currently operates as a unitary savings and loan holding company by virtue of its direct ownership of the Bank. As a unitary savings and loan holding company, the Company generally is not subject to activity restrictions under the HOLA. If the Company acquires control of another savings association as a separate subsidiary other than in a supervisory acquisition, it would become a multiple savings and loan holding company. There generally are more restrictions on the activities of a multiple savings and loan holding company than on those of a unitary savings and loan holding company. The HOLA provides that, among other things, no multiple savings and loan holding company or subsidiary thereof which is not an insured association shall commence or continue for more than two years after becoming a multiple savings and loan holding company or subsidiary thereof, any business activity other than: (i) furnishing or performing management services for a subsidiary insured institution, (ii) conducting an insurance agency or escrow business, (iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary insured institution, (iv) holding or managing properties used or occupied by a subsidiary insured institution, (v) acting as trustee under deeds of trust, (vi) those activities previously directly authorized by regulation as of March 5, 1987 to be engaged in by multiple savings and loan holding companies or (vii) those activities authorized by the Federal Reserve Board as permissible for bank holding companies, unless the OTS by regulation, prohibits or limits such activities for savings and loan holding companies. Those activities described in (vii) above must be approved by the OTS prior to being engaged in by a multiple savings and loan holding company.

  Affiliate Restrictions. Transactions between a savings association and its "affiliates" are subject to quantitative and qualitative restrictions under Sections 23A and 23B of the Federal Reserve Act. Affiliates of a savings association include, among other entities, the savings association's holding company and companies that are under common control with the savings association.

  In general, Sections 23A and 23B and OTS regulations issued in connection therewith limit the extent to which a savings association or its subsidiaries may engage in certain "covered transactions" with affiliates to an amount equal to 10% of the association's capital and surplus, in the case of covered transactions with any one affiliate, and to an amount equal to 20% of such capital and surplus, in the case of covered transactions with all affiliates. In addition, a savings association and its subsidiaries may engage in covered transactions and certain other transactions only on terms and under circumstances that are substantially the same, or at least as favorable to the savings association or its subsidiary, as those prevailing at the time for comparable transactions with nonaffiliated companies. A "covered transaction" is defined to include a loan or extension of credit to an affiliate; a purchase of investment securities issued by an affiliate; a purchase of assets from an affiliate, with certain exceptions; the acceptance of securities issued by an affiliate as collateral for a loan or extension of credit to any party; or the issuance of a guarantee, acceptance or letter of credit on behalf of an affiliate.

  In addition, under the OTS regulations, a savings association may not make a loan or extension of credit to an affiliate unless the affiliate is engaged only in activities permissible for bank holding companies; a savings association may not purchase or invest in securities of an affiliate other than shares of a subsidiary; a savings association and its subsidiaries may not purchase a low-quality asset from an affiliate; and covered transactions and certain other transactions between a savings association or its subsidiaries and an affiliate must be on terms and conditions that are consistent with safe and sound banking practices. With certain exceptions, each loan or extension of credit by a savings association to an affiliate must be secured by collateral with a market value ranging from 100% to 130% (depending on the type of collateral) of the amount of the loan or extension of credit.

  The OTS regulations generally exclude all non-bank and non-savings association subsidiaries of savings associations from treatment as affiliates, except to the extent that the OTS or the Federal Reserve Board decides to treat such subsidiaries as affiliates. The regulations also require savings associations to make and retain records that reflect affiliate transactions in reasonable detail, and provide that certain classes of savings associations may be required to give the OTS prior notice of affiliate transactions.

Regulation of Federal Savings Institutions

  Regulatory System. The activities of federal savings institutions are governed by the HOLA and, in certain respects, the Federal Deposit Insurance Act (the "FDIA") and the regulations issued by the OTS and the FDIC to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which federal savings associations may engage. Lending activities and other investments must comply with various statutory and regulatory capital requirements. In addition, the Bank's relationship with its depositors and borrowers is also regulated to a great extent, especially in such matters as the ownership of deposit accounts and the form and content of the Bank's mortgage documents. The Bank must file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the OTS and the FDIC to review the Bank's compliance with various regulatory requirements. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes.

  Federal Home Loan Bank System. The FHLB System, consisting of 12 FHLBs, is under the jurisdiction of the Federal Housing Finance Board ("FHFB"). The designated duties of the FHFB are to: supervise the FHLBs; ensure that the FHLBs carry out their housing finance mission; ensure that the FHLBs remain adequately capitalized and able to raise funds in the capital markets; and ensure that the FHLBs operate in a safe and sound manner. The Bank, as a member of the FHLB System, is required to acquire and hold shares of capital stock in an FHLB in an amount equal to the greater of: (i) 1% of its aggregate outstanding principal amount of its residential mortgage loans, home purchase contracts and similar obligations at the beginning of each calendar year, or
(ii) 1/20 of its FHLB advances (borrowings). Among other benefits, FHLB membership provides the Bank with a central credit facility.

  Liquid Assets. Under OTS regulations, for each calendar quarter, a savings institution is required to maintain an average daily balance of liquid assets (including cash, certain time deposits and savings accounts, bankers' acceptances, certain government obligations and certain other investments) of not less than a specified percentage of the average daily balance of its net withdrawable accounts plus short-term borrowings (its liquidity base) during the preceding calendar quarter. This liquidity requirement is currently 4.0%. In addition to meeting the liquidity requirement, each savings association must maintain sufficient liquidity to ensure its safe and sound operation.

  Regulatory Capital Requirements. OTS capital regulations require savings institutions to satisfy minimum capital standards: risk-based capital requirements, a leverage requirement and a tangible capital requirement. Savings institutions must meet each of these standards in order to be deemed in compliance with OTS capital requirements. In addition, the OTS may require savings institutions to maintain capital above the minimum capital levels.

  All savings institutions are required to meet a minimum risk-based capital requirement of total capital (core capital plus supplementary capital) equal to 8% of risk-weighted assets (which includes the credit risk equivalents of certain off-balance sheet items). In calculating total capital for purposes of the risk-based requirement, supplementary capital may not exceed 100% of core capital. Under the leverage requirement, a savings institution is required to maintain core capital equal to a minimum of 3% of adjusted total assets. (In addition, under the prompt corrective action provisions of the OTS regulations, all but the most highly-rated institutions must maintain a minimum leverage ratio of 4% in order to be adequately capitalized. See "-- Prompt Corrective Action.") A savings institution is also required to maintain tangible capital in an amount at least equal to 1.5% of its adjusted total assets.

  Under OTS regulations, a savings institution with a greater than "normal" level of interest rate exposure must deduct an interest rate risk ("IRR") component in calculating its total capital for purposes of determining whether it meets its risk-based capital requirement. Interest rate exposure is measured, generally, as the decline in an institution's net portfolio value that would result from a 200 basis point increase or decrease in market interest rates (whichever would result in lower net portfolio value), divided by the estimated economic value of the savings association's assets. The interest rate risk component to be deducted from total capital is equal to one-half of the difference between an institution's measured exposure and "normal" IRR exposure (which is defined as 2%), multiplied by the estimated economic value of the institution's assets. The OTS has postponed the date the component will be deducted from an institution's total capital.

  These capital requirements are viewed as minimum standards by the OTS, and most institutions are expected to maintain capital levels well above the minimum. In addition, the OTS regulations provide that minimum capital levels higher than those provided in the regulations may be established by the OTS for individual savings institutions, upon a determination that the savings institution's capital is or may become inadequate in view of its circumstances. The OTS regulations provide that higher individual minimum regulatory capital requirements may be appropriate in circumstances where, among others: (1) a savings institution has a high degree of exposure to interest rate risk, prepayment risk, credit risk, concentration of credit risk, certain risks arising from nontraditional activities, or similar risks or a high proportion of off-balance sheet risk; (2) a savings institution is growing, either internally or through acquisitions, at such a rate that supervisory problems are presented that are not dealt with adequately by other OTS regulations and guidance; and (3) a savings institution may be adversely affected by activities or condition of its holding company, affiliates, subsidiaries or other persons or savings institutions with which it has significant business relationships. The Bank is not subject to any such individual minimum regulatory capital requirement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources--Capital Resources."

  Certain Consequences of Failure to Comply with Regulatory Capital Requirements. A savings institution's failure to maintain capital at or above the minimum capital requirements may be deemed an unsafe and unsound practice and may subject the savings institution to enforcement actions and other proceedings. Any savings institution not in compliance with all of its capital requirements is required to submit a capital plan that addresses the institution's need for additional capital and meets certain additional requirements. The savings institution must certify that, among other things, while the capital plan is being reviewed by the OTS, the savings association will not, without the approval of the appropriate OTS Regional Director, grow beyond net interest credited or make any capital distributions. If a savings institution's capital plan is not approved, the institution will become subject to asset growth restrictions and other restrictions or limitations set forth in the OTS Regional Director's notice of disapproval. In addition, the OTS, through a capital directive or otherwise, may restrict the ability of a savings institution not in compliance with the capital requirements to pay dividends and compensation, and may require such a bank to take one or more of certain corrective actions, including, without limitation: (i) increasing its capital to specified levels, (ii) reducing the rate of interest that may be paid on savings accounts, (iii) limiting receipt of deposits to those made to existing accounts, (iv) ceasing issuance of new accounts of any or all classes or categories except in exchange for existing accounts, (v) ceasing or limiting the purchase of loans or the making of other specified investments, and (vi) limiting operational expenditures to specified levels.

  Prompt Corrective Action. Under Section 38 of the FDIA, as added by the FDIC Improvement Act of 1991 ("FDICIA"), each federal banking agency is required to implement a system of prompt corrective action for institutions that it regulates. The prompt corrective action regulation of the OTS requires certain mandatory actions and authorizes certain other discretionary actions to be taken by the OTS against a savings institution that falls within certain undercapitalized capital categories specified in the regulation.

  The regulations establish five categories of capital classification: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." Under the regulation, the ratio of total capital to risk-weighted assets, Tier 1 capital to risk-weighted assets and the leverage ratio are used to determine an institution's capital classification. Under the prompt corrective action regulations of the OTS, an institution shall be deemed to be (i) "well-capitalized" if it has total risk-based capital of 10.0% or more, has a Tier 1 risk-based capital ratio of 6.0% or more, has a leverage capital ratio of 5.0% or more and is not subject to any written agreement, order or final capital directive to meet and maintain a specific capital level for any capital measure, (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier 1 risk-based capital ratio of 4.0% or more and a leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized," (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier 1 risk-based capital ratio that is less than 4.0% or a leverage capital ratio that is less than 4.0% (3.0% under certain circumstances), (iv) "significantly undercapitalized" if it has total risk-based capital ratio that is less than 6.0%, a Tier 1 risk-based capital ratio that is less than 3.0% or a leverage capital ratio that is less than 3.0% and
(v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%. Federal law authorizes the OTS to reclassify a well-capitalized institution as adequately-capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category (except that the OTS may not reclassify a significantly undercapitalized institution as critically undercapitalized).

  A savings institution is prohibited from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the institution would thereafter be undercapitalized. Institutions that are classified as undercapitalized are subject to certain mandatory supervisory actions, including: (i) increased monitoring by the appropriate federal banking agency for the institution and periodic review of the institution's efforts to restore its capital, (ii) a requirement that the institution submit a capital restoration plan acceptable to the appropriate federal banking agency and implement that plan, and that each company having control of the institution guarantee compliance with the capital restoration plan in an amount not exceeding the lesser of 5% of the institution's total assets at the time the institution received notice of being undercapitalized, or the amount necessary to bring the institution into compliance with applicable capital standards at the time it fails to comply with the plan, and
(iii) a limitation on the institution's ability to make any acquisition, open any new branch offices, or engage in any new line of business without the prior approval of the appropriate federal banking agency for the institution or the FDIC.

  The regulations also provide that the OTS may take any of certain additional supervisory actions against an undercapitalized institution if the agency determines that such actions are necessary to resolve the problems of the institution at the least possible long-term cost to the deposit insurance fund. These supervisory actions include: (i) requiring the institution to raise additional capital or be acquired by another institution or holding company if certain grounds exist, (ii) restricting transactions between the institution and its affiliates, (iii) restricting interest rates paid by the institution on deposits, (iv) restricting the institution's asset growth or requiring the institution to reduce its assets, (v) requiring replacement of senior executive officers and directors, (vi) requiring the institution to alter or terminate any activity deemed to pose excessive risk to the institution, (vii) prohibiting capital distributions, (viii) requiring the institution to divest certain subsidiaries, or requiring the institution's holding company to divest the institution or certain affiliates of the institution, and (ix) taking any other supervisory action that the agency believes would better carry out the purposes of the prompt corrective action provisions of FDICIA.

  Institutions classified as undercapitalized that fail to submit a timely, acceptable capital restoration plan or fail to implement such a plan are subject to the same supervisory actions as significantly undercapitalized institutions. Significantly undercapitalized institutions are subject to the mandatory provisions applicable to undercapitalized institutions. The regulation also makes mandatory for significantly undercapitalized institutions certain of the supervisory actions that are discretionary for institutions classified as undercapitalized, creates a presumption in favor of certain discretionary supervisory actions, and subjects significantly undercapitalized institutions to additional restrictions, including a prohibition on paying bonuses or raises to senior executive officers without the prior written approval of the appropriate federal bank regulatory agency. In addition, significantly undercapitalized institutions may be subjected to certain of the restrictions applicable to critically undercapitalized institutions.

  The regulations require that an institution be placed into conservatorship or receivership within 90 days after it becomes critically undercapitalized, unless the OTS, with concurrence of the FDIC, determines that other action would better achieve the purposes of the prompt corrective action provisions of FDICIA. Any such determination must be renewed every 90 days. A depository institution also must be placed into receivership if the institution continues to be critically undercapitalized on average during the calendar quarter beginning 270 days after the date on which the institution initially became critically undercapitalized, unless the institution's federal bank regulatory agency, with concurrence of the FDIC, makes certain positive determinations with respect to the institution.

  Critically undercapitalized institutions are also subject to the restrictions generally applicable to significantly undercapitalized institutions and to a number of other severe restrictions. For example, beginning 60 days after becoming critically undercapitalized, such institutions may not pay principal or interest on subordinated debt without the prior approval of the FDIC. (However, the regulation does not prevent unpaid interest from accruing on subordinated debt under the terms of the debt instrument, to the extent otherwise permitted by law.) In addition, critically undercapitalized institutions may be prohibited from engaging in a number of activities, including entering into certain transactions or paying interest above a certain rate on new or renewed liabilities.

  If the OTS determines that an institution is in an unsafe or unsound condition, or if the institution is deemed to be engaging in an unsafe and unsound practice, the OTS may, if the institution is well capitalized, reclassify it as adequately capitalized; if the institution is adequately capitalized but not well capitalized, require it to comply with restrictions applicable to undercapitalized institutions; and, if the institution is undercapitalized, require it to comply with certain restrictions applicable to significantly undercapitalized institutions.

  At December 31, 1998, the Bank met the capital requirements of a "well capitalized" institution under applicable OTS regulations.

  Enforcement Powers. The OTS and, under certain circumstances, the FDIC, have substantial enforcement authority with respect to savings institutions, including authority to bring various enforcement actions against a savings institution and any of its "institution-affiliated parties" (a term defined to include, among other persons, directors, officers, employees, controlling stockholders, agents and stockholders who participate in the conduct of the affairs of the institution). This enforcement authority includes, without limitation: (i) the ability to terminate a savings institution's deposit insurance, (ii) institute cease-and-desist proceedings, (iii) bring suspension, removal, prohibition and criminal proceedings against institution-affiliated parties, and (iv) assess substantial civil money penalties. As part of a cease-and-desist order, the agencies may require a savings institution or an institution-affiliated party to take affirmative action to correct conditions resulting from that party's actions, including to make restitution or provide reimbursement, indemnification or guarantee against loss; restrict the growth of the institution; and rescind agreements and contracts.

  Capital Distribution Regulation. In addition to the prompt corrective action restriction on paying dividends, OTS regulations limit certain "capital distributions" by OTS-regulated savings institutions. Capital distributions are defined to include, in part, dividends and payments for stock repurchases and other distributions charged against the capital accounts of a savings institution.

  Under the regulation, an institution that meets its capital requirement both before and after a proposed distribution (a "Tier 1 institution") and which has not been notified by the OTS that it is in need of more than normal supervision may, after prior notice to but without the approval of the OTS, make capital distributions during a calendar year up to the higher of: (i) 100% of its net income to date during the calendar year plus the amount that would reduce by one-half its surplus capital ratio at the beginning of the calendar year, or (ii) 75% of its net income over the most recent four-quarter period. A Tier 1 institution may make capital distributions in excess of the above amount if it gives notice to the OTS and the OTS does not object to the distribution. A savings institution that meets its minimum capital requirement both before and after a proposed distribution but does not meet its capital requirement (a "Tier 2 institution") is authorized after prior notice to the OTS but without OTS approval, to make capital distributions in an amount up to 75% of its net income over the most recent four-quarter period, taking into account all prior distributions during the same period. Any distribution in excess of this amount must be approved in advance by the OTS. A savings institution that does not meet its minimum capital requirement (a "Tier 3 institution") cannot make any capital distribution without prior approval from the OTS, unless the capital distribution is consistent with the terms of a capital plan approved by the OTS.

  The Bank has been classified as a Tier 1 institution. As of December 31, 1998, under applicable regulations of the OTS, the total capital available for the payment of dividends by the Bank to the Company was $6.17 million, assuming application of the OTS's safe harbor for capital distributions.

  The OTS has proposed to amend its capital distribution regulation to conform its requirements to those of the other federal banking agencies. Under the proposed regulation, an institution that would remain at least adequately capitalized after making a capital distribution, and that meets other specified requirements, would not be required to obtain the prior approval of the OTS or to provide notice to the OTS prior to making capital distributions below specified amounts. Under other circumstances, either an application or notice must be filed with the OTS prior to a proposed capital distribution.

  Qualified Thrift Lender Test. All savings associations are required to meet a qualified thrift lender ("QTL") test to avoid certain restrictions on their operations. A savings institution that fails to become or remain a QTL shall either become a national bank or be subject to the following restrictions on its operations: (i) the association may not make any new investment or engage in activities that would not be permissible for national banks; (ii) the association may not establish any new branch office where a national bank located in the savings institution's home state would not be able to establish a branch office; (iii) the association shall be ineligible to obtain new advances from any FHLB; and (iv) the payment of dividends by the association shall be subject to the statutory and regulatory dividend restrictions applicable to national banks. Also, beginning three years after the date on which the savings institution ceases to be a QTL, the savings institution would be prohibited from retaining any investment or engaging in any activity not permissible for a national bank and would be required to repay any outstanding advances to any FHLB. In addition, within one year of the date on which a savings association controlled by a company ceases to be a QTL, the company must register as a bank holding company and become subject to the rules applicable to such companies. A savings institution may requalify as a QTL if it thereafter complies with the QTL test.

  Currently, the QTL test requires that either an institution qualify as a domestic building and loan association under the Code or that 65% of its "portfolio assets" (as defined) consist of certain housing and consumer-related assets on a monthly average basis in nine out of every 12 months. Assets that qualify without limit for inclusion as part of the 65% requirement are loans made to purchase, refinance, construct, improve or repair domestic residential housing and manufactured housing; home equity loans; mortgage-backed securities (where the mortgages are secured by domestic residential housing or manufactured housing); FHLB stock; direct or indirect obligations of the FDIC; and loans for educational purposes, loans to small businesses and loans made through credit cards or credit card accounts. In addition, the following assets, among others, may be included in meeting the test subject to an overall limit of 20% of the savings institution's portfolio assets: 50% of residential mortgage loans originated and sold within 90 days of origination; 100% of consumer loans; and 100% of stock issued by the Federal Home Loan Mortgage Corporation or FNMA. "Portfolio assets" consist of total assets minus the sum of (i) goodwill and other intangible assets, (ii) property used by the savings institution to conduct its business, and (iii) liquid assets up to 20% of the institution's total assets. At December 31, 1998, the Bank met the QTL test.

  Activities of Associations and Their Subsidiaries. Subject to a number of restrictions and limitations, savings associations are permitted to establish or acquire subsidiaries that engage in various activities. Pursuant to the FDIA and OTS regulations, at least 30 days prior to establishing or acquiring such a subsidiary, or conducting any new activity through a subsidiary, the savings association must notify the FDIC and the OTS and provide the information each agency may, by regulation, require. In certain circumstances, written approval of the OTS must be obtained prior to acquiring or establishing a subsidiary or engaging in a new activity in an existing subsidiary. Savings associations also must conduct the activities of subsidiaries in accordance with existing regulations and orders.

  The OTS may determine that the continuation by a savings association of its ownership control of, or its relationship to, the subsidiary constitutes a serious risk to the safety, soundness or stability of the association or is inconsistent with sound banking practices or with the purposes of the FDIA. Based upon that determination, the FDIC or the OTS has the authority to order the savings association to divest itself of control of the subsidiary. The FDIC also may determine by regulation or order that any specific activity poses a serious threat to the SAIF. If so, it may require that no SAIF member engage in that activity directly.

  FDIC Assessments. The FDIC is an independent federal agency established originally to insure the deposits, up to prescribed statutory limits, of federally insured banks and to preserve the safety and soundness of the banking industry. The FDIC maintains two separate insurance funds: the BIF and the SAIF. As insurer of the Bank's deposits, the FDIC has examination, supervisory and enforcement authority over all savings associations. The Bank's deposit accounts are insured by the FDIC under the SAIF to the maximum extent permitted by law. The Bank pays deposit insurance premiums to the FDIC based on a risk-based assessment system established by the FDIC for all SAIF-member institutions.

  Under FDIC regulations, institutions are assigned to one of three capital groups for insurance premium purposes--"well capitalized," "adequately capitalized" and "undercapitalized"--which are defined in the same manner as the regulations establishing the prompt corrective action system, as discussed previously. These three groups are then divided into subgroups which are based on supervisory evaluations by the institution's primary federal regulator, resulting in nine assessment classifications. Effective January 1, 1997, assessment rates for both SAIF-insured institutions and BIF-insured institutions ranged from 0% of insured deposits for well-capitalized institutions with minor supervisory concerns to .27% of insured deposits for undercapitalized institutions with substantial supervisory concerns. In addition, an assessment of 6.4 basis points and 1.3 basis points is added to the regular SAIF-assessment and the regular BIF-assessment, respectively, until the earlier of December 31, 1999 or the date upon which the last savings association ceases to exist in order to cover Financing Corporation debt service payments. The Bank's assessment expense for the year ended December 31, 1998 equaled $554,771.

  Conservatorship/Receivership. In addition to the grounds discussed under "-- Prompt Corrective Action," the OTS (and, under certain circumstances, the FDIC) may appoint a conservator or receiver for a savings institution if any one or more of a number of circumstances exist, including, without limitation, the following: (i) the institution's assets are less than its obligations to creditors and others, (ii) a substantial dissipation of assets or earnings due to any violation of law or any unsafe or unsound practice, (iii) an unsafe or unsound condition to transact business, (iv) a willful violation of a final cease-and-desist order, (v) the concealment of the institution's books, papers, records or assets or refusal to submit such items for inspection to any examiner or lawful agent of the appropriate federal banking agency or state bank or savings association supervisor, (vi) the institution is likely to be unable to pay its obligations or meet its depositors' demands in the normal course of business, (vii) the institution has incurred, or is likely to incur, losses that will deplete all or substantially all of its capital, and there is no reasonable prospect for the institution to become adequately capitalized without federal assistance, (viii) any violation of law or unsafe or unsound practice that is likely to cause insolvency or substantial dissipation of assets or earnings, weaken the institution's condition, or otherwise seriously prejudice the interests of the institution's depositors or the federal deposit insurance fund, (ix) the institution is undercapitalized and the institution has no reasonable prospect of becoming adequately capitalized, fails to become adequately capitalized when required to do so, fails to submit a timely and acceptable capital restoration plan, or materially fails to implement an accepted capital restoration plan, (x) the institution is critically undercapitalized or otherwise has substantially insufficient capital, or (xi) the institution is found guilty of certain criminal offenses related to money laundering.

  Cross-Guarantee Liability and Effect of a Resolution of the Bank. Depository institutions insured by the FDIC, such as the Bank, can be held liable for any loss incurred, or reasonably expected to be incurred, by the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance. Accordingly, to the extent that the FDIC incurs or anticipates incurring any loss in connection with any other insured depository institution owned by the Company, the Bank could be required to compensate the FDIC by reimbursing it for the amount of such loss. Such cross-guarantee liability can result in the ultimate failure or insolvency of all insured depository institutions in a holding company structure. Any obligation or liability owed by a banking subsidiary to its parent company, any other shareholder or any of the banking subsidiary's other affiliates is subordinate to the banking subsidiary's cross-guarantee liability.

  Because the Company is a legal entity separate and distinct from the Bank, the Company's right to participate in the distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors. In the event of a liquidation or other resolution of the Bank or any other insured depository institution owned by the Company, the claims of depositors and other general or subordinated creditors of such Bank would be entitled to a priority of payment over the claims of holders of any obligation of the Bank to its shareholders, including any depository institution holding company (such as the Company) or any shareholder or creditor of such holding company.

  Thrift Charter. Congress has been considering legislation in various forms that would require federal thrifts, such as the Bank, to convert their charters to national or state bank charters. Recent legislation required the Treasury Department to prepare for Congress a comprehensive study on development of a common charter for federal savings associations and commercial banks; and, in the event that the thrift charter was eliminated by January 1, 1999, would require the merger of the BIF and the SAIF into a single Deposit Insurance Fund on that date. The Bank cannot determine whether, or in what form, such legislation may eventually be enacted and there can be no assurance that any legislation that is enacted would contain adequate grandfather rights for the Company or the Bank.

  In the absence of appropriate "grandfather" provisions, legislation eliminating the savings association charter could cause the Company to be treated as a bank holding company subject to extensive regulation by the Federal Reserve Board. Bank holding companies are generally not permitted to engage directly or indirectly in any nonbanking activities other than certain nonbanking activities that are considered closely related to banking. Bank holding companies are also subject, on a consolidated basis, to minimum regulatory capital requirements similar to those imposed on banks and on savings associations such as the Bank. A bank holding company is generally expected to maintain a Tier 1 leverage capital ratio of at least 3-5% of adjusted total assets (depending on the bank holding company's particular circumstances), a Tier 1 risk-based capital ratio of 4% of risk-weighted assets, and a total risk-based capital ratio of 8% of risk-weighted assets. Tier 1 capital is limited to common stockholders' equity and related surplus, certain perpetual preferred stock instruments and related surplus, and minority interests in equity accounts of consolidated subsidiaries, less the amount of goodwill and certain other intangible assets deducted from Tier 1 capital. Total capital includes Tier 1 capital plus the amount of the allowance for loan and lease losses, certain perpetual preferred stock and related surplus, certain hybrid capital instruments and mandatory convertible debt securities, and certain subordinated debt and intermediate-term preferred stock and related surplus, less the amount of goodwill and certain other intangible assets deducted from capital. Risk-weighted assets comprise the total amount of assets and adjusted off-balance-sheet items after each is multiplied by a credit-risk factor of 0% to 100%. The Company would be materially undercapitalized if such capital requirements were made applicable to the Company.

  Community Reinvestment Act and the Fair Lending Laws. Savings institutions have a responsibility under the Community Reinvestment Act ("CRA") and related regulations of the OTS to help meet the credit needs of their communities, including low-and moderate-income neighborhoods. In addition, the Equal Credit Opportunity Act and the Fair Housing Act (together, the "Fair Lending Laws") prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. An institution's failure to comply with the provisions of CRA could, at a minimum, result in regulatory restrictions on its activities, and failure to comply with the Fair Lending Laws could result in enforcement actions by the OTS, as well as other federal regulatory agencies and the Department of Justice.

  Safety and Soundness Guidelines. The OTS and the other federal banking agencies have established guidelines for safety and soundness, addressing operational and managerial, as well as compensation matters for insured financial institutions. Institutions failing to meet these standards are required to submit compliance plans to their appropriate federal regulators. The OTS and the other agencies have also established guidelines regarding asset quality and earnings standards for insured institutions.

  Change of Control. Subject to certain limited exceptions, no company can acquire control of a savings association without the prior approval of the OTS, and no person may acquire control of a savings association without the prior approval of the OTS. Any company that acquires control of a savings association becomes a savings and loan holding company subject to extensive registration, examination and regulation by the OTS. Conclusive control exists, among other ways, when an acquiring party acquires more than 25% of any class of voting stock of a savings association or savings and loan holding company, or controls in any manner the election of a majority of the directors of the company. In addition, a rebuttable presumption of control exists if, among other things, a person acquires more than 10% of any class of a savings association or savings and loan holding company's voting stock (or 25% of any class of stock) and, in either case, any of certain additional control factors exist.

                                   TAXATION

Federal Taxation

  General. The Company and its subsidiaries, including the Bank, are subject to federal income taxation under the Code in the same general manner as other corporations with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to the Bank. The Company and its subsidiaries will file its initial consolidated federal income tax return for the calendar year ending December 31, 1998.

  Method of Accounting. The Company and subsidiaries for financial and federal income tax purposes will use the accrual method of accounting.

  Bad Debt Reserves. The Company and its subsidiaries are required to use the specific charge-off method. Under the specific charge-off method, bad debts are deducted as they become wholly worthless or partially worthless, as the case may be. The deduction must be claimed for wholly worthless debts in the year in which the debt becomes worthless.

  Minimum Tax. The Company and its subsidiaries may be subject to the corporate alternative minimum tax which is imposed to the extent it exceeds the Company's regular income tax for the year. The alternative minimum tax will be imposed at the rate of 20% of a specially computed tax base.

  Corporate Dividends-Received Deduction. The Company may exclude from its income 100% of dividends received from its subsidiaries, including the Bank, as a member of the same affiliated group of corporations. The corporate dividends-received deduction is 80% in the case of dividends received from corporations with which a corporate recipient does not file a consolidated tax return, and corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct only 70% of dividends received or accrued on their behalf.

State and Local Taxation

  Delaware State Taxation. As a Delaware holding company not earning income in Delaware, the Company is exempt from Delaware corporate income tax but is required to file an annual report with and pay an annual franchise tax to the State of Delaware. The Delaware franchise tax is based on the Company's authorized capital stock or on its assumed par and non-par capital, whichever yields a lower result. Under the authorized capital method, each share is taxed at a graduated rate based on the number of authorized shares with a maximum aggregate tax of $150,000 per year. Under the assumed par value capital method, Delaware taxes each $1,000,000 of assumed par-capital at the rate of $200.

  Arkansas State Taxation. The Company and its subsidiaries will be required to file a consolidated Arkansas income tax return because it will be doing business in Arkansas. For Arkansas tax purposes, corporations are presently taxed at a rate equal to 6.5% of taxable income. For this purpose, "taxable income" generally means federal taxable income subject to Arkansas modifications.

  Oklahoma State Taxation. The Company's subsidiary, Superior Federal Bank, will be required to file a separate company Oklahoma income tax return because it will be doing business in Oklahoma. For Oklahoma tax purposes, corporation are presently taxed at a rate equal to 6% of taxable income. Oklahoma taxable income is federal taxable income, subject to Oklahoma modifications.

                          DESCRIPTION OF SENIOR NOTES

General

  The Senior Notes were issued pursuant to the Indenture. The Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") in connection with the filings of the Registration Statement of which this Prospectus forms a part. This summary of certain terms and provisions of the Senior Notes and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act. Capitalized terms not otherwise defined herein have the meanings specified in the Indenture. The Indenture has been filed as an Exhibit to the Registration Statement of which this Prospectus forms a part. Capitalized terms not otherwise defined in the following discussion or elsewhere in this Prospectus are defined below at "-- Certain Definitions."

  The Senior Notes will mature on April 1, 2003. The Senior Notes are general unsecured obligations of the Company and rank senior to such other Indebtedness as the Company may incur that is not expressly subordinated to the Senior Notes. The Indenture generally restricts the incurrence of additional Indebtedness by the Company, except for certain Junior
Indebtedness. See "--Certain Covenants--Limitations on Indebtedness."

  The Senior Notes were issued and are transferable only in registered form without coupons and only in denominations of $100,000 and any integral multiple above that amount.

  The Senior Notes bear interest from the date of their initial issuance, at the rate of 8.65% per annum, payable semi-annually in arrears on April 15 and October 15 of each year (each an "Interest Payment Date"), which commenced October 15, 1998, to the holders of record at the close of business on the October 1st or April 1st (whether or not a business day), as the case may be, next preceding such Interest Payment Date (each, a "Regular Record Date"). Interest will be computed on the basis of a 360-day year of twelve 30-day months.

  The Senior Notes are not savings accounts or deposits and are not insured by the FDIC or by the United States or any agency or fund thereof. The Senior Notes are not secured by the assets of the Company or any of its Subsidiaries, including the Bank, or otherwise and do not have the benefit of a sinking fund for the retirement of principal or interest. Because the Company is a holding company that conducts substantially all of its operations through the Bank, the right of the Company to participate in any distribution of assets of the Bank, upon its liquidation or reorganization or otherwise (and thus the ability of Holders to benefit indirectly from such distribution), is subject to the prior claims of creditors of the Bank, including claims of depositors of the Bank. Additionally, distributions to the Company by the Bank, whether in liquidation, reorganization or otherwise, are subject to regulatory restrictions and, under certain circumstances, may be prohibited. See "Regulation-- Regulation of Federal Savings Institutions--Capital Distribution Regulation."

No Sinking Fund or Mandatory Redemption

  The Senior Notes are not entitled to the benefit of any sinking fund or mandatory redemption.

Interest Reserve Account

  In connection with the issuance of the Senior Notes, the Company established the Interest Reserve Account, which consists of a segregated deposit account and segregated Permitted Investments in a bank or trust company which is unaffiliated with the Company and which meets specified requirements. The arrangements relating to the Interest Reserve Account are set forth in a Custody and Security Agreement between the Company and The Bank of New York (the "Security Agreement").

  Any funds or other assets in the Interest Reserve Account from time to time may not be commingled with any other funds or assets of the Company or any of the Company's subsidiaries or affiliates, provided, however, that if on any Interest Payment Date, the amount of funds and the Fair Market Value of any Permitted Investments in the Interest Reserve Account shall exceed the amount required to be maintained therein in accordance with the Indenture, the Company shall be entitled to withdraw all or any portion of such excess.

  The Company is required to carry in the Interest Reserve Account an aggregate amount of cash and Fair Market Value of Permitted Investments (determined not less frequently than on each Interest Payment Date) sufficient at all times to pay the interest on the next two succeeding semi-annual interest payments due on the Senior Notes.

Optional Redemption

  Upon the occurrence of a Change of Control, the Senior Notes not tendered in accordance with the provisions set forth under "Offer to Purchase upon a Change of Control" shall be redeemable at the option of the Company, in whole or in part, at any time or from time to time, upon not less than 45 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to the sum of (i) the principal amount of the Senior Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such Senior Notes (the "Redemption Price"). If notice has been given as provided in the Indenture and funds for the redemption of any Senior Notes called for redemption shall have been made available on the redemption date referred to in such notice, such Senior Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Senior Notes will be to receive payment of the Redemption Price.

  Notice of any optional redemption of any Senior Notes will be given to Holders not more than 60 nor less than 45 days prior to the date fixed for redemption. The notice of redemption will specify, among other things, the Redemption Price and the principal amount of the Senior Notes held by such Holder to be redeemed.

  If less than all the Senior Notes are to be redeemed at the option of the Company, the Company will notify the Trustee at least 60 days prior to the redemption date (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of the Senior Notes to be redeemed and their redemption date. The Trustee shall select, in such manner as it shall deem fair and appropriate, the Senior Notes to be redeemed in whole or in part. Senior Notes may be redeemed in part in the minimum authorized denomination for the Senior Notes or in any integral multiple thereof.

  For purposes of the foregoing discussion:

    "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Senior Note, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of Redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Senior Notes being redeemed or paid.

    "Reinvestment Rate" means .50% (fifty one-hundredths of one percent) plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity of the Senior Notes, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For such purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

    "Statistical Release" means the statistical release which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if the statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

Certain Covenants

  The Indenture contains, among others, the following covenants:

  Limitations on Indebtedness. Neither the Company nor any Subsidiary may create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to, or otherwise permit to exist any Indebtedness, except: (i) Indebtedness represented by the Senior Notes; (ii) Indebtedness incurred under the Loan Agreement in the amount and on such terms as are in effect on the Issue Date; (iii) Junior Indebtedness with a Stated Maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments) which is after the final Stated Maturity of the Senior Notes; (iv) Indebtedness the proceeds of which are immediately applied to redeem or repurchase Senior Notes and provided that if such Indebtedness is used to redeem or repurchase only a portion of the Senior Notes, such Indebtedness has a Stated Maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments) which is after the final Stated Maturity of the Senior Notes; (v) Indebtedness specified in paragraph (b) of the definition of "Permitted Payment;" and (vi) Excluded Indebtedness.

  Notwithstanding the foregoing exceptions, the Company may not, and may not permit any Subsidiary to, create, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to, or otherwise permit to exist, any Indebtedness (including any Indebtedness assumed in connection with the acquisition of assets from another Person or as a result of the merger of any Person with or into the Company) unless, at the time of such event, the principal amount of total Indebtedness of the Company and its Subsidiaries would not exceed 100% of the Company's Consolidated Net Worth, provided that for purposes of this requirement, Indebtedness shall be net of any fund or interest reserve account which has been established to fund the payment of principal and/or interest on Indebtedness.

  Limitations on Restricted Payments. The Company may not, and may not permit any Subsidiary to, directly or indirectly, make any Restricted Payment if, at the time of such Restricted Payment or after giving effect thereto,

  (a) a Default or Event of Default shall have occurred and be continuing; or

  (b) the Company would fail to maintain sufficient Liquid Assets to comply with the terms of the covenant described below under "--Liquidity
Maintenance;"

  (c) the Bank would fail to meet any applicable minimum capital requirements under the regulations of the OTS which are necessary to enable it to qualify as an "adequately capitalized" institution under such regulations; or

  (d) the aggregate amount of all Restricted Payments (the amount of such payments, if other than in cash, having been determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors filed with the Trustee) declared and made after the Issue Date would exceed the sum of

    (i) 25% of the aggregate Consolidated Net Income (or, if such Consolidated Net Income is a deficit, 100% of such deficit) of the Company accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter during which the Issue Date occurred and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment, plus

    (ii) the aggregate Net Cash Proceeds received by the Company as capital contributions (other than from a Subsidiary) after the Issue Date, plus

    (iii) the aggregate Net Cash Proceeds and the Fair Market Value of property not constituting Net Cash Proceeds received by the Company from the issuance or sale (other than to a Subsidiary) of Qualified Capital Stock after the Issue Date; plus

    (iv) 100% of the amount of any Indebtedness of the Company or a Subsidiary that is converted into or exchanged for Qualified Capital Stock of the Company after the Issue Date;

provided, however, that the foregoing provisions will not prevent (x) the payment of a dividend within 60 days after the date of its declaration if at the date of declaration such payment was permitted by the foregoing provisions or (y) any Permitted Payment.

  Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company may not, and may not permit any of its Subsidiaries to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to:

  (a) pay any dividends or make any other distribution on its Capital Stock;

  (b) make payments in respect of any Indebtedness owed to the Company or any other Subsidiary; or make loans or advances to the Company or any Subsidiary or to guarantee Indebtedness of the Company or any other Subsidiary; other than, in the case of (a), (b) and (c),

    (1) restrictions imposed by applicable laws and regulations;

    (2) restrictions existing under agreements in effect on the date of the Indenture;

    (3) consensual encumbrances or restrictions binding upon any Person at the time such Person becomes a Subsidiary of the Company so long as such encumbrances or restrictions are not created, incurred or assumed in contemplation of such Person becoming a Subsidiary;

    (4) restrictions on the transfer of assets which are subject to Liens;

    (5) restrictions existing under agreements evidencing Indebtedness which is incurred after the date of the Indenture as permitted by the covenants described above under "--Limitations on Indebtedness," provided that the terms and conditions of any such restrictions are no more restrictive than those contained in the Indenture; and

    (6) restrictions existing under any agreement which refinances or replaces any of the agreements containing the restrictions in clauses (2),
  (3) and (5), provided that the terms and conditions of any such restrictions are not less favorable to the Holders than those under the agreement evidencing or relating to the Indebtedness refinanced or replaced.

  Restrictions on Issuance and Sale or Disposition of Capital Stock of Subsidiaries. Except as otherwise provided in the Indenture, the Company may not, and may not permit any Subsidiary to, issue or sell, pledge, convey or otherwise transfer any shares of the Bank Capital Stock or the Capital Stock of any other Subsidiary (including Capital Stock of any successor entity thereto), other than (i) to the Company or a Wholly Owned Subsidiary; (ii) with respect to any Subsidiary which is a bank, directors' qualifying shares;
(iii) as expressly required under the relevant provisions of the Loan Agreement as in effect on the Issue Date; and (iv) solely with respect to the Company, as permitted pursuant to duly approved stock option plans and employment agreements.

In the event that the amount of Bank Capital Stock pledged to secure the Company's obligations under the Loan Agreement exceeds the amount required under the relevant provisions thereof, as in effect on the Issue Date, the Company shall promptly obtain the release and return of such excess stock.

  Limitations on Transactions with Affiliates. The Company may not, and may not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (except that the Company and any of its Subsidiaries may enter into any transaction or series of related transactions with any other Subsidiary of the Company without limitation under this covenant) unless: (i) such transactions or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction in an arm's length dealing with a Person that is not such an Affiliate; (ii) with respect to any transaction or series of related transactions involving aggregate payments in excess of $500,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (i) above and has been approved by a majority of the Board of Directors of the Company; and (iii) with respect to any transaction or series of related transactions involving aggregate payments in excess of $2,000,000, the Company delivers to the Trustee a written opinion of a nationally-recognized investment banking firm to the effect that the transaction or series of transactions are fair to the Company or such Subsidiary from a financial point of view. The limitations set forth in this paragraph will not apply to (a) transactions entered into pursuant to any agreement already in effect on the date of the Indenture, (b) any employment agreement, stock option, employee benefit, indemnification, compensation, business expense reimbursement or other employment-related agreement, arrangement or plan entered into by the Company or any of its Subsidiaries either (A) in the ordinary course of business of the Company or in the ordinary course of business and consistent with the past practice of such Subsidiary or (B) which agreement, arrangement or plan was adopted by the Board of Directors of the Company or such Subsidiary, as the case may be, (c) residential mortgage, credit card and other consumer loans to an Affiliate who is an officer, director or employee of the Company or any of its Subsidiaries and which comply with the applicable provisions of 12 U.S.C.(S) 1468(b) and any rules and regulations of the OTS thereunder, (d) any Restricted Payments or (e) any transaction or series of transactions in which the total amount involved does not exceed $250,000.

  Limitations on Liens and Guarantees. Except for Permitted Liens, the Company may not create, assume, incur or suffer to exist any Lien upon (i) the Bank Capital Stock (except for any Liens securing Indebtedness under the Loan Agreement as in effect on the Issue Date) or (ii) any of the Company's property or assets (other than the Bank Capital Stock) now owned, or acquired after the date of the Indenture, or any income or profits from any such property or assets, as security for Indebtedness which may be incurred by the Company under the Indenture and having a contractual time to maturity greater than one year (other than the Senior Notes), without in the case of either (i) or (ii), effectively providing that the Senior Notes will be equally and ratably secured with (or prior to) such Indebtedness, provided that if such Indebtedness is Junior Indebtedness, any security interest with respect to such Junior Indebtedness shall be subordinated to the security interest with respect to the Senior Notes to the same extent as such Junior Indebtedness is subordinated to the Senior Notes.

  Except for Permitted Liens and Liens securing Indebtedness under the Loan Agreement pursuant to the terms of such Loan Agreement as in effect on the Issue Date, the Company may not permit any Subsidiary of the Company, directly or indirectly, to guarantee or assume, or subject any of its assets to a Lien to secure, any Indebtedness which may be incurred by the Company or any Subsidiary under the Indenture (other than the Senior Notes) unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of, or pledge of assets to secure, the Senior Notes by such Subsidiary on terms at least as favorable to the Holders as such guarantee or security interest in such assets is to the holders of such Indebtedness, except that in the event of a guarantee or security interest in such assets with respect to Junior Indebtedness, any such guarantee of security interest in such assets with respect to such Junior Indebtedness shall be subordinated to such Subsidiary's guarantee or security interest in such assets with respect to the Senior Notes to the same extent as such Junior Indebtedness is subordinated to the Senior Notes and (ii) such Subsidiary waives, and agrees that it will not in any manner whatsoever claim, or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under its guarantees.

  Liquidity Maintenance. The Company must at all times when the Senior Notes are not rated in an investment grade category by one or more nationally recognized statistical rating organizations, maintain Liquid Assets with a value equal to at least 100% of the required interest payments due on the Senior Notes on the next succeeding semi-annual Interest Payment Date.

  Offer to Purchase upon a Change of Control. Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Senior Notes in cash pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

  Within 30 days following the date on which a Change of Control occurs (the "Change of Control Date"), the Company will send, by first class mail, postage prepaid, a notice to each Holder of Senior Notes and the Trustee, which notice will govern the terms of the Change of Control Offer. The notice to the Holders will contain all instructions and materials necessary to enable such Holders to tender Senior Notes pursuant to the Change of Control Offer. Such notice will state, among other things:

    (1) that the Change of Control Offer is being made pursuant to the Indenture and that all Senior Notes validly tendered and not withdrawn will be accepted for payment;

    (2) the purchase price (including the amount of accrued interest, if any) and the purchase date (which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date"); provided, however, that with respect to a Change of Control occurring solely by operation of clause
  (iii) of the definition of "Change of Control" and the reference to clause
  (ii) of such definition therein, in no event shall the Change of Control Payment Date occur until the time and date on which the Company shall consummate the transaction referred to in such clause (ii).

    (3) that any Senior Note not tendered will continue to accrue interest;

    (4) that, unless the Company defaults in making payment therefor, any Senior Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

    (5) the instructions that Holders will be required to follow in order to have such Holders' Senior Notes repurchased;

    (6) that Holders will be entitled to withdraw their election, not later than the third Business Day prior to the Change of Control Payment Date and the instructions that Holders must follow in order to withdraw such election;

    (7) any other information necessary to enable Holder to tender their Senior Notes and have such Senior Notes repurchased; and

    (8) the circumstances and relevant facts regarding such Change of Control.

  On or before the Change of Control Payment Date, the Company will (i) accept for payment Senior Notes or portions thereof (in integral multiples of $100,000) validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Senior Notes to be purchased and
(iii) deliver to the Trustee Senior Notes so accepted together with an Officers' Certificate stating the Senior Notes or portions thereof being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent will promptly mail to the Holders of Senior Notes so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, out of the funds deposited with the Paying Agent in accordance with the preceding sentence. The Trustee will promptly authenticate and mail to such Holders new Senior Notes equal in principal amount to any unpurchased portion of the Senior Notes surrendered.

  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such rule, laws and regulations are applicable in connection with the purchase of the Senior Notes pursuant to a Change of Control Offer. There can be no assurance that the Company will have sufficient financial resources to repurchase any or all of the Senior Notes at such time as it might be required to do so.

  Except as required by applicable law or regulations, the Company shall not enter into any agreement which conflicts with, would be breached by, or requires the Company to obtain consent of another Person for the Company's performance of its obligations under this provision.

  Maintenance of Depository Institution Subsidiary and Minimum Total Capital of Bank. The Company will (a) subject to requirements governing consolidations, mergers and conveyances, maintain at all times as a Wholly Owned Subsidiary an entity that is a bank or thrift or substantially similar institution subject to regulation by federal or state authorities and do all things necessary to ensure that savings accounts of the Bank or such other institution are insured by the FDIC or any successor organization up to the maximum amount permitted by the Federal Deposit Insurance Act and regulations thereunder or any succeeding federal law hereinafter enacted and (b) only for so long as any Indebtedness remains outstanding under the Loan Agreement, do or cause to be done all things necessary to cause the Bank to maintain Total Capital equal to or greater than $85,000,000.

  Additional Covenants. The Indenture will also contain covenants with respect to, among other things, the following matters: (i) payment of principal, premium and interest; (ii) maintenance of corporate existence; (iii) payment of taxes and other claims; (iv) maintenance of properties; (v) maintenance of insurance; (vi) maintenance of business; (vii) maintenance of books and records; and (viii) registration rights.

Merger and Consolidation

  The Indenture provides that the Company will not, in a single transaction or a series of transactions, consolidate or merge with or into or transfer, sell, lease or convey all or substantially all of it assets to another Person unless: (i) either the Company will be the entity surviving such merger or consolidation or the corporation formed by or surviving such consolidation or merger, or the Person to which such transfer, sale, lease or conveyance shall have been made, shall be a corporation duly organized and existing under the laws of the United States, any state thereof or the District of Columbia and will unconditionally expressly assume by a supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Senior Notes and the Indenture;
(ii) immediately before and immediately after giving effect to the transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to the transaction or series of transactions, the Company or the surviving entity, as applicable, and their respective banking and thrift subsidiaries, as applicable, will be in compliance with all applicable regulatory capital requirements; (iv) immediately after giving effect to the transaction or series of transactions, the Company or the surviving entity, as applicable, could incur at least $1.00 of additional Indebtedness without violating the limitations on Indebtedness provisions of the Indenture; and (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, business combination, transfer, sale, lease or conveyance and such supplemental indenture complies with the Indenture and that all conditions precedent therein relating to such transaction have been complied with.

Modification of the Indenture; Waiver of Covenants

  Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of greater than 50% in aggregate principal amount of the Senior Notes then Outstanding; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Senior Note affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Senior Note or reduce the principal amount thereof, premium, if any, or the rate of interest thereon or change any Place of Payment, or change the coin or currency in which any Senior Note or any premium or the interest thereon is payable or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof; (ii) reduce the percentage in principal amount of the outstanding Senior Notes, the consent of whose Holders is required for any such amendment or modification, or the consent of whose Holders is required for any waiver of compliance with the Indenture or certain defaults thereunder, and (iii) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage in principal amount of outstanding Senior Notes required for such action or to provide that certain other provisions of the Indenture may not be modified or waived without the consent of the Holder of each Senior Note affected thereby.

  Notwithstanding the foregoing, without the consent of any Holders, the Company and the Trustee may modify or amend the Indenture (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Senior Notes in accordance with the provisions of the Indenture described above under "--Merger and Consolidation," (ii) to add any additional covenants of the Company for the benefit of the Holders, or to surrender any right or power conferred upon the Company in the Indenture or in the Senior Notes; (iii) to secure the Senior Notes or to add a guarantor; (iv) to comply with any requirements of the Commission in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act; or (v) to cure any ambiguity, to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision of the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture, provided such action pursuant to clause (v) shall not adversely affect the interests of the Holders in any material respect.

  The Holders of greater than 50% in aggregate principal amount of the Senior Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

Events of Default

  An Event of Default will be defined in the Indenture to include:

    (i) failure by the Company to pay the principal of, or premium, if any, on any Senior Note when due and payable at maturity or upon redemption, acceleration or otherwise;

    (ii) failure by the Company to pay interest on any Senior Note when due and payable, such failure continues for a period of 15 days;

    (iii) default in the performance, or breach, of the provisions described above under "--Merger and Consolidation;"

    (iv) default, on the Change of Control Purchase Date, in the purchase of Senior Notes required to be purchased by the Company pursuant to an Offer to Purchase;

    (v) failure by the Company to comply with any other agreement or covenant contained in the Indenture if such failure continues for a period of 30 days after notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the Senior Notes then Outstanding;

    (vi) default by the Company or any Subsidiary of the Company in the payment of any Indebtedness of the Company or any Subsidiary of the Company after any applicable grace period after final maturity or in the event that final maturity is accelerated because of a default, which default is not cured, waived or consented to for 30 days and the total amount of such Indebtedness unpaid or accelerated is equal to or greater than 5% of the Company's Consolidated Net Worth;

    (vii) the existence of certain events of bankruptcy or insolvency of the Company or the Bank;

    (viii) the rendering of one or more final judgments, decrees or orders against the Company or any Subsidiary for the payment of an amount of money which, individually or in the aggregate, is equal to or greater than 5% of the Company's Consolidated Net Worth and which remains unsatisfied for a period of 60 days without a stay of execution of any such judgment, decree or order;

    (ix) failure by the Bank to comply with any of its Regulatory Capital Requirements; provided, that an Event of Default under this paragraph (ix) shall not be deemed to have occurred (a) during the 45-day period following the first day on which the Bank fails to comply with any of its Regulatory Capital Requirements, if within such 45-day period the Bank files a capital plan with the OTS, (b) during the 60-day period following the initial submission of a capital plan to the OTS by the Bank (or, if the OTS notifies the Bank in writing that it needs a longer period of time to determine whether to approve such capital plan, such longer period as is so specified by the OTS), unless prior to such date the OTS shall have notified the Bank of its determination not to approve such capital plan, or
  (c) during the period that the Bank is operating in material compliance with a capital plan approved by the OTS, provided, further, that if the Bank meets the minimum amount of capital required to meet each of the industry-wide regulatory capital requirements pursuant to 12 U.S.C. Section 1464(t) and 12 C.F.R. Part 567 (and any amendment to either thereof) or any successor law or regulation, notwithstanding the Bank's failure to meet an individual minimum capital requirement pursuant to 12 U.S.C. Section 1464(s) and 12 C.F.R. Section 567.3 (and any amendment to either thereof) or any successor law or regulation, no Event of Default shall have occurred pursuant to this clause unless written notice thereof shall have been given
  (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of 25% in aggregate principal amount of the Senior Notes then outstanding; and

    (x) the termination of the Acquisition Agreement prior to the consummation of the transactions contemplated thereby.

  The Company has covenanted in the Indenture to file annually with the Trustee a statement regarding compliance by the Company with the terms of the Indenture and specifying any defaults of which the signers may have knowledge.

  If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Senior Notes then outstanding may declare all the Senior Notes to be immediately due and payable by notice to the Company (and to the Trustee if given by the Holders). Under certain circumstances, the Holders of a majority in principal amount of the Senior Notes then Outstanding may rescind such a declaration.

Defeasance

  The Indenture provides that (i) if applicable, the Company will be discharged from any and all obligations in respect of then Outstanding Senior Notes, other than the obligation to duly and punctually pay the principal of, premium, if any, and interest on, the Senior Notes in accordance with the terms of the Senior Notes and the Indenture, or (ii) if applicable, the Company may omit to comply with certain restrictive covenants, and that such omission shall not be deemed to be an Event of Default under the Indenture or the Senior Notes, in either case (i) or (ii), upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which will provide money in an amount sufficient in the opinion of a nationally-recognized accounting firm to pay the principal of and premium, if any, and each installment of interest, if any, on the Outstanding Senior Notes. With respect to clause (ii), the obligations under the Indenture other than with respect to such covenants shall remain in full force and effect. Such trust may only be established if, among other things, (a) with respect to clause
(i), the Company has received from, or there has been published by, the IRS a ruling or there has been a change in law, which in an Opinion of Counsel provides that Holders of the Senior Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or with respect to clause (ii), the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Senior Note will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; (b) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred or be continuing; and (c) certain other customary conditions precedent are satisfied.

Satisfaction and Discharge

  The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Senior Notes, as expressly provided for in the Indenture) as to all outstanding Senior Notes when (i) either (a) all the Senior Notes theretofore authenticated and delivered (except lost, stolen or destroyed Senior Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (b) all Senior Notes not theretofore delivered to the Trustee for cancellation have become due and payable, or will become due and payable or are to be called for redemption within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Senior Notes not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, and interest on the Senior Notes to the date of deposit together with irrevocable instructions to the Trustee from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

The Trustee

  The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

  The Indenture, and provisions of the Trust Indenture Act incorporated by reference, contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Company or any Affiliate; provided, however, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

Governing Law

  The Indenture provides that it and the Senior Notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings corresponding to the foregoing.

  "Capital Lease Obligation" of any Person means any obligations of such Person under any capital lease for real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation; and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

  "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents in the equity (however designated) of such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

  "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total Voting Stock of the Company; (ii) the Company consolidates with, or merges into, another person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction between the Company and a Wholly Owned Subsidiary;
(iii) the Company, the Board of Directors or any executive officer of the Company enters into or approves any agreement, transaction or proposal that would result in the occurrence of any event described in clauses (i) and (ii) (including without limitation any agreement, transaction or proposal that would have such result with the passage of time, upon the payment of money or other consideration, or upon the occurrence of any contingency or contingencies); or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose elections by the Company's Board of Directors or whose nomination for elections by the Stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

  "Consolidated Net Income (Loss)" of any Person means, for any period the consolidated net income (or loss) of such Person and its consolidated Subsidiaries for such period determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

    (a) any net income (or loss) of any Person if such Person is not a Subsidiary, except that (A) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause (c) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

    (b) any net income (but not loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

    (c) any net income (or loss) of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that (A) the Company's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to the Company or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income;

    (d) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

    (e) the cumulative effect of a change in accounting principles; and

    (f) the gain (but not the loss) from the sale, transfer, conveyance or other disposition (other than to the Company or any of its Subsidiaries) in a single transaction or in a series of related transactions, in either case occurring outside the ordinary course of business, of more than 75% of the assets of the Bank shown on a balance sheet of the Bank as of the end of the most recent fiscal quarter ending at least 45 days prior to such transaction (or the first transaction in such related series of transactions).

  "Consolidated Net Worth" of any Person means, at any date, all amounts which would, in conformity with GAAP, be included under stockholders' equity on a consolidated balance sheet of such Person as at such date.

  "Default" means any event or condition that upon the giving of notice or the passage of time or both would be an Event of Default.

  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on, or prior to, or is exchangeable for debt securities of the Company or its Subsidiaries with a maturity prior to, the final Stated Maturity of principal of the Senior Notes.

  "Excluded Indebtedness" with respect to any Subsidiary of the Company shall mean any liability or obligation of any Subsidiary of the Company with respect to (i) any deposits with or funds collected by it, (ii) any banker's acceptance or letter of credit issued by it, (iii) any check, note, certificate of deposit, money order, traveler's check, draft or bill of exchange, issued, accepted or endorsed by it, (iv) any discount with, borrowing from, or other obligation to any Federal Reserve Bank, the FDIC or any Federal Home Loan Bank (or successor organization), (v) any agreement, made by it in the ordinary course of its banking business, to purchase or repurchase securities, loans or federal funds or to participate in any such purchase or repurchases, (vi) any transactions in the nature of an extension of credit, whether in the form of commitment, guaranty or otherwise, undertaken by it for account of a third party with the application by it of the same banking considerations and legal lending limits that would be applicable if the transaction were a loan to such party, (vii) any transaction in which it acts solely in a fiduciary or agency capacity, (viii) any pledge of mortgage assets to the Federal Home Loan Bank, (ix) any Liens incurred in the ordinary course of making payments by and transferring securities by, wire, (x) Liens incurred in connection with the acquisition of property or assets acquired in the ordinary course of business pursuant to foreclosure proceedings or pursuant to an acquisition of such property or assets in lieu of foreclosure, (xi) other obligations to customers of a bank Subsidiary,
(xii) other obligations incurred by it in the ordinary course of its banking, mortgage banking or trust business to its customers solely in their capacities as such, (xiii) any other liability or obligation of such Subsidiary incurred in the ordinary course of its banking business not involving any obligation for borrowed money, (xiv) Capitalized Leases, (xv) any borrowings under warehousing lines of credit, (xvi) any borrowings under revolving lines of credit with a maturity date of less than one year up to an aggregate amount at any time outstanding equal to 30% of Consolidated Net Worth, and (xvii) drafts outstanding or official bank checks outstanding used to fund mortgage loan volume.

  "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under compulsion to complete the transaction as determined by the Board of Directors of the Company, acting reasonably and in good faith, and shall be evidenced by a Board Resolution delivered to the Trustee.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time after the date of the Indenture.

  "Guaranteed Indebtedness" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness; (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss; (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered); (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor; or (v) otherwise to assure a creditor with respect to Indebtedness against loss; provided that the term "guarantee" shall not include endorsements for collection of deposit, in the ordinary course of business.

  "Holder" when used with respect to any Senior Note means a Noteholder.

  "Indebtedness" means, with respect to any Person, without duplication, (i) all the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, and in connection with any agreement by such Person to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person now or hereafter outstanding; (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments; (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business; (iv) all obligations under interest rate swap agreements of such Person; (v) all Capital Lease Obligations of such Person; (vi) any agreement to purchase or repurchase securities, loans or federal funds, except to the extent that such agreement is made by such Person in the ordinary course of its banking business; (vii) all Indebtedness referred to in clauses (i) through (vi) above of other Persons and all dividends payable by other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligations being deemed to be the lesser of the value of such property or asset or the amount of the obligations so secured); (viii) all guarantees by such Person of Guaranteed Indebtedness; (ix) all Disqualified Capital Stock (valued at the greater of book value and voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends) of such Person; and
(x) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing or any liability of the types referred to in clauses
(i) through (ix) above. For purposes hereof, (x) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value is to be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock, and (y) Indebtedness is deemed to be incurred pursuant to a revolving credit facility each time an advance is made thereunder.

  "Issue Date" means April 1, 1998.

  "Junior Indebtedness" means any Indebtedness of the Company subordinated in right of payment of either principal, premium (if any) or interest thereon to the Senior Notes.

  "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

  "Liquid Assets" shall include: (i) cash; (ii) any of the following instruments that have a remaining term to maturity not in excess of 90 days from the determination date: (a) repurchase agreements on obligations of, or which are guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States, provided that the party agreeing to repurchase such obligations is a primary dealer in U.S. government securities, (b) federal funds and deposit accounts, including but not limited to certificates of deposit, time deposits and bankers' acceptances of any U.S. depositary institution or trust company incorporated under the laws of the United States or any state, provided that the debt of such depository institution or trust company at the date of acquisition thereof has been rated by Standard & Poor's Corporation in the highest short-term rating category or has an equivalent rating from another nationally recognized rating agency, or (c) commercial paper of any corporation incorporated under the laws of the United States or any state thereof that on the date of acquisition is rated investment grade by Standard & Poor's Corporation or has an equivalent rating from another nationally recognized rating agency; (iii) any debt instrument which is an obligation of, or is guaranteed as to the receipt of principal and interest by the United States, its agencies or any U.S. government sponsored enterprise, or (iv) any mortgage-backed or mortgage-related security issued by the United States, its agencies, or any U.S. government sponsored enterprise, as to which the payment of principal and interest from the mortgages underlying such securities will be passed through to the holder thereof and which has a remaining weighted average maturity of 15 years or less.

  "Loan Agreement" means the Loan Agreement, dated as of April 1, 1998 among the Company and Colonial Bank, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such Loan Agreement and related documents may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing (whether or not contemporaneously) or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

  "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, or any capital contribution in respect of Capital Stock, the proceeds of such issuance or sale or capital contribution in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company), net of attorney's fees, accountant's fees and brokerage, consulting, underwriting and other fees and expenses actually incurred in connection with such issuance or sale or capital contribution and net of taxes paid or payable by the Company as a result thereof.

  "Noteholder" means a Person in whose name a Senior Note is registered in the Note Register.

  "Permitted Investments" means (i) a marketable obligation, maturing within two years after issuance thereof, issued or guaranteed by the United States of America or an instrumentality or agency thereof, (ii) a certificate of deposit or banker's acceptance, maturing within one year after issuance thereof, issued by a national or state bank or trust company having capital, surplus and undivided profits of at least $100,000,000 and whose long-term unsecured debt has a rating of "A" or better by S&P or A2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency, (iii) open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A1 or better by S&P or P1 or better by Moody's, or the equivalent rating by any other nationally recognized rating agency, (iv) repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected a primary government securities dealer by the Federal Reserve Board or whose securities are rated AA- or better by S&P or Aa3 or better by Moody's or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America and (v) "Money Market" preferred stock maturing within six months after issuance thereof or municipal bonds issued by a corporation organized under the laws of any state of the United States, which has a rating of "A" or better by S&P or Moody's or the equivalent rating by any other nationally recognized rating agency; provided, that, notwithstanding anything to the contrary contained herein, Permitted Investments shall not include any of the foregoing investments to the extent that any such investment, in the good faith business judgment of the Board of Directors of the Company, involves at the time of acquisition or thereafter a reasonable likelihood of a loss of principal.

  "Permitted Liens" shall mean the following Liens so long as such Liens do not in the aggregate materially and adversely affect the conduct of the business of the Company or the Bank: (i) Liens securing taxes, assessments, fees or other governmental charges or levies or the claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar persons; (ii) Liens incurred or deposits made in the ordinary course of business (x) in connection with workmen's compensation, unemployment insurance, social security or other similar laws, or (y) to secure the performance of letters of credit issued by persons other than the Company or any Subsidiary, bids, tenders, contracts, leases, public or statutory obligations, surety, customs, appeal and performance bonds and other similar obligations not incurred in connection with indebtedness for money borrowed; (iii) attachment, judgment and other similar Liens arising in connection with court proceedings; provided, however, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are currently being contested in good faith by appropriate proceedings; (iv) easements, rights of way, restrictions, and other similar encumbrances affecting real or tangible personal property, which do not in the aggregate materially detract form the value of said property or materially impair its use in the operation of the business of the Company or the Bank; (v) Liens outstanding on the date hereof with respect to property then owned by the Company or the Bank; (vi) capitalized leases not otherwise prohibited by any provision of this Agreement; (vii) Liens on real or tangible personal property owned and used by the Company or the Bank in the ordinary course of its business and incurred to secure the payment of the cost of such property or any improvement thereof;
(viii) Liens on tangible personal property acquired by the Company or the Bank in the ordinary course of its business and securing the purchase price of such property; (ix) Liens on property owned and used by any person in the ordinary course of its business existing prior to the time such person becomes a Subsidiary; (x) Liens on property owned and used by any Subsidiary in the ordinary course of its business existing prior to the time of acquisition of such property by such Subsidiary through purchase, merger, consolidation or otherwise, whether or not such Liens are assumed by such Subsidiary; (xi) any extensions or renewals of any of the foregoing Liens; (xii) pledges, assignments, or security devices entered into in connection with the financing and refinancing of customers' leases, mortgages, conditional sales contracts, accounts receivable, credit cards and other loans which arise in the ordinary course of the banking or trust business; (xiii) pledges of securities against deposits of municipalities or other governmental agencies created or incurred in the ordinary course of business in order to receive deposits from such entities; (xiv) Liens securing Excluded Indebtedness; and (xv) other Liens; provided that the aggregate indebtedness of the Company and the Bank secured thereby does not at any time exceed $1,000,000.

  "Permitted Payment" means, so long as no Default or Event of Default is continuing,

  (a) the purchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company or any Affiliate (other than a Wholly-Owned Subsidiary, which is unrestricted) of the Company, or any Junior Indebtedness of the Company which may be incurred pursuant to the covenant described above under "--Certain Covenants--Limitations on Indebtedness" in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege where, in connection therewith, cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds or Fair Market Value of property not constituting Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of the Company or to an employee benefit plan of the Company or any of its Subsidiaries) of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds or Fair Market Value of such property received by the Company from the issuance of such shares of Qualified Capital Stock, to the extent so utilized, shall be excluded from clause (c)(iii) of the covenant described above under "--Certain Covenants-- Limitations on Restricted Payments;" and

  (b) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Junior Indebtedness of the Company which may be incurred pursuant to the covenant described under "--Certain Covenants-- Limitations on Indebtedness" above in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of new Indebtedness to the Company (such a transaction, a "refinancing"); provided, that (i) any such new Indebtedness of the Company shall be in a principal amount that does not exceed an amount equal to the sum of (A) the principal amount of the Junior Indebtedness so refinanced less any discount from the face amount of such Junior Indebtedness to be refinanced expected to be deducted from the amount payable to the holders of such Junior Indebtedness in connection with such refinancing, (B) the amount of any premium expected to be paid in connection with such refinancing pursuant to the terms of any Junior Indebtedness of the Company which may be incurred pursuant to the covenant described above under "-- Certain Covenants--Limitations on Indebtedness" refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer, privately negotiated repurchase or otherwise and (C) the amount of legal, accounting, printing and other similar expenses of the Company incurred in connection with such refinancing; provided, further, that for purposes of this clause (i), the principal amount of any Indebtedness shall be deemed to mean the principal amount thereof or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination; (ii) each Stated Maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments) of such new Indebtedness shall be after the final Stated Maturity of principal of the Senior Notes then outstanding; and (iii) any such new Indebtedness of the Company is made expressly subordinated to the Senior Notes to substantially the same extent as the Junior Indebtedness being refinanced or expressly subordinate to such refinanced Indebtedness.

  "Person" means any natural person, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Disqualified Capital Stock.

  "Regulatory Capital Requirements" means (i) the minimum amount of capital required to meet each of the industry-wide regulatory capital requirements applicable to the Bank pursuant to 12 U.S.C. Section 1464(t) and 12 C.F.R.
Part 567 (and any amendment to either thereof) or any successor law or regulation, and (ii) such higher amount of capital as the Bank is required to maintain in order to meet any individual minimum capital standard applicable to it pursuant to 12 U.S.C. Section 1464(s) and 12 C.F.R. Section 567.3 (and any amendment to either thereof) or any successor law or regulation.

  "Restricted Payment" means:

    (a) the declaration, payment or setting apart of any funds for the payment of any dividend on, or making of any distribution to holders of, the Capital Stock of the Company or any Subsidiary of the Company (other than (i) dividends or distributions in Qualified Capital Stock of the Company, and (ii) dividends or distributions payable on or in respect of any class or series of Capital Stock of a Wholly Owned Subsidiary of the Company);

    (b) the purchase, redemption or other acquisition or retirement for value, directly or indirectly, of any Capital Stock of the Company or any Affiliate of the Company (other than a Wholly-Owned Subsidiary); or

    (c) the making of any principal payments on, or repurchase, redemption, defeasance, retirement or other acquisition for value, directly or indirectly, of any Junior Indebtedness, prior to the Stated Maturity of principal or scheduled redemption or defeasance of, or any scheduled sinking fund payment on, such Junior Indebtedness.

  "Stated Maturity" when used with respect to any Senior Note or any installment of interest thereon means the date specified in such Senior Note as the fixed date on which the principal of such Senior Note or such installment of interest is due and payable.

  "Subsidiary" means any corporation of which at least a majority of the outstanding stock having ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Company, by one or more Subsidiaries of the Company, or by the Company and one or more Subsidiaries.

  "Total Capital" shall mean, without duplication, the Bank's consolidated total equity capital surplus and retained earnings at the time of determination thereof plus net income or loss less the sum of cash dividends on stock, plus the net effect of the on-going retirement of capital stock plus loan loss reserves.

  "Voting Stock" means Capital Stock of any class or classes, however designated, having ordinary voting power for the election of a majority of the board of directors, other than stock having such power only by reason of the occurrence of a contingency.

  "Wholly Owned Subsidiary" means a Subsidiary of which all of the outstanding Capital Stock (other than directors' qualifying shares) is at the time directly or indirectly owned by the Company, or by one or more Wholly Owned Subsidiaries or by the Company and one or more Wholly Owned Subsidiaries.

                         DESCRIPTION OF CAPITAL STOCK

  The Company is currently authorized to issue up to 20,000,000 shares of Common Stock, par value $.01 per share and 10,000,000 shares of Preferred Stock, par value $.01 per share. As of December 31, 1998, 10,080,503 shares of Common Stock were issued and outstanding, and no shares of Preferred Stock were issued and outstanding. The capital stock of the Company does not represent or constitute a deposit account and is not insured by the FDIC.

Common Stock

  General. Each share of Common Stock has the same relative rights and is identical in all respects with each other share of Common Stock. The Common Stock is not subject to call for redemption.

  Voting Rights. Except as provided in any resolution or resolutions adopted by the Board of Directors establishing any series of Preferred Stock, the holders of Common Stock possess exclusive voting rights in the Company. Each holder of Common Stock is entitled to one vote for each share held on all matters to be voted upon by shareholders. Shareholders are not permitted to cumulate votes in elections of directors.

  Dividends. The holders of the Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors of the Company out of funds legally available therefor. For a discussion of the requirements and limitations relating to the Company's ability to pay dividends to shareholders and the ability of the Bank to pay dividends to the Company, see "Certain Regulatory Matters--Restrictions on Capital Distributions and Transactions by the Bank with Affiliates."

  Preemptive Rights. Holders of the Common Stock of the Company are not entitled to preemptive rights with respect to any shares which may be issued in the future.

  Liquidation. In the event of any liquidation, dissolution or winding up of the Company, the holders of the Common Stock would be entitled to receive, after payment of all debts and liabilities of the Company, all assets of the Company available for distribution, subject to the rights of the holders of Preferred Stock, if any, which would have a priority in liquidation or dissolution over the holders of the Common Stock.

Preferred Stock

  Within the limits and restrictions contained in the Certificate of Incorporation, the Board of Directors of the Company is authorized without further action by the shareholders of the Company, to issue up to an aggregate of 10,000,000 shares of the Company's authorized class of Preferred Stock, in one or more series. Each series of Preferred Stock may have such number of shares, designations, preferences, powers, qualifications and special or relative rights or privileges as may be determined by the Board of Directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights.

Restrictions on Acquisition of the Company

  Several provisions of the Delaware General Corporation Law ("DGCL") could affect the acquisition of Common Stock or control of the Company. Section 203 of the DGCL generally provides that a Delaware corporation shall not engage in any "business combination" with an "interested stockholder" for a period of three years following the time that such stockholder became an interested stockholder unless (1) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for this purpose, shares owned by persons who are directors and also officers and shares owned by employee stock ownership plans in which employee participants do not have the right to determine confidentially whether the shares held subject to the plan will be tendered in a tender offer or exchange offer; or (3) on or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The three-year prohibition on business combinations with an interested stockholder does not apply under certain circumstances, including business combinations with a corporation which does not have a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an inter-dealer quotation system of a registered national securities association, or (iii) held of record by more than 2,000 stockholders, unless in each case this result was directly or indirectly caused by the interested stockholder.

  An "interested stockholder" generally means any person that (i) is the owner of 15% of more of the outstanding voting stock of the corporation or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such a person. The term "business combination" is broadly defined to include a wide variety of transactions, including mergers, consolidations, sales of 10% or more of a corporation's assets and various other transactions which may benefit an interested stockholder.

  The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more persons, may acquire control of a savings association unless the OTS has been given 60 days' prior written notice. The HOLA provides that no company may acquire "control" of a savings association without the prior approval of the OTS. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the OTS. See "Certain Regulatory Matters--General."

  Limitation of Liability. The Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law ("DGCL") for approval of an unlawful dividend or an unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit.

  Indemnification of Directors, Officers, Employees and Agents. The Company's Certificate of Incorporation provides that the Company shall indemnify officers, directors, employees and agents to the full extent permitted under the DGCL. Section 145 of the DGCL contains detailed and comprehensive provisions providing for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation. Under the DGCL, other than an action brought by or in the right of the Company, such indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In actions brought by or in the right of the Company, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred in the defense of settlement of such action if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

  To the extent that the proposed indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding (or any claim, issue or matter therein), he or she must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

  The Company maintains an officers' and directors' insurance policy and a separate indemnification agreement pursuant to which directors and certain officers of the Company would be entitled to indemnification against certain liabilities, including reimbursement of certain expenses that extends beyond the minimum indemnification provided by Section 145 of the DGCL.

                              REGISTRATION RIGHTS

  In connection with the Private Placement, the Company on or about April 1, 1998, entered into the Registration Rights Agreement with the initial purchasers of the Superior Securities and with Keefe, Bruyette & Woods, Inc., the Placement Agent in the Private Placement, pursuant to which the Company agreed to (i) cause to be filed with the Commission within 120 days after the original issuance of the Superior Securities pursuant to the Purchase Agreement, a shelf registration statement providing for the offer and sale of the Superior Securities issued in the Private Placement, (ii) use its best efforts to cause the shelf registration statement to be declared effective under the Securities Act as promptly as possible and (iii) use its best efforts to keep effective the shelf registration statement until the earlier of the second anniversary of the date such shelf registration statement is declared effective by the Commission or such time as all of the Superior Securities have been sold thereunder or otherwise may be sold without the need for the shelf registration statement, as set forth in the Registration Rights Agreement. The Company agreed to bear its expenses arising out of the filing of such shelf registration statement and up to $50,000 of certain expenses incurred by the initial purchasers. The Registration Statement of which this Prospectus forms a part has been filed to satisfy the Company's obligations under the Registration Rights Agreement.

  Pursuant to the terms of the Registration Rights Agreement, a holder of Superior Securities and the Placement Agent desiring to sell some or all of such securities pursuant to the shelf registration statement shall give the Company not less than five days' prior written notice, and the Company will use its best efforts to file promptly any required amendment(s) to the shelf registration statement in order to facilitate such sales. Initiating

Holders, as defined in the Registration Rights Agreement to mean one or more holders of either not less than 35% in aggregate principal amount of Senior Notes or not less than 25% of the then-outstanding Common Stock, may elect that the offering of Superior Securities be in the form of an underwritten offering. Under such circumstances, the Company will provide written notice to all holders of the Superior Securities and the Placement Agent of such underwritten offering and will provide them with an opportunity to participate in such underwritten offering, under terms and with such conditions as set forth in the Registration Rights Agreement.

  Under the Registration Rights Agreement, a holder that sells Superior Securities pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification rights and obligations). Each holder of Superior Securities may be required to deliver information to be used in connection with the shelf registration statement in order to have such holder's Superior Securities included in the shelf registration statement and to benefit from the provisions of the succeeding paragraph.

  Each of the Superior Securities contain a legend to the effect that the holder thereof, by its acceptance thereof, is deemed to have agreed to be bound by the provisions of the Registration Rights Agreement. In that regard, each holder is deemed to have agreed that, upon receipt of notice from the Company of the occurrence of any event which makes a statement in the prospectus which is part of the shelf registration statement untrue in any material respect or which requires the making of any changes in such prospectus in order to make the statements therein not misleading, such holder will suspend the sale of Superior Securities pursuant to such prospectus until the Company has amended or supplemented such prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such holder or the Company has given notice that the sale of the Superior Securities may be resumed.

  The Registration Rights Agreement is governed by, and construed in accordance with, the laws of the State of Delaware. The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement.

                                SELLING HOLDERS

  The Superior Securities were originally issued and sold by the Company in the Private Placement in transactions exempt from the registration requirements of the Securities Act, to persons reasonably believed by the Company to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) or other "accredited investors" (as defined in Rule 501(a) under the Securities Act). The Selling Holders (which term includes their transferees, pledgees, donees or their successors) may from time to time offer and sell pursuant to this Prospectus any or all of the Superior Securities owned by each of them.

  The following table sets forth information with respect to the Selling Holders named herein and the shares of Common Stock and/or Senior Notes beneficially owned and offered hereby by such Selling Holders. Such information has been obtained from such Selling Holders. Except as otherwise disclosed herein, such Selling Holders do not have, or within the past three years have not had, any position, office or other material relationship with the Company or affiliates. Because such Selling Holders may offer all or some portion of the Common Stock or Senior Notes pursuant to this Prospectus, no estimate can be given as to the amount of the Common Stock or Senior Notes that will be held by such Selling Holders upon termination of any such sales. In addition, the Selling Holders identified below may have sold, transferred or otherwise disposed of all or a portion of their Common Stock and/or Senior Notes since the date on which it provided the information regarding their Common

Stock and/or Senior Notes in transactions exempt from the registration requirements of the Securities Act. Finally, if required, additional Selling Holders may from time to time be identified and information with respect to such Selling Holders be provided in a Prospectus Supplement.

COMMON STOCK

                                                          Position with Company
                NAME OF HOLDER                 No. Shares       (if any)
                --------------                 ---------- ---------------------
                                                             CEO & Chairman
C. Stanley & Virginia H. Bailey...............  104,166   of the Board and Wife
Joseph J. Berry...............................   22,395
Frank S. Cicero...............................    5,562
Charles A. Crowley............................    1,562
Philip J. Cuthbertson.........................   10,416
Emmett J. Daly and Regina Daly JT TEN.........   21,016
Donald W. Delson..............................   15,812
James Dooner and Teresa Dooner JT TEN.........    1,562
Frank J. Doyle................................   20,833
John G. Duffy.................................   32,995
Joan Feldman..................................    1,041
Brian Furbish.................................    8,604
Eric J. Grubelich.............................    2,604
William A. Houlihan...........................   14,812
John Howard, Jr...............................   10,416
Kathleen Kenny................................    2,083
Joseph A. Lenihan.............................    5,562
Adam J. Lewis.................................   16,416
Thomas B. Michaud.............................    3,125
T. Treadway Mink, Jr..........................    2,604
Joseph Moeller................................    2,000
Michael T. O'Brien and Julie B. O'Brien JT
 TEN..........................................    7,812
James B. Penny................................    2,083
Dean W. Rybeck................................   30,433
Andrew M. Senchak.............................   16,416
Ellen F. Spalluto.............................   11,208
Bradley H. Vadas..............................   20,833
Peter J. Wirth................................   21,016
Keefe, Bruyette & Woods, Inc..................  552,083
OZ Master Fund, Ltd...........................  500,000
Bay Pond Partners, L.P........................  352,000
Bay Pond Investors (Bermuda) L.P..............  181,500
Basswood Financial Partners, LP...............  311,990
Basswood International Fund, Inc..............   61,915
Whitewood Financial Partners, LP..............    3,480
1994 Garden State Trust.......................   22,615
Minnesota Mining & Manufacturing Company......  100,400
BASF Corporation..............................   17,200
Blue Cross and Blue Shield Association........   18,500
Brunswick Master Pension Trust................   12,700
Brunswick Retirement Savings Trust............    8,500
Central Pension Fund of the International
 Union of Operating Engineers and
 Participating Employers......................   31,900

                                                                  Position with
                                                                     Company
                    NAME OF HOLDER                     No. Shares   (if any)
                    --------------                     ---------- -------------
Comm Edison Pooled Fund...............................   40,800
Emerson Electric Co...................................   27,600
Financial Institutions Retirement Fund................   16,800
Fleming Companies Intermountain Retirement Fund.......    1,500
Fleming Companies, Inc. Master Pension Plan Trust.....    8,100
Goldman Sachs & Co. Employees Pension Plan............    1,300
Loyola University of Chicago..........................   11,100
Loyola University Medical Center......................    2,400
Loyola University Employee's Retirement Plan Trust....   10,400
Pillsbury Master Retirement Trust.....................   17,400
Prince George's Fire Service Pension Plan.............    2,500
Prince George's Police Pension Plan...................    5,800
Savannah International Longshoremen's Association
 Employers Pension Trust..............................   12,900
University of Southern California Endowment Fund......    7,100
Farallon Capital Partners, LP.........................  112,000
Farallon Capital Institutional Partners, LP...........  105,000
Farallon Capital Institutional Partners II, LP........   24,500
Farallon Capital Management...........................   87,500
Farallon Capital Institutional Partners III, LP.......   10,500
Tinicum Partners, LP..................................   10,500
Keefe Partners, L.P...................................  264,000
GAM Equity #10........................................   27,500
Keefe Offshore........................................  258,500
Whiting & Co..........................................  550,000
Silver Oak Capital, L.L.C.............................  250,000
Egger & Co............................................   50,000
Castle Creek Capital Partners Fund I, L.P.............  300,000
Lenient & Co. f/b/o John Hancock Bank & Thrift
 Opportunity..........................................  150,000
Skeid & Co. f/b/o Southeastern Thrift & Bank Fund.....   50,000
Pacholder Value Opportunity Fund, LP..................   50,000
Simmons Family, Inc...................................  250,000
Philip & Nancy Timyan.................................   60,000
Philip Timyan Trust...................................   40,000
William W. Harris Trust...............................   15,000
Roxanne H. Frank Trust................................   15,000
Couderay Partners.....................................   15,000
Jerome Kahn, Jr. Revocable Trust......................    2,500
Fred Holubow..........................................    2,500
Malta Partners........................................   46,000
Malta Partners II.....................................   14,000
Malta Hedge Fund......................................   29,000
Richard A. Horstmann..................................   50,000
Patrick E. Malloy, III................................   20,000
Clarke H. Ulmer.......................................   10,000
Barbara Schlactus.....................................    2,500

                                                                   Position with
                                                                      Company
                    NAME OF HOLDER                      No. Shares   (if any)
                    --------------                      ---------- -------------
Simpson Family Trust..................................     2,500
The Del Co Irrevocable Trust..........................    25,000
John W. Allison.......................................    20,000
Walnut Street Partners................................    50,000
Sigler & Co FBO Gene Bruyette.........................    10,000
Sigler & Co FBO Kathleen Bruyette.....................    10,000
The Belden Brick Company..............................    83,300
Neil K. Bortz.........................................    15,000
William O. Brisben....................................    83,300
Benjamin Diesbach.....................................    20,000
James E. Evans........................................    30,000
Larry A. Frieder......................................    20,000
Dennis Scott Fulmer...................................     3,100
Joseph W. Harris......................................    20,000
Bruce M. Jacobson.....................................     7,800
Irwin Katz, TTEE U/A/W Herbert Simon Dated October 21,
 1976.................................................    15,000
Irwin Katz, TTEE U/A/W Melvin Simon Dated April 4,
 1972.................................................    15,000
David Knall...........................................    20,000
Dean G. Lauritzen TTEE U/D by Dean G. Lauritzen Dated
 June 8, 1989.........................................     5,000
United National Bank and Trust Co., TTEE U/A/W Dean G.
 and Jane G. Lauritzen
Dated June 14, 1990 F/BO Kathryn L. Alday.............     4,000
United National Bank and Trust Co., TTEE U/A/W Dean G.
 and Jane G. Lauritzen................................
Dated June 14, 1990 F/BO Kristine Fellows.............     4,000
United National Bank and Trust Co., TTEE U/A/W Dean G.
 and Jane G. Lauritzen................................
Dated June 14, 1990 F/BO Karen L. Woodard.............     4,000
United National Bank and Trust Co., TTEE U/A/W Dean G.
 and Jane G. Lauritzen................................
Dated June 14, 1990 F/BO Nancy Lauritzen..............     4,000
Neal H. Mayerson......................................    20,000
J. David Rosenberg....................................   280,000
Marvin Rosenberg......................................    15,000
Anne Schlezinger Safdi................................    20,000
Raymond Schneider.....................................    20,000
Bren Simon............................................    10,000
Philip H. Steiner.....................................    15,000
Richard Steiner.......................................    15,000
Daniel C. Staton......................................    30,000
Bradley E. Turner.....................................     7,800
Stanley L. Vigran.....................................    30,000
Vine Street Exchange Fund, L.P........................   312,500
Alexander D. Warm.....................................   537,100
Stuart E. Warm........................................    20,000
David A. Wolf.........................................    20,000
Frank Wood............................................    30,000
Trusara Holdings......................................   200,000
John M. Stein.........................................   160,800     Director
Steven N. Stein.......................................   567,600

                                                                Position with
                                                                   Company
                 NAME OF HOLDER                   No. Shares      (if any)
                 --------------                   ----------    -------------
Barlow Partners, Inc.............................      16,500
Jackson National Life Insurance Company..........     295,500
Old Hickory Fund I, LLC..........................       4,500
Northaven Partners, L.P..........................      85,000
Northaven Partners II, L.P.......................     130,000
Northaven Partners III, L.P......................      85,000
James T. Healey, Jr..............................      12,725
James C. Lott and Mary M. Lott JT TEN............       2,604
Banc Fund IV L.P.................................      68,760
Banc Fund IV Trust...............................     231,240
Bosworth & Co....................................     550,000
Marshall T. Reynolds.............................      51,000
David E. Stubblefield & Suzanna S. Stubblefield
 JT Ten..........................................      10,000 Director and Wife
Howard B. McMahon................................       3,000
Joe Edwards, Jr. & Judy Edwards JT Ten...........      14,120
Ralph G. Kramer, M.D.............................       3,000
Bradley D. Jesson................................       1,000
DLJSC IRA FBO Joe Edwards, Jr....................      11,880
Ruel Russell, Jr. & Margaret Russell JT Ten......       6,000
HARE & CO........................................       4,200
Pitt & Co. F/B/O The GTE Service Corporation.....      12,000
Bost & CO. F/B/O The Minnesota Mining and
 Manufacturing Company...........................      28,900
Craig R. McMahen.................................       2,604
Safdi Investments Limited Partnership............      20,000
SENIOR NOTES
                                                    Amount
                 NAME OF HOLDER                    of Notes
                 --------------                    --------
The Bank of New York............................. $10,750,000
Boston Safe Deposit and Trust Company............   4,910,000
Chase Manhattan Bank, Trust......................     800,000
Firstar Trust Company............................   3,250,000
The Northern Trust Company.......................   1,600,000
U.S. Bank National Association...................   5,000,000
Bankers Trust Company............................  18,540,000
Chase Manhattan Bank.............................   8,000,000
Donaldson, Lufkin and Jenrette Securities
 Corporation.....................................   3,000,000
Norwest Bank Minnesota National Association......     750,000
State Street Bank and Trust Company..............   3,400,000

  The Company has agreed to indemnify the Selling Holders against certain liabilities arising out of any actual or alleged material misstatements or omissions in the Registration Statement, other than liabilities arising from information supplied by the Selling Holders for use in the Registration Statement. Each Selling Holder, severally but not jointly, has agreed to indemnify the Company against liabilities arising out of any actual or alleged material misstatements or omissions in the Registration Statement insofar as such misstatements or omissions were made in reliance upon written information furnished to the Company by such Selling Holder expressly for use in the Registration Statement.

                             PLAN OF DISTRIBUTION

  The Superior Securities offered hereby may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Superior Securities to or through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of Superior Securities, for whom they may act as agents. The Selling Holders and any underwriters, dealers or agents which participate in the distribution of Superior Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of Superior Securities by them and any discounts, commissions, concessions or other compensation received by any such underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

  The Superior Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Superior Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Superior Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market or (iii) in transactions otherwise than on such exchanges or in the over-the-counter market. At the time a particular offering of the Superior Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Superior Securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

  To comply with the securities laws of certain jurisdictions, if applicable, the Superior Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Superior Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with.

  Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Superior Securities may not simultaneously engage in market-making activities with respect to such securities for a restricted period prior to the commencement of such distribution. In addition to and without limiting the foregoing, each Selling Holder and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 102, 103 and 104, which provisions may limit the timing of purchases and sales of any of the securities by the Selling Holders or any such other person. All of the foregoing may affect the marketability of the Superior Securities and brokers' and dealers' ability to engage in market-making activities with respect to these securities.

  Pursuant to the Registration Rights Agreement, all expenses of the registration of the Superior Securities will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Company against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company will be indemnified by the Selling Holders against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                        SHARES ELIGIBLE FOR FUTURE SALE

  As of December 31, 1998 there were 10,080,503 shares of Common Stock of the Company outstanding. All shares of Common Stock sold in the Offering will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by affiliates of the Company, as that term is defined in Rule 144 under the Securities Act, may generally only be resold in compliance with applicable provisions of Rule 144.

  In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date of the notice filed pursuant to Rule 144. Sales under Rule 144 are also subject to certain manner of sale restrictions and notice requirements and to the availability of current public information about the Company. In addition, a person who is deemed an "affiliate" of the Company must comply with Rule 144 in any sale of shares of Common Stock not covered by a registration statement (except, in the case of registered shares acquired by the affiliate on the open market, for the holding period requirement). A person (or person whose shares are aggregated) who is not deemed an "affiliate" of the Company and who has beneficially owned restricted shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to the volume, notice and other limitations of Rule 144. In meeting the one and two year holding periods described above, a holder of restricted shares can include the holding periods of a prior owner who was not an affiliate.

  The Company anticipates making the Public Offering of its Common Stock when, in consultation with its financial advisors, it determines that market conditions are favorable and as the Company's capital needs may require. The Company's decision to initiate and, if initiated, to consummate, the Public Offering will depend upon variable factors, many of which are beyond the Company's control. These factors include, but are not limited to, the Company's performance and results of operations for the third quarter of 1998, market conditions in the financial services industry, the perceived market for the Common Stock and the likelihood that the Public Offering will be sufficiently subscribed at a price that is satisfactory to the Company. The Company cannot predict with any certainty whether or not the Public Offering will be initiated, and, if it is initiated, whether or not it will be consummated. If the Public Offering is consummated, the offering price of the Common Stock sold therein will be determined at that time on the basis of then-current market conditions.

  The Public Offering, if it is initiated and consummated, will be independent of any rights of the holders of the Superior Securities under Section 3(c) of the Registration Rights Agreement. Nevertheless, the Company expects that holders of the Superior Securities will be offered the opportunity to sell Superior Securities in the Public Offering, subject to the terms and conditions of an underwriting agreement between the Company and the managing underwriter and such other limitations as the Company, in its sole discretion, may impose.

  The Company has reserved 10% of the common shares outstanding on December 31, 1998 for grants under the LTIP. As of December 31, 1998, the Company had options outstanding to purchase up to 731,250 shares of Common Stock outside of the LTIP and had not yet granted any options under the LTIP. See "Management--Stock Option Plan." The Company intends to file a registration statement under the Securities Act to register all shares of Common Stock issuable under such Stock Option Plan. Shares covered by this registration statement will be eligible for sale in the public market after the effective date of such registration statement.

                   CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS

  On April 22, 1998, pursuant to authorization of its Board of Directors, the Company engaged the firm of Ernst & Young LLP as its auditors. The Bank, prior to its becoming a subsidiary of the Company, was served by

Deloitte & Touche LLP. Deloitte & Touche LLP's report on the Bank's financial statement for the period from January 7, 1997 to December 31, 1997 and for the years ended December 31, 1996 and 1995 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles. A letter from Deloitte & Touche LLP is attached to the Registration Statement as Exhibit 16.1.

  During the two fiscal years ended December 31, 1997 and the subsequent interim period through April 22, 1998, (i) there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Deloitte & Touche LLP would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the Company's financial statements, and (ii) Deloitte &

Touche LLP has not advised the Company of any reportable events as defined in paragraph (A) through (D) of Regulation S-K Item 304(a)(i)(b) of the Exchange Act.

                             CERTAIN LEGAL MATTERS

  The validity of the Superior Securities offered hereby have been passed upon for the Company by Miller, Hamilton, Snider & Odom, L.L.C., Montgomery, Alabama.

                                    EXPERTS

  The consolidated financial statements of Superior Financial Corp. at December 31, 1998 and 1997, and for the year ended December 31, 1998 and for the period from November 12, 1997 (date of inception) to December 31, 1997 then ended, the consolidated balance sheet of Superior Financial Corp. at June 30, 1998 and the consolidated statements of operations, changes in stockholders' equity and cash flows for Superior Federal Bank, F.S.B. and Subsidiary for the three months ended March 31, 1998 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of Superior Federal Bank, F.S.B. and Subsidiary as of December 31, 1997 and for the period from January 7, 1997 to December 31, 1997, and the consolidated financial statements of Superior Federal Bank, F.S.B. and Subsidiary ("Predecessor Entity") as of December 31, 1996 and for each of the two years in the period ended December 31, 1996 included in this prospectus and registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the registration statement, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

  The consolidated financial statements of Superior Financial Corp. at December 31, 1998 and 1997, and for the year ended December 31, 1998 and for the period from November 12, 1997 (date of inception) to December 31, 1997 and the consolidated statements of operations, changes in stockholder's equity and cash flows for Superior Federal Bank, F.S.B. and Subsidiary for the three months ended March 31, 1998 were audited by Ernst & Young LLP and they expressed an unqualified opinion on them in their reports dated February 3, 1999 and July 22, 1998.

  The consolidated financial statements of Superior Federal Bank, F.S.B. and Subsidiary as of December 31, 1997, and for the period from January 7, 1997 to December 31, 1997, and the consolidated financial statements of Superior Federal Bank, F.S.B. and Subsidiary as of December 31, 1996 and for each of the two years in the period ended December 31, 1996 were audited by Deloitte & Touche LLP and they expressed an unqualified opinion on them in their reports dated January 16, 1998 and January 13, 1997.

Superior Financial Corp.

Audited Financial Statements--
  December 31, 1998 and 1997
   Report of Independent Auditors.................................           F-1
   Consolidated Balance Sheets....................................           F-2
   Consolidated Statements of Operations..........................           F-3
   Consolidated Statements of Changes in Stockholders' Equity.....           F-4
   Consolidated Statements of Cash Flows..........................  F-5 thru F-6
   Notes to Financial Statements.................................. F-6 thru F-22


Superior Federal Bank, F.S.B.
Audited Financial Statements
  March 31, 1998
   Report of Independent Auditors...............................           F-23
   Consolidated Statement of Operations
    Three months ended March 31, 1998...........................           F-24
   Consolidated Statement of Changes in Stockholder's Equity
    Three months ended March 31, 1998...........................           F-25
   Consolidated Statement of Cash Flows
    Three months ended March 31, 1998...........................           F-26
   Notes to Consolidated Statements of Operations, Changes in
    Stockholder's Equity and Cash Flows Three months ended March
    31, 1998.................................................... F-27 thru F-29
  December 31, 1997
   Independent Auditors' Report.................................           F-30
   Consolidated Statement of Financial Condition December 31,
    1997........................................................           F-31
   Consolidated Statement of Income for the period from January
    7, 1997 to December 31, 1997................................           F-32
   Consolidated Statement of Stockholder's Equity for the period
    from January 7, 1997 to December 31, 1997...................           F-33
   Consolidated Statement of Cash Flows for the period from
    January 7, 1997 to December 31, 1997........................           F-34
   Notes to Consolidated Financial Statements
    for the period from January 7, 1997 to December 31, 1997.... F-35 thru F-46
  December 31, 1996 and 1995
   Independent Auditors' Report.................................           F-47
   Consolidated Statement of Financial Condition December 31,
    1996........................................................           F-48
   Consolidated Statements of Income
    for the years ended December 31, 1996 and 1995..............           F-49
   Consolidated Statements of Stockholder's Equity
    for the years ended December 31, 1996 and 1995..............           F-50
   Consolidated Statements of Cash Flows
    for the years ended December 31, 1996 and 1995..............           F-51
   Notes to Consolidated Financial Statements
    for the years ended December 31, 1996 and 1995.............. F-52 thru F-64

                      REPORT OF INDEPENDENT AUDITORS

The Board of Directors of

 Superior Financial Corp.

  We have audited the accompanying consolidated balance sheet of Superior Financial Corp. (the "Company") and its wholly owned subsidiary, Superior Federal Bank, F.S.B. (the "Bank") as of December 31, 1998 and the related statements of operations, stockholders' equity and cash flows for the year then ended and the accompanying balance sheet of the Company as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the period from November 12, 1997 (date of inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Superior Financial Corp. at December 31, 1998 and 1997 and the consolidated results of its operations and its cash flows for the year ended December 31, 1998 and for the period from November 12, 1997 (date of inception) to December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Little Rock, Arkansas

February 3, 1999

                         SUPERIOR FINANCIAL CORP.

                        CONSOLIDATED BALANCE SHEETS

                                                     December 31,  December 31,
                                                         1998          1997
                                                    -------------- ------------
Assets
Cash and cash equivalents.......................... $   81,425,010   $ 94,072
Loans receivable...................................    825,632,882
Less: allowance for loan losses....................     10,471,770
                                                    --------------
Loans receivable, net..............................    815,161,112
Investments available-for-sale, net................    364,061,312
Accrued interest receivable........................      7,525,559
Federal Home Loan Bank stock.......................     10,949,600
Premises and equipment, net........................     26,213,466
Mortgage servicing rights, net.....................      2,198,260
Prepaid expenses and other assets..................      4,198,856
Goodwill...........................................     64,129,701
Real estate acquired in settlement of loans, net...        331,496
Deferred acquisition costs and other assets........      2,521,769    328,520
                                                    --------------   --------
    Total assets................................... $1,378,716,141   $422,592
                                                    ==============   ========
Liabilities and stockholders' equity
Liabilities:
 Deposits.......................................... $  970,821,417   $
 Federal Home Loan Bank borrowings.................    216,500,000
 Note payable......................................     20,000,000
 Senior notes......................................     60,000,000
 Custodial escrow balances.........................      4,010,366
 Other liabilities.................................      5,572,079    182,549
                                                    --------------   --------
    Total liabilities..............................  1,276,903,862
Commitments and contingencies
Stockholders' equity:
 Preferred stock--$0.01 par value; 10 million
  shares authorized, none issued and outstanding...            --         --
 Common stock--$0.01 par value; 20 million shares
  authorized, 10,080,503 issued and outstanding....        100,805        --
 Capital in excess of par value....................     94,748,872    260,000
 Retained earnings (deficit).......................      6,655,064    (19,957)
 Accumulated other comprehensive income............        307,538        --
                                                    --------------   --------
    Total stockholders' equity.....................    101,812,279    240,043
                                                    --------------   --------
    Total liabilities and stockholders' equity..... $1,378,716,141   $422,592
                                                    ==============   ========

                          See accompanying notes.

                            SUPERIOR FINANCIAL CORP.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               For the
                                                             Period from
                                                            November 12,
                                                            1997 (date of
                                                Year ended  inception) to
                                                December 31  December 31
                                                   1998         1997
                                                ----------- -------------
Interest income:
  Loans.....................................    $42,807,953   $
  Investments...............................     15,702,142
  Interest-bearing deposits.................      4,210,897
  Other.....................................        373,440
                                                -----------
Total interest income.......................     63,094,432
Interest expense:
  Deposits..................................     28,229,805
  Short-term borrowings.....................      1,886,745
  Long-term borrowings......................      8,615,682
                                                -----------
Total interest expense......................     38,732,232
                                                -----------
Net interest income.........................     24,362,200
Provision for loan losses...................      1,021,000
                                                -----------
Net interest income after provision for loan
 losses.....................................     23,341,200
Noninterest income
  Service charges on deposit accounts.......     15,792,664
  Mortgage operations, net..................      1,758,089
  Income from real estate operations, net...        374,318
  Other.....................................      1,270,121
                                                -----------
Total noninterest income..                       19,195,192
Noninterest expense:
  Salaries and employee benefits............     13,689,847
  Occupancy expense.........................      2,135,500
  Deposit insurance premium.................        594,969
  Data processing...........................      1,814,420
  Advertising and promotion.................      1,411,189
  Amortization of goodwill..................      2,715,172
  Postage and supplies......................      2,199,977
  Equipment expense.........................      1,052,741
  Other.....................................      6,002,704     19,957
                                                -----------   --------
Total noninterest
 expense....................................     31,616,519     19,957
                                                -----------   --------
Income (loss) before income taxes...........     10,919,873    (19,957)
Income taxes................................      4,244,852
                                                -----------   --------
Net income (loss)...........................    $ 6,675,021   $(19,957)
                                                ===========   ========
Basic and diluted earnings
 per common share...........................    $      0.88        --

                            See accompanying notes.

                         SUPERIOR FINANCIAL CORP.

        CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

           Year ended December 31, 1998 and for the period from

        November 12, 1997 (date of inception) to December 31, 1997

                                                          Accumulated
                                             Capital in      Other      Retained       Total
                          Preferred  Common   Excess of  Comprehensive  Earnings   Stockholders'
                            Stock    Stock    Par Value     Income     (Deficit)      Equity
                          --------- -------- ----------- ------------- ----------  -------------
Balance, November 12,
 1997 (inception date)..    $ --    $    --  $       --    $    --     $      --   $        --
Contribution from
 investors..............      --         --      260,000        --            --        260,000
Net loss and
 comprehensive loss.....      --         --          --         --        (19,957)      (19,957)
                            -----   -------- -----------   --------    ----------  ------------
Balance, December 31,
 1997...................      --         --      260,000        --        (19,957)      240,043
Original issuance of
 common stock,
 10,079,703 shares,
 (less cost of issuance
 of $3,429,417).........      --     100,797  94,481,180        --            --     94,581,977
Issuance of common stock
 to employees, 800
 shares.................      --           8       7,692        --            --          7,700
Comprehensive income:
  Net income............      --         --          --         --      6,675,021     6,675,021
Other comprehensive
 income, net of tax:
  Net change in
   unrealized gains on
   investments available
   for sale, net of
   taxes of $165,598....      --         --          --     307,538           --        307,538
                                                                                   ------------
Total comprehensive
 income.................                                                              6,982,559
                            -----   -------- -----------   --------    ----------  ------------
Balance, December 31,
 1998...................    $ --    $100,805 $94,748,872   $307,538    $6,655,064  $101,812,279
                            =====   ======== ===========   ========    ==========  ============

                          See accompanying notes.

                         SUPERIOR FINANCIAL CORP.

                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      For the
                                                                    period from
                                                                   November 12,
                                                                   1997 (date of
                                                     Year ended    inception) to
                                                     December 31    December 31
                                                        1998           1997
                                                    -------------  -------------
Operating activities
Net income (loss).................................  $   6,675,021    $ (19,957)
 Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
 Provision for loan losses........................      1,021,000
 Deferred income taxes............................        375,413
 Depreciation.....................................      1,027,264
 Amortization of mortgage servicing rights........        144,979
 Amortization of premiums on mortgage-backed
  securities, net.................................      1,458,467
 Amortization of goodwill.........................      2,715,172
 Amortization of debt issuance costs..............        769,500
 Gain on sale of real estate......................         (9,115)
 Mortgage loans originated for sale...............    (39,016,175)
 Proceeds from sale of mortgage loans held for
  sale............................................     30,750,271
 Gain on sale of loans............................       (162,312)
 Gain on sale of investments......................        (12,089)
 Increase in accrued interest receivable..........     (1,465,756)
 Increase in prepaid expenses and other assets....     (4,657,658)
 Increase in other liabilities....................      2,210,547
                                                    -------------    ---------
Net cash provided by (used in) operating
 activities.......................................      1,824,529      (19,957)
Investing Activities
 Increase in loans receivable, net................   (128,032,122)
 Principal payments on mortgage-backed
  securities......................................     68,765,626
 Proceeds from sale of nine branches..............    (79,044,057)
 Proceeds from sale or maturity of available-for-
  sale investments................................     15,903,093
 Purchases of available-for-sale investment
  securities......................................   (103,086,125)
 Purchase of FHLB stock...........................     (2,675,700)
 Proceeds from sale of FHLB stock.................      4,381,100
 Proceeds from sale of real estate................        371,194
 Purchases of premises and equipment..............     (3,923,015)
 Purchase of Superior Federal Bank, F.S.B., net of
  cash acquired...................................    127,575,515
 Deferred acquisition costs.......................            --      (145,971)
                                                    -------------    ---------
Net cash used in investing activities.............    (99,764,491)    (145,971)
Financing Activities
 Net increase in deposits.........................     38,534,397
 Proceeds from FHLB borrowings....................    126,500,000
 Proceeds from borrowings under bank debt.........     20,000,000
 Proceeds from borrowings under senior notes......     60,000,000
 Proceeds from common stock issued, net...........     94,589,677
 Reduction in FHLB borrowings.....................   (162,198,000)
 Contribution from investors......................            --       260,000
 Net increase in advance payments by borrowers for
  taxes and insurance.............................      1,844,826
                                                    -------------    ---------
Net cash provided by financing activities.........    179,270,900      260,000
                                                    -------------    ---------
Net increase in cash..............................     81,330,938       94,072
Cash and cash equivalents at beginning of period..         94,072          --
                                                    -------------    ---------
Cash and cash equivalents at end of period........  $  81,425,010    $  94,072
                                                    =============    =========

                          See accompanying notes.

                         SUPERIOR FINANCIAL CORP.

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            December 31, 1998

1. Summary of Significant Accounting Policies

Nature of Operations

  Superior Financial Corp. ("SFC" or "Company") is a unitary thrift holding company organized under the laws of Delaware and headquartered in Fort Smith, Arkansas. The Company was organized on November 12, 1997 as SFC Acquisition Corporation for the purpose of acquiring Superior Federal Bank, F.S.B. (the "Bank"), a federally chartered savings institution. The Bank provides a broad line of financial products to small-and medium-sized businesses and to consumers, primarily in Arkansas and Oklahoma. On April 1, 1998, SFC acquired the Bank from NationsBank, Inc. for approximately $162.5 million. This purchase was accounted for using the purchase method of accounting for business combinations whereby the assets and liabilities of the Bank were recorded at fair value at the date of acquisition and the difference between the net book value of the Bank and the purchase price was recorded as goodwill of approximately $76.4 million.

Basis of Presentation

  The accounting and reporting policies of the Company and the Bank conform to generally accepted accounting principles ("GAAP") and general practices within the thrift and mortgage banking industries. The following summarizes the more significant of these policies.

Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Principles of Consolidation

  The consolidated financial statements include the accounts of the Company, the Bank, and the Bank's wholly owned subsidiary, SFS Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

  For purposes of reporting cash flows, cash and cash equivalents includes cash on hand and interest bearing deposits in other depository institutions. Interest bearing deposits were $40,514,000 at December 31, 1998.

Liquidity Requirements

  Regulations require the Bank to maintain an amount equal to 4% of deposits (net of loans on deposits) and short-term borrowings in cash and U.S. Government and other approved securities.

Investments

  Investments that the Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity and recorded at cost, adjusted for the amortization of premiums and the accretion of discounts, which are recognized in interest income using the interest method over the period to maturity.

                         SUPERIOR FINANCIAL CORP.

  Investments that the Bank intends to hold for indefinite periods of time are classified as available-for-sale and are recorded at fair value. Unrealized holding gains and losses are excluded from operating results until realized and reported net of tax as other comprehensive income in stockholders' equity. Investments in the available-for-sale portfolio may be used as part of the Bank's asset and liability management practices and may be sold in response to changes in interest rate risk, prepayment risk or other economic factors.

  The overall return or yield earned on mortgage-backed securities included in investments depends on the amount of interest collected over the amortization of any premium or discount. Premiums and discounts are recognized in income using the level-yield method over the assets' remaining lives adjusted for anticipated prepayments. Although the Bank receives the full amount of principal if prepaid, the interest income that would have been collected during the remaining period to maturity, net of any discount or premium amortization, is lost. Accordingly, the actual yields and maturities of mortgage-backed securities included in investments depend on when the underlying mortgage principal and interest are repaid. Prepayments primarily result when market interest rates fall below a mortgage's contractual interest rate and it is to the borrower's advantage to prepay the existing loan and obtain new, lower rate financing. In addition to changes in interest rates, mortgage prepayments are affected by other factors such as loan types and geographic location of the related properties.

  If the fair value of an investment available-for-sale declines for reasons other than temporary market conditions, the carrying value of such an investment would be written down to current value by a charge to operations. Gains and losses on the sale of investments available-for-sale are determined using the specific-identification method.

  The Bank did not hold any investments classified as held-to-maturity or as trading securities at December 31, 1998 and 1997.

Loans Receivable

  Loans generally are stated at their unpaid principal balances plus premium from acquisition less allowance for loan losses and deferred fees. The premium arising from fair value adjustments of loans in business combinations is being accreted over the remaining contractual lives of the loans using the level-yield method adjusted for actual experience.

  The Bank defers loan fees received and certain incremental direct costs, and recognizes them as adjustments to interest income over the estimated remaining life of the related loans. When a loan is fully repaid or sold, the unamortized portion of the deferred fee and cost is credited in income. Other loan fees, such as prepayment penalties, late charges, and release fees are recorded as income when collected.

  Uncollectible interest on loans that are contractually past due 90 days or greater and is not probable of collection is charged off and the loan is placed on nonaccrual status. Income is subsequently recognized when cash payments for interests are received. When collectibility is determined to be probable, the loan is returned to accrual status.

Allowance for Loan Losses

  The allowance for loan losses is established through a provision for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely, and subsequent recoveries, if any, are credited to the allowance.

                           SUPERIOR FINANCIAL CORP.

  The allowance is maintained at a level that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, historical loan loss experience and current economic and business conditions that may affect the borrowers' ability to pay or the value of the collateral securing the loans.

Advertising and Promotion Costs

  Advertising and promotion costs are expensed as incurred.

Income Taxes

  The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Real Estate Acquired in Settlement of Loans

  Real estate acquired in settlement of loans is initially recorded at estimated fair value, less estimated selling costs, and is subsequently carried at the lower of depreciated cost or fair value, less estimated selling costs. Valuations are periodically performed by management, and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its estimated fair value. The ability of the Bank to recover the carrying value of real estate is based upon future sales of the land and the projects. The ability to effect such sales is subject to market conditions and other factors, many of which are beyond the Bank's control.

Premises and Equipment

  Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using straight-line and accelerated methods over the respective estimated useful lives of the assets of approximately 3 to 30 years. Depreciation expense is included in occupancy expense in the statement of operations.

Goodwill

  Goodwill (excess of purchase price of the Bank over the fair value of net assets acquired) is being amortized on a straight-line basis over 20 years.

Debt Issuance Costs

  Costs associated with the issuance of the $20 million Colonial Bank note payable and the $60 million Senior Notes have been capitalized and are being amortized over the life of the debt.

Loan Origination and Commitment Fees

  The Bank defers loan fees received and certain incremental direct costs, and recognizes them as adjustments to interest income over the estimated remaining life of the related loans. When a loan is fully repaid or sold, the unamortized portion of the deferred fee and cost is credited in income. Other loan fees, such as prepayment penalties, late charges, and release fees are recorded as income when collected.

                         SUPERIOR FINANCIAL CORP.

Mortgage Servicing Rights

  Purchased mortgage servicing rights represent the cost of acquiring the rights to service mortgage loans owned by others, and such cost is capitalized and amortized in proportion to, and over the period of, estimated net servicing income. The Bank's carrying values of purchased mortgage servicing rights and the amortization thereon are periodically evaluated in relation to estimated future net servicing income to be received, and such carrying values are adjusted for indicated impairments based on management's best estimate of remaining cash flows, using the disaggregated method. Such estimates may vary from the actual remaining cash flows due to prepayments of the underlying mortgage loans, increases in servicing costs, and changes in other factors. The Bank's carrying values of purchased mortgage servicing rights do not purport to represent the amount that would be realized by a sale of these assets in the open market. Mortgage servicing rights earned by the Bank through the origination and subsequent sale of mortgages while retaining the right to service those mortgages are considered by management to be insignificant.

Comprehensive Income

  As of January 1, 1998, Company adopted the Financial Accounting Standards Board Statement No. 130 ("SFAS 130"), Reporting Comprehensive Income. SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components; however the adoption of this Statement had no impact on the Company's net income or stockholders' equity. SFAS 130 requires unrealized gains or losses on available for sale securities be included in other comprehensive income. The components of comprehensive income are disclosed in the Consolidated Statement of Changes in Stockholders' Equity.

Segment Disclosures

  On December 31, 1998, the Company adopted SFAS 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS 131 established standards for reporting information about operating segments and related disclosures about products and services, geographic areas and major customers. As the Company operates in only one segment--community banking--the adoption of SFAS 131 did not have a material effect on the financial statements or the disclosure of segment information. All the Company's revenues result from services offered by its bank subsidiary. No revenues are derived from foreign countries and no single external customer comprises more than 10% of the Company's revenues.

Effect of Pending Statements of Financial Accounting Standards

  In June 1998, the Financial Accounting Standards Board issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS 133, which requires the Company to recognize all derivatives on the balance sheet at fair value, is effective for years beginning after June 15, 1999. SFAS 133 permits early adoption as of the beginning of any fiscal quarter that begins after June 1998. The Company expects to adopt FAS 133 effective January 1, 2000. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives are either offset against the change in fair value of the assets, liabilities, or firm commitments through operating results or recognized in other comprehensive income until the hedged item is recognized in operating results. The ineffective portions of a derivative's change in fair value will be immediately recognized in operating results. The Company has not yet determined what effect the adoption of this statement will have on its results of operations or financial positions.

                         SUPERIOR FINANCIAL CORP.

2. Private Placement and Acquisition

  On April 1, 1998, the Company completed a private placement offering totaling $175 million, consisting of $95 million in common stock, $60 million in 8.65% Senior Notes due 2003, and $20 million in LIBOR plus 1.75% bank debt due 2000. The proceeds from the private placement offering were used to acquire, in a purchase transaction, 100% of the common stock of the Bank. In connection with the private placement offering, the Company entered into a Registration Rights Agreement and completed a Shelf Registration Statement on December 10, 1998 to register the common stock and senior notes with the Securities and Exchange Commission.

  On April 1, 1998, the Company acquired the Bank for a purchase price of $162.5 million. The transaction was accounted for as a purchase and resulted in the recording of goodwill in the amount of $76.4 million. The Bank's results of operations since the purchase date are included in operations of the Company.

  The following table sets forth selected unaudited financial information for the Company as if the above described transaction had been consummated as of January 1, 1997 and January 1, 1998, with adjustments primarily for interest charges attributable to the financing of the purchase and amortization of goodwill. The pro forma data is based on pre-acquisition earnings and is therefore not necessarily indicative of future performance.

                                                           1998        1997
                                                        ----------- -----------
                                                        (dollars in thousands)
   Total revenue....................................... $   108,547 $   106,944
   Income before income taxes..........................       6,681      12,831
   Net income..........................................       2,898       7,777
   Earnings per common share-diluted...................        0.29        0.77

  During the third quarter of 1998, the Company completed the sale of nine (9) branch facilities located in Oklahoma and Arkansas. The sale of these branches resulted in a gain of $4.5 million which was recorded as an adjustment to the purchase price allocation for the acquisition of the Bank and resulted in a related reduction in goodwill. The total deposits for the 9 branches sold were approximately $84.5 million. These deposits were funded by the Company through the reduction of interest bearing deposits held by the Company at the Federal Home Loan Bank. In addition, after the completion of an appraisal in the third quarter of 1998, the Company recorded an adjustment to the purchase price allocation based on the fair value of the Bank's headquarters building in Ft. Smith. This resulted in a $5.7 million increase to office premises and equipment and an equal reduction to goodwill.

3. Fair Value of Financial Instruments

  The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. The basis for market information and other valuation methodologies are significantly affected by assumptions used including the timing of future cash flows, discount rates, judgments regarding economic conditions, risk characteristics and other factors. Because assumptions are inherently subjective in nature, the estimated fair values of certain financial instruments cannot be substantiated by comparison to independent market quotes and, in many cases, the estimated fair values could not necessarily be realized in an immediate sale or settlement of the instrument. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange, and the use of different market assumptions and /or estimation methodologies may have a material effect on the estimated fair value amounts. Potential tax ramifications related to the realization of unrealized gains and losses that would be incurred in an actual sale and/or settlement have not been taken into consideration.

                         SUPERIOR FINANCIAL CORP.

  The estimated fair values of financial instruments at December 31, 1998, consist of the following:

                                                       Carrying   Estimated Fair
                                                         Value        Value
                                                      ----------- --------------
   Financial assets:
     Cash and cash equivalents....................... $81,425,010  $81,425,010
     Loans receivable, net........................... 815,161,112  820,691,833
     Investments available-for-sale, net............. 364,061,312  364,061,312
     Accrued interest receivable.....................   7,525,559    7,525,559
     Federal Home Loan Bank stock....................  10,949,600   10,949,600
   Financial liabilities:
     Demand deposits................................. 444,593,896  444,593,896
     Time deposits................................... 526,227,521  527,730,970
     Federal Home Loan Bank borrowings............... 216,500,000  216,500,000
     Notes payable...................................  80,000,000   80,755,886
     Off-balance sheet financial instruments.........   3,348,000    3,348,000

  The fair value of loans receivable is estimated based on present values using applicable risk-adjusted spreads to the U.S. Treasury curve to approximate current entry-level interest rates considering anticipated prepayment speeds. The fair value of nonperforming loans with a recorded book value net of allowance of approximately $3.2 million was not estimated, and therefore is included in estimated fair value at carrying amount because it is not practicable to reasonably assess the credit adjustment that would be applied in the marketplace for such loss.

  The fair value of mortgage-backed securities, collateralized mortgage obligations and trust preferred stock included in investments available-for-sale is based on quoted market prices, dealer quotes and prices obtained from independent pricing services. The fair value of accrued interest receivable and Federal Home Loan Bank ("FHLB") stock is considered to be carrying value.

  The fair value of cash and cash equivalents is considered the same as its carrying value. The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit, Federal Home Loan Bank borrowings and notes payable is estimated using the rates currently offered for liabilities of similar remaining maturities.

  The fair value of off-balance sheet financial instruments is estimated using the fees currently charged to enter into similar agreements taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. The unrealized gain or loss for off-balance sheet items is not significant.

  The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1998. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since the reporting date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

                         SUPERIOR FINANCIAL CORP.

4. Loans Receivable and Financial Instruments with Off-Balance Sheet Risk

  Loans receivable consisted of approximately the following at December 31, 1998:

   First mortgage loans (principally conventional):
     Collateralized by one-to-four family residences................ $484,324,000
     Collateralized by other properties.............................   40,569,000
     Construction loans.............................................   21,610,000
     Other..........................................................    2,753,000
                                                                     ------------
                                                                      549,256,000
                                                                     ------------
     Undisbursed portion of construction loans......................   (8,443,000)
                                                                     ------------
     Total first mortgage loans.....................................  540,813,000
                                                                     ============
   Consumer and other loans:
     Automobile.....................................................  174,316,000
     Savings........................................................    6,624,000
     Home equity and second mortgage................................   29,494,000
     Commercial, financial, and agricultural........................   10,800,000
     Other..........................................................   63,365,000
                                                                     ------------
     Total consumer and other loans.................................  284,599,000
                                                                     ------------
     Deferred loan costs, net.......................................      220,882
     Allowance for loan losses......................................  (10,471,770)
                                                                     ------------
     Loans receivable, net.......................................... $815,161,112
                                                                     ============

  Loans to directors and executive officers totaled $1,988,330 at December 31, 1998. Such loans are made on substantially the same terms as those for other loan customers.

  The Bank, through its normal lending activity, originates and maintains loans receivable which are substantially concentrated in its lending territory (primarily Arkansas and Oklahoma). The Bank's policy calls for collateral or other forms of repayment assurance to be received from the borrower at the time of loan origination. Such collateral or other form of repayment assurance is subject to changes in economic value due to various factors beyond the control of the Bank and such changes could be significant.

  The Bank originates and purchases adjustable rate mortgage loans to hold for investment. The Bank also originates 15-year and 30-year fixed rate mortgage loans and sells substantially all new originations of the 30-year loans to outside investors with servicing released. Loans held for sale at December 31, 1998, are considered by management to be immaterial. Such loans bear interest substantially equal to market rates.

  The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheet. The Bank does not use financial instruments with off- balance sheet risk as part of its own asset/liability management program or for trading purposes.

  The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

                         SUPERIOR FINANCIAL CORP.

  Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Such collateral consists primarily of residential properties.

  Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank had outstanding loan commitments and lines of credit aggregating approximately $38,581,000 and standby letters of credit of approximately $3,348,000 at December 31, 1998.

5. Mortgage Loan Servicing

  Mortgage loans serviced for others are not included in the accompanying consolidated balance sheet. The unpaid principal balances of these loans at December 31, 1998 are summarized as follows:

   FHLMC........................................................... $ 59,069,544
   GNMA............................................................  109,088,314
   Private investors...............................................   21,906,354
                                                                    ------------
                                                                    $190,064,212
                                                                    ============

  Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors, and foreclosure processing. Loan servicing income is recorded on the accrual basis and includes servicing fees from investors and certain charges collected from borrowers, such as late payment fees. In connection with these loans serviced for others, the Bank held borrowers' escrow balances of approximately $3,047,000 at December 31, 1998. Of the loans serviced by the Bank at December 31, 1998, approximately $3,675,000 were sold with recourse.

  Errors and omissions and fidelity bond insurance coverage under the Company's loan servicing bond was $2,000,000 at December 31, 1998. Additionally, at December 31, 1998, the Company was covered by an excess liability umbrella policy in the amount of $20 million.

6. Investments Available-for-Sale

  The amortized cost and estimated fair value of investments available-for-sale are summarized as follows at December 31, 1998:

                                              Gross       Gross      Estimated
                                Amortized   Unrealized Unrealized       Fair
                                   Cost       Gains      Losses        Value
                               ------------ ---------- -----------  ------------
   GNMA....................... $ 75,818,061 $  103,255 $  (621,059) $ 75,300,257
   FNMA.......................  165,168,316  1,161,525    (242,869)  166,086,972
   FHLMC......................   55,908,327    549,249    (486,105)   55,971,471
   CMOs.......................   59,130,262     56,325     (47,185)   59,139,402
   Trust Preferred Stock......    7,563,210        --          --      7,563,210
                               ------------ ---------- -----------  ------------
                               $363,588,176 $1,870,354 $(1,397,218) $364,061,312
                               ============ ========== ===========  ============

                         SUPERIOR FINANCIAL CORP.

  The amortized cost and estimated fair value by contractual maturity of investments available-for-sale at December 31, 1998 are as follows:

                                                                    Estimated
                                                       Amortized       Fair
                                                          Cost        Value
                                                      ------------ ------------
   Due in one year or less........................... $        --  $        --
   Due from one year to five years...................    3,209,000    3,209,000
   Due from five years to ten years..................   55,485,000   55,930,000
   Due after ten years...............................  304,894,000  304,922,000
                                                      ------------ ------------
     Totals.......................................... $363,588,000 $364,061,000
                                                      ============ ============

  Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

  For purposes of the maturity table, investments which are not due at a single maturity date have been allocated over maturity groupings based on anticipated maturities. The investments may mature earlier than their weighted average contractual maturities because of principal prepayments.

  Mortgage-backed securities with carrying values of approximately $182,456,000 at December 31, 1998 were subject to adjustable rates.

  The carrying value of mortgage-backed securities pledged for letters of credit, treasury, tax and loan accounts, and public fund deposits at December 31, 1998 was approximately $13,356,000.

7. Allowance for Loan Losses

  A summary of the activity in the allowance for loan losses follows:

   Balance, January 1, 1998....................................... $       --
     Allowance resulting from acquisition of Bank on April 1,
      1998........................................................  10,592,718
     Provision for loan losses....................................   1,021,000
     Charge-offs, net of recoveries...............................  (1,141,948)
                                                                   -----------
     Balance, December 31, 1998................................... $10,471,770
                                                                   ===========

8. Premises and Equipment

  Premises and equipment consisted of the following at December 31, 1998:

   Land............................................................ $ 6,114,646
     Buildings and improvements....................................  15,217,095
     Furniture and equipment.......................................   5,067,859
     Construction in progress......................................     841,130
                                                                    -----------
                                                                     27,240,730
     Accumulated depreciation......................................  (1,027,264)
                                                                    -----------
     Premises and equipment, net................................... $26,213,466
                                                                    ===========

                         SUPERIOR FINANCIAL CORP.

9. Debt Issuance Costs

  At December 31, 1998, debt issuance costs, which are included in prepaid expenses and other assets in the consolidated balance sheet, consisted of the following:

                                                       $20 Million  $60 Million
                                                      Colonial Bank 8.65% Senior
                                                      Note Payable     Notes
                                                      ------------- ------------
Capitalized debt issuance costs......................   $ 404,742    $2,465,272
Amortization.........................................    (404,742)     (364,758)
                                                        ---------    ----------
Net debt issuance costs..............................   $     --     $2,100,514
                                                        =========    ==========

10. Deposits

  Deposits consisted of the following at December 31, 1998:

   Demand and NOW accounts, including noninterest-bearing
    deposits of $75,851,452...................................... $283,030,331
   Money market..................................................   60,391,549
   Statement and passbook savings................................  101,172,016
   Certificates of deposit.......................................  526,227,521
                                                                  ------------
                                                                  $970,821,417
                                                                  ============

  The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was $60,562,838 at December 31, 1998.

  At December 31, 1998, the scheduled maturities of certificates of deposit are as follows:

      1999......................................................... $433,928,544
      2000.........................................................   54,242,175
      2001.........................................................   22,376,735
      2002.........................................................    9,111,111
      2003.........................................................    5,200,087
      Thereafter...................................................    1,368,869
                                                                    ------------
                                                                    $526,227,521
                                                                    ============

11. Federal Home Loan Bank ("FHLB") Borrowings

  The Bank had borrowings from the FHLB as follows at December 31, 1998:

                                                  Weighted Average
                                                   Interest Rate    Borrowings
                                                  ---------------- ------------
   Maturing in year ending December 31:
     1999........................................       4.95%      $ 12,000,000
     2000........................................       4.95         31,500,000
     2001........................................       4.94         18,000,000
     2002........................................        --                 --
     Thereafter..................................       5.17%       155,000,000
                                                                   ------------
                                                                   $216,500,000
                                                                   ============

                         SUPERIOR FINANCIAL CORP.

  As a member of the FHLB, the Bank is required to maintain an investment in capital stock of the FHLB of Dallas in an amount equal to the greater of 1% of its outstanding home loans or 1/20 of its outstanding advances from the FHLB of Dallas. No ready market exists for such stock and it has no quoted market value. Pursuant to collateral agreements with the FHLB, advances are collateralized by all stock in the FHLB and qualifying first mortgage loans.

  Additionally, at December 31, 1998, the Bank has unused commitments totaling $50 million which expire on March 31, 1999. There is no commitment fee to maintain this credit line.

12. Long Term Debt

  At December 31, 1998, long term debt consisted of a $20 million note payable to Colonial Bank ("Colonial Note") and $60 million of Senior Notes ("Senior Notes"). These notes are obligations of the parent company, Superior Financial Corp.

  The $20 million Colonial Note bears interest at LIBOR plus 1.75% (6.81% at December 31, 1998) and requires quarterly interest payments. In January 1999, the interest rate was reduced to LIBOR plus 1.25%. The entire principal balance is due April 1, 2000. The note is secured by shares of the Bank in such an amount that the book value of pledged stock will be equal to at least two times the outstanding balance of the loan. The note contains certain covenants of which the most restrictive includes a minimum total capital, minimum return on assets and a maximum nonperforming assets to total loans and other real estate ratio. At December 31, 1998, the Company was not in violation of these covenants.

  The $60 million Senior Notes bear interest at 8.65% and require semiannual interest payments that began October 1, 1998. The entire principal balance is due April 1, 2003. The agreement requires the Company to maintain an interest rate reserve account with cash or permitted investments sufficient to pay interest due on the next two succeeding interest payment dates. At December 31, 1998, the interest rate reserve account held a mortgage-backed security with a carrying value of approximately $5.2 million. This account is classified in investments available-for-sale on the balance sheet. The loan agreement contains certain covenants of which the most restrictive include minimum total capital and minimum liquidity maintenance. Additionally, the agreement restricts certain payments for dividends. At December 31, 1998, the Company was not in violation of these covenants.

13. Regulatory Matters

  The Company is a unitary thrift holding company and, as such, is subject to regulation, examination and supervision by the Office of Thrift Supervision ("OTS").

  The Bank is also subject to various regulatory requirements administered by the OTS. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of tangible and core capital (as defined in the regulations) to adjusted total assets (as defined), and of total capital (as defined) and Tier 1 to risk weighted assets (as defined). Management believes, as of December 31, 1998, that the Bank meets all capital adequacy requirements to which it is subject.

                           SUPERIOR FINANCIAL CORP.

  The most recent notification from the OTS categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total, tangible, and core capital ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the institution's category.

  The Company's and Bank's actual capital amounts and ratios as of December 31, 1998 are presented below (amounts in thousands):



                                                                              Required to be
                                                                              Categorized as
                                                                             Well Capitalized
                                                            Required for        Under Prompt
                             Company          Bank        Capital/Adequacy       Corrective
                          -------------  --------------       Purposes        Action Provisions
                             Actual          Actual      ------------------  -------------------
                          Amount  Ratio   Amount  Ratio   Amount     Ratio    Amount     Ratio
                          ------- -----  -------- -----  ---------- -------  ---------- --------
As of December 31, 1998:
 Tangible capital to
  adjusted total
  assets................  $37,389 2.85%  $104,324  7.99% $   19,589     1.5%        N/A     N/A
 Core capital to
  adjusted total
  assets................   37,389 2.85    104,324  7.99      39,178     4.0  $   65,296     5.0%
 Total capital to risk
  weighted assets.......   47,861 5.50    114,770 16.70      54,975     8.0      68,719    10.0
 Tier I capital to risk
  weighted assets.......   37,389 4.30    104,324 15.18         N/A     N/A      59,231     6.0

14. Income Taxes

  Included in other liabilities are deferred income taxes which reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 1998 are as follows:

   Deferred tax liabilities:
     Prepaid assets................................................... $261,299
     Goodwill amortization............................................  517,698
     Unrealized gain on investments available-for-sale................  165,598
     Premises and equipment...........................................    7,396
                                                                       --------
       Total deferred liabilities.....................................  951,991
   Deferred tax assets:
     Accrued bonuses..................................................    9,190
     Allowance for loan losses........................................  390,941
     Mortgage servicing rights........................................   10,659
     Other............................................................      190
                                                                       --------
       Total deferred tax assets......................................  410,980
                                                                       --------
   Net deferred tax liabilities....................................... $541,011
                                                                       ========

                         SUPERIOR FINANCIAL CORP.

  Significant components of the provision for income taxes for the year ended December 31, 1998 are as follows:

   Current:
     Federal......................................................... $3,242,030
     State...........................................................    627,409
                                                                      ----------
       Total current.................................................  3,869,439
   Deferred:
     Federal                                                             295,110
     State...........................................................     80,303
                                                                      ----------
                                                                         375,413
                                                                      ----------
                                                                      $4,244,852
                                                                      ==========

  The reconciliation of income tax attributable to continuing operations computed at the U.S. Federal statutory tax rates to income tax expense for the year ended December 31, 1998 is:

   Tax at U.S. statutory rate............................................. 35.0%
   State income tax expense, net of Federal income tax benefit............  3.9
                                                                           ----
                                                                           38.9%
                                                                           ====

  The Company files a consolidated federal income tax return with the Bank. Income tax expense is allocated to the Bank and recorded in the Bank's consolidated financial statements, generally on the basis of the tax which would be payable if the Bank had filed a separate return.

15. Earnings Per Common Share

  The Company computes earnings per share ("EPS") in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128. Basic EPS is computed by dividing reported earnings available to common stockholders by weighted average shares outstanding. No dilution for any potentially dilutive securities is included. Diluted EPS includes the dilutive effect of stock options. In computing dilution for stock options, the average share price is used for the period presented.

  Basic and diluted earnings per common share is computed as follows (in thousands, except per share amounts):

                                                                     Year ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
   Common shares--weighted averages (basic)........................   7,594,520
   Common share equivalents--weighted averages.....................         --
   Common shares weighted average (diluted)........................   7,594,520
   Net income......................................................  $6,675,021
   Basic and diluted earnings per common share.....................  $     0.88

16. Mortgage Servicing Rights

  Following is a summary of the changes in purchased mortgage servicing rights follows:

   Balance, January 1, 1998........................................  $      --
     Acquired in Bank acquisition on April 1, 1998.................   2,343,239
     Amortization..................................................    (144,979)
     Balance, December 31, 1998....................................  $2,198,260
                                                                     ==========

                         SUPERIOR FINANCIAL CORP.

  Under OTS regulations, the lower of the amortized carrying value, 90% of the fair market value, or 90% of the original cost of purchased mortgage servicing rights may be included in calculating capital standards. The amount to be included as regulatory capital cannot exceed 50% of tangible capital.

17. Commitments and Contingencies

  The Bank leases branch locations under operating leases with remaining terms ranging from 2 to 12 years. These leases all contain renewal options with varying periods. A schedule of future minimum rental payments under operating leases, as of December 31, 1998 follows:

   1999.............................................................. $  527,102
   2000..............................................................    431,340
   2001..............................................................    415,480
   2002..............................................................    258,457
   2003..............................................................    197,237
   Thereafter........................................................  1,589,391
                                                                      ----------
                                                                      $3,419,007
                                                                      ==========

  On April 1, 1998, the Company became the legal successor to NationsBank's right and interest in the related proceedings brought under the action Superior Federal Bank, F.S.B. vs. United States (No. 95-769C) (the "Goodwill Litigation"). Within five (5) business days following the Company's receipt of payment pursuant to irrevocable settlement or other resolution of the Goodwill Litigation by final judgment subject to no further appeal, and, as further consideration for the sale of the Bank to the Company, the Company shall pay NationsBank fifty percent (50%) of the "net recovery" from the Goodwill Litigation. "Net recovery" shall be the gross aggregate amount the Company receives from such settlement or resolution, net of the total litigation expenses incurred and paid by the Company after the Closing Date. "Total litigation expense" shall include, without limitation, attorneys' fees, court costs, expenses, fees of experts and consultants, filing fees and all other costs reasonably incurred in prosecution of the Goodwill Litigation.

  The Company and its legal counsel are unable to estimate the amount or likelihood of any potential settlement, if any, that may result from the Goodwill Litigation. Although the outcome of the Goodwill Litigation cannot be determined, the Company's legal counsel and management are of the opinion that such final outcome should not have a material effect on the Company's results of operations or financial condition.

  The Company is involved in various lawsuits and litigation matters on an ongoing basis as a result of its day-to-day operations. However, the Company does not believe that any of these or any threatened lawsuits and litigation matters will have a materially adverse effect on the Company or its business.

                         SUPERIOR FINANCIAL CORP.

18. Supplemental Disclosure of Cash Flow Information and Noncash Activity

Cash Flow Information

  The Company purchased all of the capital stock of Superior Federal Bank, F.S.B. on April 1, 1998. In conjunction with the acquisition, liabilities were assumed as follows:

   Fair value of noncash assets acquired......................  $1,081,435,551
   Cash acquired..............................................     288,692,364
   Cash paid for the capital stock............................    (162,500,000)
   Transaction costs..........................................      (8,757,618)
   Excess of investment over fair value of net assets
    acquired..................................................      76,426,482
                                                                --------------
   Liabilities assumed........................................  $1,275,296,779
                                                                ==============
   Cash paid during the period for:
     Interest.................................................  $   37,727,773
     Taxes....................................................  $    4,199,000
   Costs paid from the proceeds of the issuance of common
    stock and borrowings under the bank debt and senior notes:
     Debt issuance costs......................................  $    2,870,014
     Stock issuance costs.....................................  $    3,429,417
   Noncash Activity:
     Additions to other real estate from settlement of loans..  $      343,968
     Repayment of funds advanced by the Placement Agent and
      Lead Investor to pay transaction costs through issuance
      of 200,000 shares of common stock.......................  $    1,000,000
     Deferred acquisition costs incurred but not paid.........  $      182,549

19. Employee Benefit Plan

  In April 1998 the Company established a qualified retirement plan, with a salary deferral feature designed to qualify under Section 401 of the Internal Revenue Code (the "401(k) Plan"). The 401(k) Plan permits the employees of the Company to defer a portion of their compensation in accordance with the provisions of Section 401(k) of the Code. Matching contributions may be made in amounts and at times determined by the Company. Certain other statutory limitations with respect to the Company's contribution under the 401(k) Plan also apply. Amounts contributed by the Company for a participant will vest over four years and will be held in trust until distributed pursuant to the terms of the 401(k) Plan.

  Employees of the Company are eligible to participate in the 401(k) Plan when they meet certain requirements concerning minimum age and period of credited service. All contributions to the 401(k) Plan will be invested in accordance with participant elections among certain investment options. Distributions from participant accounts will not be permitted before age 59 1/2, except in the event of death, permanent disability, certain financial hardships or termination of employment. The Company made matching contributions to the 401(k) Plan during 1998 of $203,863.

20. Stock Option Plan

  On June 17, 1998, the Company adopted the 1998 Long-Term Incentive Plan (the "LTIP"). The LTIP is an omnibus plan administered by the Company's Compensation Committee to provide equity-based incentive compensation for the Company's key employees. It provides for issuance of incentive stock options, qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options. The LTIP also provides for issuance of stock appreciation rights, whether in tandem with options or

                         SUPERIOR FINANCIAL CORP.

separately, and awards of restricted shares subject to time-based restrictions and/or performance goals. The portion of the LTIP applicable to incentive stock options is subject to shareholder approval by June 17, 1999.

  The LTIP imposes a limit on the total number of shares that may be issued during the ten-year term of the LTIP equal to 10% of the number of shares outstanding as of December 31, 1998 (1,008,000 total shares limit). It imposes a limit on the number of awards that may be granted to all employees in any one calendar year equal to 1% of the number of shares outstanding on December 31, 1998 (100,800 annual shares limit). Finally, the LTIP limits the number of restricted stock awards that may be granted each year, which are time-based restricted only (i.e., without regard to any performance goals), to a number of shares equal to .33% (one-third of one percent) of the number of shares outstanding on December 31, 1998 (33,932 annual restricted shares limit). As of December 31, 1998 there were no shares granted or exercisable under the LTIP.

  As of December 31, 1998, 487,500 options were granted to the Chairman and Chief Executive Officer of the Company and 243,750 options were granted to the President of the Company pursuant to their Founder's Agreements and Employment Agreements, respectively. Those options were issued before the adoption of the LTIP by the Company's Board and, therefore, are non-qualified stock options. They have not been issued pursuant to the LTIP. The exercise price of these options is $10.00 per share. These stock options are not exercisable unless the following occurs:

                                                                    Number of
                                                                     Shares
                                                                   Exercisable
                                                                   -----------
   Successful acquisition of the Bank and consummation of public
    offering of equity securities.................................   292,500
   Company's stock reaches price of $15 per share.................   146,250
   Company's stock reaches price of $20 per share.................   146,250
   Company's stock reaches price of $25 per shares................   146,250

  These stock options have a term of 10 years. As of December 31, 1998, 292,500 stock options were exercisable.

  In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123). Under the provisions of SFAS No. 123, companies can elect to account for stock-based compensation plans using a fair value based method or continue measuring compensation expense for those plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS No. 123 requires that companies electing to continue using the intrinsic value method must make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied. The Company elected to account for its stock-based compensation plans using the intrinsic value method. Accordingly, no compensation cost has been recognized for the stock option plans. The pro forma effects on reported net income and earnings per share for the year ended December 31, 1998 assuming the Company had elected to account for its stock option grants in accordance with SFAS No. 123 would have been net income of $6,441,509 or $0.85 basic and diluted earnings per share. Such pro forma effects are not necessarily indicative of the effect on future years.

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The following weighted-average assumptions were used for the 731,250 options granted in 1998: dividend yield of 0%; expected volatility of 0%; risk-free interest rate of 6.73% and expected life of 10 years.

                         SUPERIOR FINANCIAL CORP.

21. Parent Company Financial Information

  Presented below are the condensed balance sheets, statements of operations and cash flows for the parent company, Superior Financial Corp., as of December 31, 1998 and 1997 and for the year ended December 31, 1998 and for the period from November 12, 1997 (date of inception) to December 31, 1997.







                                                                1998     1997
                                                              ---------  -------
                                                              (In Thousands)
Balance Sheets
Assets
  Cash and cash equivalents.................................. $   3,848  $  94
  Investment in subsidiary...................................   168,968    --
  Investment securities......................................     5,330    --
  Other......................................................     5,160    329
                                                              ---------  -----
    Total assets............................................. $ 183,306  $ 423
                                                              =========  =====
Liabilities and Stockholders' Equity
  Notes payable.............................................. $  80,000  $  --
  Accrued interest and other liabilities.....................     1,494    183
                                                              ---------  -----
    Total liabilities........................................    81,494    183
Stockholders' equity.........................................   101,812    240
                                                              ---------  -----
Total liabilities and stockholders' equity................... $ 183,306  $ 423
                                                              =========  =====
                                                                1998     1997
                                                              ---------  -------
                                                              (In thousands)
Statements of Operations
Income
  Dividends from subsidiary.................................. $   4,000  $ --
Expenses
  Interest, net..............................................     5,582    --
  Other......................................................       194     20
                                                              ---------  -----
    Total expenses...........................................     5,776     20
Income (loss) before income tax benefit and equity in
 undistributed earnings of subsidiary........................    (1,776)   (20)
Income tax benefit...........................................     2,291    --
Equity in undistributed earnings of subsidiary...............     6,160    --
                                                              ---------  -----
Net income (loss)............................................ $   6,675  $ (20)
                                                              =========  =====

                        REPORT OF INDEPENDENT AUDITORS

Audit Committee
 of the Board of Directors
 Superior Federal Bank, F.S.B.

  We have audited the accompanying consolidated statement of operations of Superior Federal Bank, F.S.B. and Subsidiary (the "Bank") and the related consolidated statements of changes in stockholder's equity and cash flows for the three months ended March 31, 1998. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and changes in stockholder's equity of Superior Federal Bank, F.S.B. and Subsidiary and their cash flows for the three months ended March 31, 1998 in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Little Rock, Arkansas
July 22, 1998

                  SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS
                       Three months ended March 31, 1998

Interest income:
 Loans:
  First mortgage loans............................................ $ 8,194,236
  Consumer and other loans........................................   5,534,227
 Mortgage-backed securities.......................................   5,959,658
 Interest-bearing deposits........................................     831,649
 Other............................................................     221,463
                                                                   -----------
  Total interest income...........................................  20,741,233
Interest expense:
 Deposits.........................................................   9,657,058
 Short-term borrowings............................................     230,363
 Long-term borrowings.............................................   1,818,863
                                                                   -----------
  Total interest expense..........................................  11,706,284
                                                                   -----------
Net interest income...............................................   9,034,949
Provision for loan losses (Note 2)................................   7,765,000
                                                                   -----------
Net interest income after provision for loan losses...............   1,269,949
Other income:
 Deposit account and other fees...................................   4,781,705
 Loan servicing fees, net.........................................     443,145
 Income from real estate operations, net..........................      22,345
 Other............................................................     268,861
                                                                   -----------
                                                                     5,516,056
Other expense:
 Salaries and employee benefits...................................   4,528,829
 Net occupancy expense of premises................................     817,487
 Deposit insurance premium........................................     151,683
 Data processing..................................................     784,126
 Advertising and promotion........................................     499,597
 Amortization of core deposit premium.............................     217,519
 Amortization of goodwill.........................................     938,551
 Postage and supplies.............................................     683,608
 Equipment expense................................................     500,348
 Other............................................................   1,711,196
                                                                   -----------
  Total other expenses............................................  10,832,944
                                                                   -----------
Loss before income taxes benefit..................................  (4,046,939)
Income taxes benefit..............................................     281,794
                                                                   -----------
Net loss.......................................................... $(3,765,145)
                                                                   ===========

                            See accompanying notes.

                  SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                       Three months ended March 31, 1998

                                  Capital in   Accumulated
                                  Excess of       Other                     Total
                          Common     Par      Comprehensive  Retained   Stockholders'
                          Stock     Value     Income (loss)  Earnings      Equity
                          ------ ------------ ------------- ----------  -------------
Balance, December 31,
 1997...................  $1,000 $150,603,054  $1,887,334   $9,340,588  $161,831,976
Comprehensive income
 (loss):
  Net loss..............                                    (3,765,145)   (3,765,145)
  Other comprehensive
   income (loss), net of
   tax:.................
  Net change in
   unrealized gains on
   securities available
   for sale.............                          931,022                    931,022
                                                                        ------------
Total comprehensive
 income (loss)..........                                                  (2,834,123)
                          ------ ------------  ----------   ----------  ------------
Balance, March 31, 1998.  $1,000 $150,603,054  $2,818,356   $5,575,443  $158,997,853
                          ====== ============  ==========   ==========  ============


                            See accompanying notes.

                  SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                       Three months ended March 31, 1998

Operating activities
Net loss........................................................ $ (3,765,145)
Adjustments to reconcile net loss to net cash provided by
 operating activities:
  Provision for loan losses.....................................    7,765,000
  Depreciation..................................................      504,676
  Amortization of loan servicing rights.........................      108,001
  Amortization of core deposit premium..........................      217,519
  Amortization of premiums on mortgage-backed securities, net...      499,361
  Amortization of goodwill......................................      938,551
  Loss on sales of real estate..................................       14,433
  Gain on sales of loans........................................      (34,176)
  Mortgage loans originated for resale..........................    6,956,469
  Proceeds from sale of mortgage loans held for sale............   (5,456,725)
  Decrease in accrued interest receivable.......................      178,881
  Decrease in prepaid expenses and other assets.................    6,308,423
  Increase in other liabilities.................................      221,375
                                                                 ------------
    Net cash provided by operating activities...................   14,456,643
Investing activities
Decrease in loans receivable, net............................... $ (2,407,484)
Principal payments on mortgage-backed securities................   18,605,494
Proceeds from sales of loans....................................    5,490,901
Proceeds from sales of property and equipment...................       56,084
Proceeds from sales of real estate..............................       76,115
Purchases of office property and equipment......................     (672,179)
                                                                 ------------
    Net cash provided by investing activities...................   21,148,931
Financing activities
Net change in deposits..........................................   34,332,698
Borrowings of Federal Home Loan Bank Advances...................  147,198,000
Net decrease in advance payments by borrowers for taxes and
 insurance......................................................   (1,764,266)
                                                                 ------------
    Net cash provided by financing activities...................  179,766,432
                                                                 ------------
Net increase in cash............................................  215,372,006
Cash and cash equivalents at December 31, 1997..................   73,320,358
                                                                 ------------
Cash and cash equivalents at March 31, 1998..................... $288,692,364
                                                                 ============
Supplemental Disclosures of Cash Flow Information:
  Cash paid during the period for interest...................... $ 11,648,661
                                                                 ============
  Cash paid during the period for income taxes..................    1,407,681
                                                                 ============

                            See accompanying notes.

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY

                      NOTES TO CONSOLIDATED STATEMENTS OF
          OPERATIONS, CHANGES IN STOCKHOLDER'S EQUITY AND CASH FLOWS
                       Three months ended March 31, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

  Superior Federal Bank, F.S.B. (the "Bank") is a wholly owned subsidiary of NationsBank, Inc. ("NationsBank"). The Bank is a federally chartered savings association which provides a broad line of financial products to small to medium sized businesses and consumers.

  On December 3, 1997, NationsBank entered into an agreement with SFC Acquisition Corporation ("SFC") whereby SFC acquired 100% of the issued and outstanding shares of common stock of the Bank. The transaction closed on April 1, 1998. The transaction was accounted for using the purchase method of accounting for business combinations.

Basis of Presentation

  The accounting and reporting policies of the Bank conform to generally accepted accounting principles ("GAAP") and general practices within the thrift and mortgage banking industries. The following summarizes the more significant of these policies.

Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Principles of Consolidation

  The consolidated financial statements include the accounts of the Bank and its wholly owned subsidiary, SFS Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

  For purposes of reporting cash flows, cash and cash equivalents includes cash on hand and amounts due from depository institutions.

Interest Revenue Recognition

  Loans generally are stated at their unpaid principal balances plus premium from acquisition less allowance for loan losses and deferred fees. The premium arising from fair value adjustments of loans in business combinations is being accreted over the remaining contractual lives of the loans using the level-yield method adjusted for actual experience.

  The Bank defers loan fees received and certain incremental direct costs, and recognizes them as adjustments to interest income over the estimated remaining life of the related loans. When a loan is fully repaid or sold, the unamortized portion of the deferred fee and cost is credited in income. Other loan fees, such as prepayment penalties, late charges, and release fees are recorded as income when collected.

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY

                      NOTES TO CONSOLIDATED STATEMENTS OF
    OPERATIONS, CHANGES IN STOCKHOLDER'S EQUITY AND CASH FLOWS--(Continued)
                       Three months ended March 31, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(continued)

  Uncollectible interest on loans that are contractually past due 90 days or greater or not probable of collection is charged off. Income is subsequently recognized when cash payments are received and collectibility is probable, in which case the loan is returned to accrual status.

Provision for Losses

  Provisions for losses on loans have been provided based on amounts outstanding and historical experience. Provisions for losses include charges to reduce the recorded balance of mortgage loans and real estate to their estimated net realizable value or fair value less estimated selling costs, as applicable. Such provisions are based on management's estimate of the net realizable value or fair value of the collateral or real estate, as applicable, considering current and currently anticipated future operating or sales information which may be affected by changing economic and/or operating conditions beyond the Bank's control, thereby causing these estimates to be particularly susceptible to changes that could result in a material adjustment to their carrying value in the future.

Advertising and Promotion Costs

  Advertising and promotion costs are expensed as incurred.

Goodwill

  Goodwill is being amortized on a straight-line basis over 25 years.

Pension Plan

  Pension expense is computed on the basis of accepted actuarial methods and pension costs are funded as incurred.

Income Taxes

  The Bank is a member of a consolidated group of corporations as defined by the Internal Revenue Code and the Bank files its federal income tax return as part of a consolidated tax return. For financial reporting purposes, however, the Bank computes its tax on a separate company basis. Deferred tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Core Deposit Premium

  The premium resulting from the valuation of core deposits acquired in the purchase of the deposits of other financial institutions is amortized over a period (generally ten years) not exceeding the estimated average remaining life of the existing customer deposit base acquired. Such amortization is provided at the same rate the related deposits are expected to be withdrawn. The amortization period is periodically evaluated to determine if events and circumstances require the period to be reduced.

2. ALLOWANCE FOR LOAN LOSSES

  Following is a summary of the activity in the allowance for losses on loans:

     Balance, January 1, 1998...................................... $ 4,659,949
       Provision for losses........................................   7,765,000
       Charge-offs, net of recoveries..............................  (1,924,949)
                                                                    -----------
     Balance, March 31, 1998....................................... $10,500,000
                                                                    ===========

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY

                      NOTES TO CONSOLIDATED STATEMENTS OF
    OPERATIONS, CHANGES IN STOCKHOLDER'S EQUITY AND CASH FLOWS--(Continued)
                       Three months ended March 31, 1998


2. ALLOWANCE FOR LOAN LOSSES--(continued)

  During the first quarter of 1998, the Bank made certain changes in accounting estimates totaling approximately $7.7 million due to the rapid deterioration of the performance of automobile loans. The changes included increasing the provision for loan losses for the charge-off of problem automobile loans and liquidation losses of repossessed automobiles of approximately $1.9 million following a change in management's approach to handling delinquencies. This change resulted in expedited repossession and rapid wholesaling of collateral. Management also increased the provision for loan losses by $4.5 million to reflect management's assessment of the increasing risk of loan losses due to the greater losses experienced by the Bank in the automobile portion of the loan portfolio during the first three months of 1998.

3. INCOME TAXES

  The income tax benefit for the period from January 1, 1998 to March 31, 1998, consists of the following:

     Current:
       Federal......................................................... $239,525
       State...........................................................   42,269
                                                                        --------
                                                                        $281,794
                                                                        ========

  The Bank files a consolidated federal income tax return with NationsBank. Income tax expense is allocated to the Bank and recorded in the Bank's consolidated financial statements, generally on the basis of the tax which would be payable if the Bank had filed a separate return.

4. COMMITMENTS

  The Bank leases branch locations under operating leases with remaining terms ranging from 2 to 12 years. These leases all contain renewal options with varying periods. Rental expense amounted to approximately $139,574 for the three month period ended March 31, 1998.

                         Independent Auditors' Report

The Board of Directors of
 Superior Federal Bank, F.S.B.:

  We have audited the accompanying consolidated statement of financial condition of Superior Federal Bank, F.S.B. (a wholly owned subsidiary of NationsBank, Inc.) and subsidiary (the "Bank") as of December 31, 1997, and the related consolidated statements of income, stockholder's equity and cash flows for the period from January 7, 1997 to December 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Bank at December 31, 1997, and the results of its operations and its cash flows for the period from January 7, 1997 to December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Deloitte & Touche LLP

Little Rock, Arkansas
January 16, 1998

                  SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
                (A WHOLLY-OWNED SUBSIDIARY OF NATIONSBANK, INC.)

                 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                               December 31, 1997

                             ASSETS
Cash and cash equivalents....................................... $   73,320,358
Loans receivable, net...........................................    693,208,982
Mortgage-backed securities available-for-sale...................    369,555,494
Accrued interest receivable.....................................      6,257,386
Federal Home Loan Bank stock....................................     12,655,000
Office properties and equipment, net............................     17,981,830
Loan servicing rights...........................................      1,991,230
Core deposit premium, net.......................................      7,802,695
Prepaid expenses and other assets...............................      8,661,420
Goodwill........................................................     64,056,164
Real estate acquired in settlement of loans, net................        662,085
                                                                 --------------
TOTAL........................................................... $1,256,152,644
                                                                 ==============
              LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
 Deposits....................................................... $  982,442,127
 Federal Home Loan Bank borrowings..............................    105,000,000
 Advance payments by borrowers for taxes and insurance..........      3,929,806
 Other liabilities..............................................      2,948,735
                                                                 --------------
  Total liabilities.............................................  1,094,320,668
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY:
 Common stock--$1 par value; 1,000 shares authorized, issued and
  outstanding...................................................          1,000
 Capital in excess of par value.................................    150,603,054
 Retained earnings..............................................      9,340,588
 Net unrealized gains on securities available-for-sale, net of
  taxes.........................................................      1,887,334
                                                                 --------------
  Total stockholder's equity....................................    161,831,976
                                                                 --------------
TOTAL........................................................... $1,256,152,644
                                                                 ==============

                See notes to consolidated financial statements.

                  SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
                (A WHOLLY-OWNED SUBSIDIARY OF NATIONSBANK, INC.)

                        CONSOLIDATED STATEMENT OF INCOME
            for the period from January 7, 1997 to December 31, 1997

INTEREST INCOME:
 Loans:
  First mortgage loans............................................. $33,626,800
  Consumer and other loans.........................................  21,242,845
 Mortgage-backed securities........................................  27,036,633
 Interest-bearing deposits.........................................   1,029,018
 Other.............................................................     728,293
                                                                    -----------
  Total interest income............................................  83,663,589
INTEREST EXPENSE:
 Deposits..........................................................  38,433,919
 Other.............................................................   6,924,999
                                                                    -----------
  Total interest expense...........................................  45,358,918
                                                                    -----------
NET INTEREST INCOME................................................  38,304,671
PROVISION FOR LOAN LOSSES..........................................   2,154,998
                                                                    -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES................  36,149,673
OTHER INCOME:
 Deposit account and other fees....................................  20,241,242
 Loan servicing fees, net..........................................   1,796,431
 Income from real estate operations, net...........................     261,760
 Other.............................................................     980,265
                                                                    -----------
  Total other income...............................................  23,279,698
OTHER EXPENSES:
 Salaries and employee benefits....................................  16,340,929
 Net occupancy expense of premises.................................   3,041,154
 Deposit insurance premium.........................................     635,843
 Data processing...................................................   2,867,346
 Advertising and promotion.........................................   2,314,908
 Amortization of core deposit premium..............................     797,571
 Amortization of goodwill..........................................   2,556,359
 Postage and supplies..............................................   2,522,934
 Equipment expense.................................................   1,906,656
 Other.............................................................   6,332,547
                                                                    -----------
  Total other expenses.............................................  39,316,247
                                                                    -----------
INCOME BEFORE INCOME TAX PROVISION.................................  20,113,124
INCOME TAX PROVISION...............................................   9,191,236
                                                                    -----------
NET INCOME......................................................... $10,921,888
                                                                    ===========

                See notes to consolidated financial statements.

                  SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
                (A WHOLLY-OWNED SUBSIDIARY OF NATIONSBANK, INC.)

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
            for the period from January 7, 1997 to December 31, 1997

                                                           Net Unrealized
                                                              Gains on
                                 Capital in                  Securities       Total
                         Common  Excess of     Retained      Available    Stockholder's
                         stock   Par Value     Earnings       For Sale       Equity
                         ------ ------------ ------------  -------------- -------------
BALANCE, JANUARY 7,
 1997................... $1,000 $150,603,054                              $150,604,054
  Dividends.............                     $ (1,581,300)                  (1,581,300)
  Net income............                       10,921,888                   10,921,888
    Net change in
     unrealized gains in
     securities
     available for sale.                                     $1,887,334      1,887,334
                         ------ ------------ ------------    ----------   ------------
BALANCE, DECEMBER 31,
 1997................... $1,000 $150,603,054 $  9,340,588    $1,887,334   $161,831,976
                         ====== ============ ============    ==========   ============


                See notes to consolidated financial statements.

                  SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
                (A WHOLLY-OWNED SUBSIDIARY OF NATIONSBANK, INC.)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
            for the period from January 7, 1997 to December 31, 1997

OPERATING ACTIVITIES:
  Net income...................................................... $10,921,888
  Adjustments to reconcile net income to net cash provided by operating activities:
    Provision for loan losses.....................................   2,154,998
    Depreciation..................................................   2,068,445
    Amortization of loan servicing rights.........................     276,968
    Amortization of core deposit premium..........................     797,571
    Amortization of premiums on mortgage-backed securities, net...   3,156,936
    Amortization of goodwill......................................   2,556,359
    Loss on sales oF real estate..................................     138,715
    Gain on sales of Loans........................................     (66,946)
    Proceeds from sales of loans held for sale....................  11,610,425
    Decrease in accrued interest receivable.......................     853,953
    Increase in prepaid expenses and other assets.................  (7,027,047)
    Decrease in other liabilities.................................  (3,727,554)
                                                                   -----------
      Net cash provided by operating activities...................  23,714,741
INVESTING ACTIVITIES:
  Increase in loans receivable, net............................... (40,979,885)
  Principal payments on mortgage-backed securities................  68,138,748
  Purchase of Federal Home Loan Bank stock........................    (726,000)
  Proceeds from sales of real estate..............................   1,056,787
  Purchase of office property and equipment.......................    (988,729)
                                                                   -----------
      Net cash provided by investing activities...................  26,500,921
FINANCING ACTIVITIES:
  Net change in deposits..........................................  (7,760,799)
  Payments of Federal Home Loan Bank advances..................... (18,000,000)
  Payment of dividends............................................  (1,581,300)
  Net increase in advance payments by borrowers for taxes and
   insurance......................................................     207,368
                                                                   -----------
      Net cash used by financing activities....................... (27,134,731)
                                                                   -----------
NET INCREASE IN CASH..............................................  23,080,931
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD....................  50,239,427
                                                                   -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD.......................... $73,320,358
                                                                   ===========
SUPPLEMENT DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest........................ $45,364,061
                                                                   ===========
  Cash paid during the period for income taxes.................... $ 7,108,479
                                                                   ===========
SUPPLEMENT NONCASH ACTIVITIES:
  Additions to other real estate from settlement of loans......... $ 1,214,263
                                                                   ===========

                See notes to consolidated financial statements.

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
               (A WHOLLY-OWNED SUBSIDIARY OF NATIONSBANK, INC.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS for the period from January 7, 1997 to December 31, 1997
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations--Superior Federal Bank, F.S.B. (the "Bank") is a wholly-owned subsidiary of NationsBank, Inc. ("NationsBank"). The Bank is a federally chartered savings association which provides a broad line of financial products to small to medium sized businesses and consumers. On January 7, 1997, NationsBank acquired the Bank through its acquisition of Boatmen's Bankshares, Inc. (the former sole shareholder of the Bank's common stock). This purchase was accounted for under the purchase (pushdown) method whereby the assets and liabilities of the Bank were recorded at fair value at the date of acquisition and the difference between the net book value of the Bank and the allocated purchase price was recorded as goodwill of approximately $66,600,000.

  On December 3, 1997, NationsBank entered into an agreement with SFC Acquisition Corporation ("SFC") whereby SFC will purchase 100% of the issued and outstanding shares of common stock of the Bank. While the terms of the agreement have been established, the agreement is subject to regulatory approval. Pending such approval, the deal is expected to close in the second quarter of 1998.

  Basis of Presentation--The accounting and reporting policies of the Bank conform to generally accepted accounting principles ("GAAP") and general practices within the thrift and mortgage banking industries. The following summarizes the more significant of these policies.

  Use of Estimates--The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Principles of Consolidation--The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiary, SFS Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.

  Cash and Cash Equivalents--For purposes of reporting cash flows, cash and cash equivalents includes cash on hand and amounts due from depository institutions.

  Liquidity Requirements--Regulations require the Bank to maintain an amount equal to 5% of deposits (net of loans on deposits) and short-term borrowings in cash and U. S. Government and other approved securities.

  Mortgage-backed Securities--Mortgage-backed securities ("MBSs") that the Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity and recorded at cost, adjusted for the amortization of premiums and the accretion of discounts, which are recognized in interest income using the interest method over the period to maturity.

  MBSs that the Bank intends to hold for indefinite periods of time are classified as available-for-sale and are recorded at fair value. Unrealized holding gains and losses are excluded from earnings and reported net of tax as a separate component of stockholder's equity until realized. MBSs in the available-for-sale portfolio may be used as part of the Bank's asset and liability management practices and may be sold in response to changes in interest rate risk, prepayment risk or other economic factors.

  The overall return or yield earned on MBSs depends on the amount of interest collected over the life of the security and the amortization of any premium or discount. Premiums and discounts are recognized in income using the level-yield method over the assets' remaining lives adjusted for anticipated prepayments. Although the

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
               (A WHOLLY-OWNED SUBSIDIARY OF NATIONSBANK, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) for the period from January 7, 1997 to December 31, 1997
Bank receives the full amount of principal if prepaid, the interest income that would have been collected during the remaining period to maturity, net of any discount or premium amortization, is lost. Accordingly, the actual yields and maturities of MBSs depend on when the underlying mortgage principal and interest are repaid. Prepayments primarily result when market interest rates fall below a mortgage's contractual interest rate and it is to the borrower's advantage to prepay the existing loan and obtain new, lower rate financing. In addition to changes in interest rates, mortgage prepayments are affected by other factors such as loan types and geographic location of the related properties.

  If the fair value of a MBS for sale declines for reasons other than temporary market conditions, the carrying value of such a MBS would be written down to current value by a charge to operations. Gains and losses on the sale of MBSs available-for-sale are determined using the specific-identification method. The Bank did not hold any MBSs classified as held-to-maturity or as trading securities during 1997.

  Loans Receivable--Loans receivable are stated at unpaid principal balances plus premium from acquisition less allowance for loan losses and deferred fees. The premium arising from fair value adjustments of the loans in business combinations is being accreted over the remaining contractual lives of the loans using the level-yield method adjusted for actual experience. Loans held for sale are carried at the lower of book value or fair value as determined by discounting contractual cash flows adjusted for prepayment estimates using discount rates based on secondary market sources.

  Uncollectible interest on loans that are contractually past due 90 days or greater or not probable of collection is charged off. Income is subsequently recognized when cash payments are received and collectibility is probable, in which case the loan is returned to accrual status.

  Provision for Losses--Provisions for losses on loans have been provided based on amounts outstanding and historical experience. Provisions for losses include charges to reduce the recorded balance of mortgage loans and real estate to their estimated net realizable value or fair value less estimated selling costs, as applicable. Such provisions are based on management's estimate of the net realizable value or fair value of the collateral or real estate, as applicable, considering current and currently anticipated future operating or sales information which may be affected by changing economic and/or operating conditions beyond the Bank's control, thereby causing these estimates to be particularly susceptible to changes that could result in a material adjustment to their carrying value in the future.

  Real Estate Acquired in Settlement of Loans--Real estate acquired in settlement of loans is initially recorded at estimated fair value, less estimated selling costs, and is subsequently carried at the lower of depreciated cost or fair value, less estimated selling costs. Valuations are periodically performed by management, and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its estimated fair value. The ability of the Bank to recover the carrying value of real estate is based upon future sales of the land and the projects. The ability to effect such sales is subject to market conditions and other factors, many of which are beyond the Bank's control.

  Office Properties and Equipment--Office properties and equipment are stated at cost less accumulated depreciation. Depreciation is computed using straight-line and accelerated methods over the respective estimated useful lives of the assets of approximately 3 to 30 years.

  Accretion and Amortization of Valuation Accounts from Acquisition--Discounts and premiums arising from fair value adjustments of assets and liabilities in business combinations are being amortized over the remaining contractual lives of the related assets or liabilities, using a method which approximates the level-yield method adjusted for actual experience.

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
               (A WHOLLY-OWNED SUBSIDIARY OF NATIONSBANK, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) for the period from January 7, 1997 to December 31, 1997

  Goodwill--Goodwill is being amortized on a straight-line basis over 25 years.

  Loan Origination and Commitment Fees--The Bank defers loan fees received and certain incremental direct costs, and recognizes them as adjustments to interest income over the estimated remaining life of the related loans. When a loan is fully repaid or sold, the unamortized portion of the deferred fee and cost is credited in income. Other loan fees, such as prepayment penalties, late charges, and release fees are recorded as income when collected.

  Pension Plan--Pension expense is computed on the basis of accepted actuarial methods and pension costs are funded as incurred.

  Income Taxes--The Bank is a member of a consolidated group of corporations as defined by the Internal Revenue Code and the Bank files its federal income tax return as part of a consolidated tax return. For financial reporting purposes, however, the Bank computes its tax on a separate company basis. Deferred tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

  Core Deposit Premium--The premium resulting from the valuation of core deposits acquired in the purchase of the deposits of other financial institutions is amortized over a period (generally ten years) not exceeding the estimated average remaining life of the existing customer deposit base acquired. Such amortization is provided at the same rate the related deposits are expected to be withdrawn. The amortization period is periodically evaluated to determine if events and circumstances require the period to be reduced.

  Loan Servicing Rights--Purchased loan servicing rights represent the cost of acquiring the rights to service mortgage loans owned by others, and such cost is capitalized and amortized in proportion to, and over the period of, estimated net servicing income. The Bank's carrying values of purchased loan servicing rights and the amortization thereon are periodically evaluated in relation to estimated future net servicing income to be received, and such carrying values are adjusted for indicated impairments based on management's best estimate of remaining cash flows, using a pool-by-pool method. Such estimates may vary from the actual remaining cash flows due to prepayments of the underlying mortgage loans, increases in servicing costs, and changes in other factors. The Bank's carrying values of purchased loan servicing rights do not purport to represent the amount that would be realized by a sale of these assets in the open market. Loan servicing rights earned by the Bank through the origination and subsequent sale of mortgages while retaining the right to service those mortgages are considered by management to be insignificant.

2. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The estimated fair value amounts have been determined by the Bank using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. The basis for market information and other valuation methodologies are significantly affected by assumptions used including the timing of future cash flows, discount rates, judgments regarding economic conditions, risk characteristics and other factors. Because assumptions are inherently subjective in nature, the estimated fair values of certain financial instruments cannot be substantiated by comparison to independent market quotes and, in many cases, the estimated fair values could not necessarily be realized in an immediate sale or settlement of the instrument. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a current market exchange, and the use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Potential tax ramifications related to the realization of unrealized gains and losses that would be incurred in an actual sale and/or settlement have not been taken into consideration.

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
               (A WHOLLY-OWNED SUBSIDIARY OF NATIONSBANK, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) for the period from January 7, 1997 to December 31, 1997

    The estimated fair values of financial instruments at December 31, 1997, consist of the following:

                                                                    Estimated
                                                        Carrying       Fair
                                                         Value        Value
                                                      ------------ ------------
Financial assets:
 Cash and cash equivalents........................... $ 73,320,358 $ 73,320,358
 Loans receivable, net...............................  693,208,982  697,912,280
 Mortgage-backed securities..........................  369,555,494  369,555,494
 Accrued interest receivable.........................    6,257,386    6,257,386
 Federal Home Loan Bank stock........................   12,655,000   12,655,000
Financial liabilities:
 Demand deposits.....................................  413,521,512  413,521,512
 Time deposits.......................................  568,920,615  570,546,040
 Federal Home Loan Bank borrowings...................  105,000,000  105,880,000
Off-balance sheet financial instruments..............          --           --

  The fair value of loans receivable is estimated based on present values using applicable risk-adjusted spreads to the U. S. Treasury curve to approximate current entry-level interest rates considering anticipated prepayment speeds. The fair value of nonperforming loans with a recorded book value net of allowance of approximately $4.7 million was not estimated, and therefore is included in estimated fair value at carrying amount because it is not practicable to reasonably assess the credit adjustment that would be applied in the marketplace for such loans. The fair value of mortgage-backed securities is based on quoted market prices, dealer quotes and prices obtained from independent pricing services. The fair value of accrued interest receivable and Federal Home Loan Bank ("FHLB") stock is considered to be carrying value. The fair value of cash and cash equivalents is considered the same as its carrying value.

  The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit and Federal Home Loan Bank borrowings is estimated using the rates currently offered for liabilities of similar remaining maturities.

  The fair value of off-balance sheet financial instruments is estimated using the fees currently charged to enter into similar agreements taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. The unrealized gain or loss for off-balance sheet items is not significant.

  The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1997. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since the reporting date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
               (A WHOLLY-OWNED SUBSIDIARY OF NATIONSBANK, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) for the period from January 7, 1997 to December 31, 1997

3. LOANS RECEIVABLE AND FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

  Loans receivable consisted of the following at December 31, 1997:

First mortgage loans (principally conventional):
 Collateralized by one-to-four family residences.................. $409,009,512
 Collateralized by other properties...............................   38,749,475
 Construction loans...............................................   18,927,643
 Other............................................................    1,507,524
                                                                   ------------
                                                                    468,194,154
 Undisbursed portion of construction loans........................   (6,194,146)
                                                                   ------------
  Total first mortgage loans......................................  462,000,008
Consumer and other loans:
 Automobile.......................................................  183,393,741
 Savings..........................................................    7,305,044
 Home equity and second mortgage..................................   10,967,267
 Commercial.......................................................    4,403,379
 Other............................................................   29,675,377
                                                                   ------------
  Total consumer and other loans..................................  235,744,808
Deferred loan costs, net..........................................      124,115
Allowance for loan losses.........................................   (4,659,949)
                                                                   ------------
  Loans receivable, net........................................... $693,208,982
                                                                   ============

  Loans to directors and executive officers totaled $281,929 at December 31, 1997. Such loans are made on substantially the same terms as those for other loan customers.

  The Bank, through its normal lending activity, originates and maintains loans receivable which are substantially concentrated in its lending territory (primarily Arkansas and Oklahoma). The Bank's policy calls for collateral or other forms of repayment assurance to be received from the borrower at the time of loan origination. Such collateral or other form of repayment assurance is subject to changes in economic value due to various factors beyond the control of the Bank and such changes could be significant.

  The Bank originates and purchases adjustable rate mortgage loans to hold for investment. The Bank also originates 15 year and 30 year fixed rate mortgage loans and sells substantially all new originations of the 30 year loans to outside investors with servicing retained. Loans held for sale at December 31, 1997, are considered by management to be immaterial. Such loans bear interest substantially equal to market rates.

  The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the statement of financial condition. The Bank does not use financial instruments with off-balance sheet risk as part of its own asset/liability management program or for trading purposes.

  The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
               (A WHOLLY-OWNED SUBSIDIARY OF NATIONSBANK, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) for the period from January 7, 1997 to December 31, 1997

  Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Such collateral consists primarily of residential properties.

  Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

  The Bank had outstanding loan commitments and lines of credit aggregating approximately $9,814,300 at December 31, 1997. At December 31, 1997, the Bank had an outstanding letter of credit to secure the payment of principal and interest on a $970,000 municipal bond issue to finance the construction of a nursing home. The letter is collateralized by the Bank's mortgage-backed securities with an carrying value of approximately $801,000 at December 31, 1997.

4. LOAN SERVICING

  Mortgage loans serviced for others are not included in the accompanying statement of financial condition. The unpaid principal balances of these loans at December 31, 1997, are summarized as follows:

   Mortgage loans underlying pass-through securities:
    FHLMC......................................................... $ 71,297,152
    Ginnie Mae....................................................  150,605,837
    Mortgage loan portfolios serviced for other investors.........   17,304,803
                                                                   ------------
     Total........................................................ $239,207,792
                                                                   ============

  Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and processing foreclosures. Loan servicing income is recorded on the accrual basis and includes servicing fees from investors and certain charges collected from borrowers, such as late payment fees. In connection with these loans serviced for others, the Bank held borrowers' escrow balances of approximately $3,500,000 at December 31, 1997. Of the loans serviced by the Bank at December 31, 1997, approximately $4,834,000 were sold with recourse.

5. ACCRUED INTEREST RECEIVABLE

  Accrued interest receivable on loans and mortgage-backed securities consisted of the following at December 31, 1997:

    Loans receivable................................................ $4,095,312
    Mortgage-backed securities......................................  2,162,074
                                                                     ----------
     Total.......................................................... $6,257,386
                                                                     ==========

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
               (A WHOLLY-OWNED SUBSIDIARY OF NATIONSBANK, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) for the period from January 7, 1997 to December 31, 1997

6. MORTGAGE-BACKED SECURITIES AVAILABLE-FOR-SALE

  The amortized cost and estimated fair value of pass-through mortgage-backed securities are summarized as follows at December 31, 1997:

                               Principal   Unamortized  Unearned     Amortized
                                Balance     Premiums    Discounts       Cost
                              ------------ ----------- -----------  ------------
Ginnie Mae................... $105,944,794 $2,120,140  $    (1,356) $108,063,578
Fannie Mae...................  174,888,901  1,658,955     (633,797)  175,914,059
FHLMC........................   80,875,349  1,527,681     (599,841)   81,803,189
                              ------------ ----------  -----------  ------------
 Total....................... $361,709,044 $5,306,776  $(1,234,994) $365,780,826
                              ============ ==========  ===========  ============
                                              Gross       Gross
                               Amortized   Unrealized  Unrealized    Estimated
                                  Cost        Gains      Losses      Fair Value
                              ------------ ----------- -----------  ------------
Ginnie Mae................... $108,063,578 $1,267,022  $         0  $109,330,600
Fannie Mae...................  175,914,059  1,511,514     (320,863)  177,104,710
FHLMC........................   81,803,189  1,319,115       (2,120)   83,120,184
                              ------------ ----------  -----------  ------------
 Total....................... $365,780,826 $4,097,651  $  (322,983) $369,555,494
                              ============ ==========  ===========  ============

  Mortgage-backed securities with carrying values of approximately $239,443,000 at December 31, 1997, had adjustable rates.

  The carrying value of mortgage-backed securities pledged was approximately $775,000 for letters of credit, $6,699,000 for treasury, tax and loan accounts, and $9,544,000 for public fund deposits at December 31, 1997.

7. ALLOWANCE FOR LOAN LOSSES

  Following is a summary of the activity in the allowance for losses on loans:

   BALANCE, JANUARY 7, 1997......................................... $5,058,282
    Provision for losses............................................  2,154,998
    Charge-offs, net of recoveries.................................. (2,553,331)
                                                                     ----------
   BALANCE, DECEMBER 31, 1997....................................... $4,659,949
                                                                     ==========

8.OFFICE PROPERTIES AND EQUIPMENT

  Office properties and equipment consisted of the following at December 31, 1997:

   Land............................................................ $ 4,897,408
   Buildings and improvements......................................  11,301,694
   Furniture and equipment.........................................   3,851,173
                                                                    -----------
    Total..........................................................  20,050,275
   Accumulated depreciation........................................  (2,068,445)
                                                                    -----------
    Office properties and equipment, net........................... $17,981,830
                                                                    ===========

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
               (A WHOLLY-OWNED SUBSIDIARY OF NATIONSBANK, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) for the period from January 7, 1997 to December 31, 1997

9.DEPOSITS

  Deposits consisted of the following at December 31, 1997:

   Demand and NOW accounts, including noninterest-bearing
    deposits of $70,473,551 in 1997.............................. $255,092,537
   Money market..................................................   56,981,819
   Statement and passbook savings................................  101,447,156
   Certificates of deposit.......................................  568,920,615
                                                                  ------------
       Total deposits............................................ $982,442,127
                                                                  ============

  The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was approximately $22,873,000 at December 31, 1997.

  At December 31, 1997, the scheduled maturities of certificates of deposit are as follows:

   Year ending December 31:
    1998........................................................... $426,615,681
    1999...........................................................  109,051,452
    2000...........................................................   19,395,789
    2001...........................................................    3,268,776
    2002...........................................................    9,928,328
    Thereafter.....................................................      660,589
                                                                    ------------
       Total....................................................... $568,920,615
                                                                    ============

  Interest expense on deposits for the period ended December 31, 1997, is summarized below:

   Demand, NOW, money market and statement and passbook savings... $ 8,135,897
   Certificates accounts..........................................  30,543,295
   Early withdrawal penalties.....................................    (245,273)
                                                                   -----------
       Total interest expense on deposits......................... $38,433,919
                                                                   ===========

  At December 31, 1997, the Bank had pledged mortgage-backed securities with a carrying value of approximately $9,544,000 as collateral for public fund deposits.

10.FEDERAL HOME LOAN BANK BORROWINGS

  The Bank had advances from the FHLB as follows at December 31, 1997:

                                                          Weighted
                                                          Average
                                                          Interest
                                                            Rate     Advances
                                                          -------- ------------
   Maturing during year ending December 31:
    1998.................................................   5.19%  $ 15,000,000
    1999.................................................   6.28%    30,000,000
    2000.................................................   6.33%    30,000,000
    2001.................................................   6.39%    30,000,000
                                                                   ------------
       Total.............................................          $105,000,000
                                                                   ============

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
               (A WHOLLY-OWNED SUBSIDIARY OF NATIONSBANK, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) for the period from January 7, 1997 to December 31, 1997

  As a member of the FHLB, the Bank is required to maintain an investment in capital stock of the FHLB of Dallas in an amount equal to the greater of 1% of its outstanding home loans or 1/20 of its outstanding advances from the FHLB of Dallas. No ready market exists for such stock and it has no quoted market value. Pursuant to collateral agreements with the FHLB, advances are collateralized by all stock in the FHLB and qualifying first mortgage loans.

11.REGULATORY MATTERS

  The Bank is subject to various regulatory requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of tangible and core capital (as defined in the regulations) to adjusted total assets (as defined), and of total capital (as defined) to risk weighted assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

  The most recent notification from the Office of Thrift Supervision ("OTS") categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total, tangible, and core capital ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the institution's category.

  The Bank's actual capital amounts and ratios are also presented in the table (amounts in thousands):

                                                                   Required To
                                                                       Be
                                                                   Categorized
                                                                     As Well
                                                                   Capitalized
                                                   Required For   Under Prompt
                                                      Capital      Corrective
                                                     Adequacy        Action
                                       Actual        Purposes      Provisions
                                    -------------  -------------  -------------
                                    Amount  Ratio  Amount  Ratio  Amount  Ratio
                                    ------- -----  ------- -----  ------- -----
As of December 31, 1997:
 Tangible capital to adjusted total
  assets........................... $87,861  7.40% $17,805 1.50%      N/A   N/A
 Core capital to adjusted total
  assets........................... $87,861  7.40% $35,609 3.00%  $59,349  5.00%
 Total capital to risk weighted
  assets........................... $92,424 15.69% $47,119 8.00%  $58,899 10.00%
 Tier I capital to risk weighted
  assets........................... $87,861 14.92%     N/A  N/A   $35,340  6.00%

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
               (A WHOLLY-OWNED SUBSIDIARY OF NATIONSBANK, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) for the period from January 7, 1997 to December 31, 1997

12.REAL ESTATE OPERATIONS

  Income from real estate operations consisted of the following for the period from January 7, 1997 to December 31, 1997:

   Rental income, net................................................. $400,505
   Recognized net loss on sales of real estate........................ (138,745)
                                                                       --------
       Income from real estate operations, net........................ $261,760
                                                                       ========

13.RETIREMENT BENEFITS

  NationsBank provides a noncontributory defined benefit pension plan which covers substantially all employees of NationsBank and its subsidiaries. Pension benefits are based upon the employee's length of service and compensation during the final years of employment. During the period from January 7, 1997 to December 31, 1997, the Bank recognized $114,480 of cost under the NationsBank plan. NationsBank also provides postemployment life and contributory medical benefits to retired employees of NationsBank and its subsidiaries including the Bank. NationsBank includes Bank employees in its recorded liability. Amounts paid to NationsBank and costs recognized by the Bank related to these benefits during 1997 were not significant.

14.INCOME TAXES

  The income tax provision for the period from January 7, 1997 to December 31, 1997, consists of the following:

   Current:
    Federal.......................................................  $ 9,984,211
    State.........................................................      995,148
                                                                    -----------
       Total current provision....................................   10,979,359
   Deferred tax benefit...........................................   (1,788,123)
                                                                    -----------
       Income tax provision.......................................  $ 9,191,236
                                                                    ===========

  A reconciliation of federal income tax expense on pre-tax income at the statutory rate with income tax expense reported is as follows:

   Tax at the statutory rate.......................................  $7,039,593
   State income taxes, net of federal benefit......................     991,484
   Non-deductible goodwill.........................................   1,173,876
   Other, net......................................................     (13,717)
                                                                     ----------
       Income tax provision........................................  $9,191,236
                                                                     ==========

  The Bank is permitted under the Internal Revenue Code to deduct an annual addition to a reserve for bad debts in determining taxable income, subject to certain limitations. This addition differs from the bad debt expense used for financial reporting purposes.

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
               (A WHOLLY-OWNED SUBSIDIARY OF NATIONSBANK, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) for the period from January 7, 1997 to December 31, 1997

  As of December 31, 1997, the Bank's deferred tax asset account was comprised of the following:

   Deferred tax assets:
    Intangible assets............................................... $4,258,626
    Investment securities...........................................  1,047,905
    Fixed assets....................................................    342,595
    Other, net......................................................      7,157
                                                                     ----------
       Total deferred tax assets....................................  5,656,283
   Deferred tax liabilities:
    Mortgage-backed securities......................................  1,887,334
    Reserve for loan losses.........................................  1,589,812
    Other, net......................................................    373,660
                                                                     ----------
       Total deferred tax liabilities...............................  3,850,806
                                                                     ----------
       Net deferred tax asset....................................... $1,805,477
                                                                     ==========

  The Bank files a consolidated federal income tax return with NationsBank. Income tax expense is allocated to the Bank and recorded in the Bank's consolidated financial statements, generally on the basis of the tax which would be payable if the Bank had filed a separate return.

15.COMMITMENTS

  The Bank leases branch locations under operating leases with remaining terms ranging from 2 to 12 years. These leases all contain renewal options with varying periods. Rental expense amounted to approximately $546,442 for the period from January 7, 1997 to December 31, 1997. A schedule of future minimum rental payments under operating leases, as of December 31, 1997, follows:

   Year ending December 31:
    1998............................................................. $  525,037
    1999.............................................................    432,834
    2000.............................................................    353,791
    2001.............................................................    328,947
    2002.............................................................    160,381
    Thereafter.......................................................    567,503
                                                                      ----------
       Total......................................................... $2,368,493
                                                                      ==========

16.LOAN SERVICING RIGHTS

  Following is a summary of the changes in purchased loan servicing rights:

   BALANCE, JANUARY 7, 1997......................................... $2,268,198
    Amortization....................................................    276,968
                                                                     ----------
   BALANCE, DECEMBER 31, 1997....................................... $1,991,230
                                                                     ==========

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
               (A WHOLLY-OWNED SUBSIDIARY OF NATIONSBANK, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) for the period from January 7, 1997 to December 31, 1997
  Under OTS regulations, the lower of the amortized carrying value, 90% of the fair market value or 90% of the original cost of purchased mortgage servicing rights may be included in calculating capital standards. The amount to be included as regulatory capital cannot exceed 50% of tangible capital.

17.CONTINGENCIES

  In the normal course of the banking business, there are various commitments, legal proceedings and contingencies which are not reflected in the accompanying consolidated financial statements. In the opinion of management, no material losses are expected to result from any such commitments, legal proceedings or contingencies.

  At periodic intervals, both the OTS and the FDIC routinely examine the Bank's financial statements as part of their legally prescribed oversight of the savings and loan industry. Based on these examinations, the regulators can direct that the Bank's financial statements be adjusted in accordance with their findings. A future examination by the OTS or the FDIC could include a review of certain transactions or other amounts reported in the Bank's 1997 financial statements. In view of the uncertain regulatory environment in which the Bank operates, the extent, if any, to which a forthcoming regulatory examination may ultimately result in adjustments to the 1997 consolidated financial statements cannot presently be determined.

  The Bank's asset base is exposed to risk including the risk resulting from changes in interest rates, market values of collateral for borrowings and changes in the timing of cash flows. The Bank analyzes the effect of such risks by considering the mismatch of the maturities of its assets and liabilities in the current interest rate environment and the sensitivity of assets and liabilities to changes in interest rates. Based on such analyses at December 31, 1997, the Bank's management has considered the effect of significant increases and decreases in interest rates and believes such changes, if they occurred, would be manageable and would not affect the ability of the Bank to hold its assets to maturity. However, the Bank is exposed to significant market risk in the event of significant and prolonged interest rate increases because certain fixed rate assets and certain variable rate assets that are capped are funded with short-term liabilities.

                                  * * * * * *

                         Independent Auditors' Report

The Board of Directors of
 Superior Federal Bank, F.S.B.:

  We have audited the accompanying consolidated statement of financial condition of Superior Federal Bank, F.S.B. (a wholly owned subsidiary of Boatmen's Bancshares, Inc.) and subsidiary (the "Bank") as of December 31, 1996, and the related consolidated statements of income, stockholder's equity and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Bank at December 31, 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          /s/ Deloitte & Touche LLP

Little Rock, Arkansas
January 13, 1997

                  SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
           (A WHOLLY-OWNED SUBSIDIARY OF BOATMEN'S BANCSHARES, INC.)

                 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                               December 31, 1996

                                                1996
                                           --------------
                 ASSETS
Cash and cash equivalents....................................  $   50,239,427
Loans receivable, net (Notes 3, 7, 10 and 18)................     669,802,624
Mortgage-backed securities available for sale (Notes 3, 6
  and 9).....................................................     437,076,510
Accrued interest receivable (Note 5).........................       7,111,339
Federal Home Loan Bank stock (Note 10).......................      11,929,000
Office properties and equipment, net (Notes 8 and 18)........      19,061,546
Purchased loan servicing rights (Note 16)....................       2,268,197
Core deposit premium, net....................................       4,564,110
Prepaid expenses and other assets (Note 14)..................       3,539,067
Real estate acquired in settlement of loans, net.............         643,354
                                                               --------------
TOTAL........................................................  $1,206,235,174
                                                               ==============
  LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
 Deposits (Notes 9 and 18)...................................  $  990,202,926
 Federal Home Loan Bank borrowings (Note  10)................     123,000,000
 Advance payments by borrowers for taxes  and insurance......       3,722,438
 Other liabilities (Note 13).................................       4,788,955
                                                               --------------
  Total liabilities..........................................   1,121,714,319
COMMITMENTS AND CONTINGENCIES (Notes 3, 15 and 17)
STOCKHOLDER'S EQUITY (Note 11):
 Common stock--$1 par value; 1,000 shares authorized, issued
  and outstanding............................................           1,000
 Capital in excess of par value..............................      65,499,000
 Retained earnings...........................................      19,481,705
 Net unrealized depreciation on securities available for
  sale, net of taxes of $297,501.............................        (460,850)
                                                               --------------
 Total stockholder's equity..................................      84,520,855
                                                               --------------
TOTAL........................................................  $1,206,235,174
                                                               ==============

                See notes to consolidated financial statements.

                  SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
           (A WHOLLY-OWNED SUBSIDIARY OF BOATMEN'S BANCSHARES, INC.)

                       CONSOLIDATED STATEMENTS OF INCOME
                 for the years ended December 31, 1996 and 1995

                                                            1996        1995
                                                         ----------- -----------
INTEREST INCOME:
 Loans:
  First mortgage loans.................................. $33,163,113 $32,174,581
  Consumer and other loans..............................  18,633,674  12,941,766
 Mortgage-backed securities.............................  31,222,981  36,448,476
 Interest-bearing deposits..............................   1,709,997   1,126,836
 Other..................................................     679,003     746,956
                                                         ----------- -----------
   Total interest income................................  85,408,768  83,438,615
INTEREST EXPENSE:
 Deposits (Note 9)......................................  41,668,588  42,578,339
 Other..................................................   7,063,851   6,747,362
                                                         ----------- -----------
   Total interest expense...............................  48,732,439  49,325,701
                                                         ----------- -----------
NET INTEREST INCOME.....................................  36,676,329  34,112,914
PROVISION FOR LOAN LOSSES (Note 7)......................   1,125,000   1,050,000
                                                         ----------- -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.....  35,551,329  33,062,914
OTHER INCOME:
 Loan servicing fees, net (Notes 4 and 16)..............   1,330,380   1,241,647
 Deposit accounts and other fees........................  18,682,978  17,235,829
 Income from real estate operations, net (Note 12)......     650,156     933,049
 Other..................................................   2,706,256   1,161,052
                                                         ----------- -----------
   Total other income...................................  23,369,770  20,571,577
OTHER EXPENSES:
 Salaries and employee benefits (Note 13)...............  16,352,091  14,721,125
 Net occupancy expense of premises (Note 15)............   2,889,919   2,821,510
 Deposit insurance premium (Note 9).....................   8,910,747   2,420,738
 Data processing........................................   3,113,584   2,462,056
 Advertising and promotion..............................   2,388,023   2,290,647
 Amortization of core deposit premium...................   1,530,376   1,713,200
 Postage and supplies...................................   2,700,683   2,384,162
 Equipment expense......................................   2,254,945   2,071,203
 Other..................................................   6,221,271   5,642,409
                                                         ----------- -----------
   Total other expenses.................................  46,361,639  36,527,050
                                                         ----------- -----------
INCOME BEFORE INCOME TAX PROVISION......................  12,559,460  17,107,441
INCOME TAX PROVISION (Note 14)..........................   4,925,537   6,710,394
                                                         ----------- -----------
NET INCOME.............................................. $ 7,633,923 $10,397,047
                                                         =========== ===========

                See notes to consolidated financial statements.

                  SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
           (A WHOLLY-OWNED SUBSIDIARY OF BOATMEN'S BANCSHARES, INC.)

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                 for the years ended December 31, 1996 and 1995

                                                         Net Unrealized
                                                         Depreciation on
                                Capital in                 Securities        Total
                         Common  Excess of   Retained       Available    Stockholder's
                         Stock   Par Value   Earnings       For Sale        Equity
                         ------ ----------- -----------  --------------- -------------
BALANCE, JANUARY 1,
 1995................... $1,000 $65,499,000 $11,427,685                   $76,927,685
  Dividends.............                     (2,467,600)                   (2,467,600)
  Net income............                     10,397,047                    10,397,047
  Effect of adoption of
   A Guide to
   Implementation of
   Statement 115 on
   Accounting for
   Certain Debt and
   Equity Securities
   (Note 6).............                                    $(578,073)       (578,073)
                         ------ ----------- -----------     ---------     -----------
BALANCE, DECEMBER 31,
 1995...................  1,000  65,499,000  19,357,132      (578,073)     84,279,059
                         ------ ----------- -----------     ---------     -----------
  Dividends.............                     (7,509,350)                   (7,509,350)
  Net income............                      7,633,923                     7,633,923
  Net change in
   unrealized
   depreciation on
   securities available
   for sale.............                                      117,223         117,223
                         ------ ----------- -----------     ---------     -----------
BALANCE, DECEMBER 31,
 1996................... $1,000 $65,499,000 $19,481,705     $(460,850)    $84,520,855
                         ====== =========== ===========     =========     ===========


                See notes to consolidated financial statements.

                  SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
           (A WHOLLY-OWNED SUBSIDIARY OF BOATMEN'S BANCSHARES, INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 for the years ended December 31, 1996 and 1995

                                                        1996          1995
                                                     -----------  ------------
OPERATING ACTIVITIES:
  Net income........................................ $ 7,633,923  $ 10,397,047
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Provision for loan losses.......................   1,125,000     1,050,000
    Depreciation....................................   2,319,756     2,079,620
    Accretion of valuation accounts from
     acquisition....................................     562,260       600,933
    Amortization of purchased loan servicing rights.     789,958     1,008,429
    Amortization of core deposit premium............   1,530,376     1,713,200
    Amortization of premiums on mortgage-backed
     securities, net................................   1,923,480     2,104,156
    Gains on sales of real estate...................     (26,227)     (296,723)
    Gain on sale of branch operations...............  (1,284,259)
    Proceeds from sales of loans held for sale......  24,216,422    19,129,332
    Decrease (increase) in accrued interest
     receivable.....................................     612,269      (711,326)
    Decrease in prepaid expenses and other assets...    (861,859)      155,381
    Decrease (increase) in other liabilities........    (750,163)      468,941
                                                     -----------  ------------
      Net cash provided by operating activities.....  37,790,936    37,698,990
INVESTING ACTIVITIES:
  Increase in loans receivable, net................. (68,514,103) (131,942,911)
  Principal payments on mortgage-backed securities..  84,651,744    82,039,226
  Purchase of Federal Home Loan Bank stock..........    (678,800)     (851,600)
  Proceeds from sales of real estate................     346,573     1,203,365
  Purchase of property and equipment................  (3,300,307)   (3,262,880)
                                                     -----------  ------------
      Net cash provided (used) in investing
       activities...................................  12,505,107   (52,814,800)
FINANCING ACTIVITIES:
  Net change in deposits, net of the effect of the
   sale of branch operations........................ (83,165,279)   23,695,823
  Proceeds of Federal Home Loan Bank advances.......   8,000,000    90,000,000
  Repayments of securities sold under agreements to
   repurchase.......................................               (80,000,000)
  Payments of dividends.............................  (7,509,350)   (2,167,600)
  Net (decrease) increase in advance payments by
   borrowers for taxes and insurance................  (1,452,502)    1,229,595
                                                     -----------  ------------
      Net cash provided (used) by financing
       activities................................... (84,127,131)   32,457,818
NET INCREASE (DECREASE) IN CASH..................... (33,831,088)   17,342,008
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD....  84,070,515    66,728,507
                                                     -----------  ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD.......... $50,239,427  $ 84,070,515
                                                     ===========  ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest.......... $48,761,199  $ 49,235,429
                                                     ===========  ============
  Cash paid during the period for income taxes...... $ 5,384,437  $  8,157,440
                                                     ===========  ============
SUPPLEMENTAL NONCASH ACTIVITIES:
  Additions to other real estate from settlement of
   loans............................................ $   625,615  $    539,237
                                                     ===========  ============
  Transfer of securities to available for sale
   portfolio........................................              $523,458,838
                                                                  ============
  Transfer of assets in settlement of sale of branch
   operations....................................... $ 9,929,516
                                                     ===========

                See notes to consolidated financial statements.

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
           (A WHOLLY-OWNED SUBSIDIARY OF BOATMEN'S BANCSHARES, INC.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                for the years ended December 31, 1996 and 1995
1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations--Superior Federal Bank, F.S.B. (the "Bank") is a wholly-owned subsidiary of Boatmen's Bancshares, Inc. ("Boatmen's"). The Bank is a federally chartered savings association which provides a broad line of financial products to small to medium sized businesses and consumers. On January 7, 1997, NationsBank Corporation ("NationsBank") completed acquisition of Boatmen's. NationsBank has not informed Bank management of planned changes, if any, in the operations of the Bank.

  Basis of Presentation--The accounting and reporting policies of the Bank conform to generally accepted accounting principles and general practices within the thrift and mortgage banking industries. The following summarizes the more significant of these policies.

  Use of Estimates--The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Principles of Consolidation--The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiary, SFS Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.

  Cash and Cash Equivalents--For purposes of reporting cash flows, cash and cash equivalents includes cash on hand and amounts due from depository institutions.

  Liquidity Requirements--Regulations require the Bank to maintain an amount equal to 5% of deposits (net of loans on deposits) and short-term borrowings in cash and U. S. Government and other approved securities.

  Mortgage-backed Securities--Mortgage-backed securities ("MBSs") that the Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity and recorded at cost, adjusted for the amortization of premiums and the accretion of discounts, which are recognized in interest income using the interest method over the period to maturity.

  MBSs that the Bank intends to hold for indefinite periods of time are classified as available-for-sale and are recorded at fair value. Unrealized holding gains and losses are excluded from earnings and reported net of tax as a separate component of stockholder's equity until realized. MBSs in the available-for-sale portfolio may be used as part of the Bank's asset and liability management practices and may be sold in response to changes in interest rate risk, prepayment risk or other economic factors.

  The overall return or yield earned on MBSs depends on the amount of interest collected over the life of the security and the amortization of any premium or discount. Premiums and discounts are recognized in income using the level-yield method over the assets' remaining lives adjusted for anticipated prepayments. Although the Bank receives the full amount of principal if prepaid, the interest income that would have been collected during the remaining period to maturity, net of any discount or premium amortization, is lost. Accordingly, the actual yields and maturities of MBSs depend on when the underlying mortgage principal and interest are repaid. Prepayments primarily result when market interest rates fall below a mortgage's contractual interest rate and it is to the borrower's advantage to prepay the existing loan and obtain new, lower rate financing. In addition to changes in interest rates, mortgage prepayments are affected by other factors such as loan types and geographic location of the related properties.

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
           (A WHOLLY-OWNED SUBSIDIARY OF BOATMEN'S BANCSHARES, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                for the years ended December 31, 1996 and 1995
  If the fair value of a MBS for sale declines for reasons other than temporary market conditions, the carrying value of such a MBS would be written down to current value by a charge to operations. Gains and losses on the sale of MBSs available-for-sale are determined using the specific-identification method. The Bank did not hold any MBSs classified as trading securities during 1996 or 1995.

  Loans Receivable--Loans receivable are stated at unpaid principal balances plus premium from acquisition less allowance for loan losses and deferred fees. The premium arising from fair value adjustments of the loans in business combinations is being accreted over the remaining contractual lives of the loans using the level-yield method adjusted for actual experience. Loans held for sale are carried at the lower of book value or fair value as determined by discounting contractual cash flows adjusted for prepayment estimates using discount rates based on secondary market sources.

  Uncollectible interest on loans that are contractually past due 90 days or greater or not probable of collection is charged off. Income is subsequently recognized when cash payments are received and collectibility is probable, in which case the loan is returned to accrual status.

  Provision for Losses--Provisions for losses on loans have been provided based on amounts outstanding and historical experience. Provisions for losses include charges to reduce the recorded balance of mortgage loans and real estate to their estimated net realizable value or fair value less estimated selling costs, as applicable. Such provisions are based on management's estimate of the net realizable value or fair value of the collateral or real estate, as applicable, considering current and currently anticipated future operating or sales information which may be affected by changing economic and/or operating conditions beyond the Bank's control, thereby causing these estimates to be particularly susceptible to changes that could result in a material adjustment to their carrying value in the future.

  Real Estate Acquired in Settlement of Loans--Real estate acquired in settlement of loans is initially recorded at the lower of cost or estimated fair value, less estimated selling costs, and is subsequently carried at the lower of depreciated cost or fair value, less estimated selling costs. Valuations are periodically performed by management, and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its estimated fair value. The ability of the Bank to recover the carrying value of real estate is based upon future sales of the land and the projects. The ability to effect such sales is subject to market conditions and other factors, many of which are beyond the Bank's control.

  Office Properties and Equipment--Office properties and equipment are stated at cost less accumulated depreciation. Depreciation is computed using straight-line and accelerated methods over the respective estimated useful lives of the assets of approximately 3 to 30 years.

  Accretion and Amortization of Valuation Accounts from Acquisition--Discounts and premiums arising from fair value adjustments of assets and liabilities in business combinations are being amortized over the remaining contractual lives of the related assets or liabilities, using a method which approximates the level-yield method adjusted for actual experience.

  Loan Origination and Commitment Fees--The Bank defers loan fees received and certain incremental direct costs, and recognizes them as adjustments to interest income over the estimated remaining life of the related loans. When a loan is fully repaid or sold, the unamortized portion of the deferred fee and cost is credited in income. Other loan fees, such as prepayment penalties, late charges, and release fees are recorded as income when collected.

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
           (A WHOLLY-OWNED SUBSIDIARY OF BOATMEN'S BANCSHARES, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                for the years ended December 31, 1996 and 1995
  Pension Plan--Pension expense is computed on the basis of accepted actuarial methods and pension costs are funded as incurred.

  Income Taxes--The Bank is a member of a consolidated group of corporations as defined by the Internal Revenue Code and the Bank files its federal income tax return as part of a consolidated tax return. For financial reporting purposes, however, the Bank computes its tax on a separate company basis. Deferred tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

  Core Deposit Premium--The premium resulting from the valuation of core deposits acquired in the purchase of the deposits of other financial institutions is amortized over a period (generally seven years) not exceeding the estimated average remaining life of the existing customer deposit base acquired. Such amortization is provided at the same rate the related deposits are expected to be withdrawn. The amortization period is periodically evaluated to determine if events and circumstances require the period to be reduced.

  Purchased Loan Servicing Rights--Purchased loan servicing rights represent the cost of acquiring the rights to service mortgage loans owned by others, and such cost is capitalized and amortized in proportion to, and over the period of, estimated net servicing income. The Bank's carrying values of purchased loan servicing rights and the amortization thereon are periodically evaluated in relation to estimated future net servicing income to be received, and such carrying values are adjusted for indicated impairments based on management's best estimate of remaining cash flows, using a pool-by-pool method. Such estimates may vary from the actual remaining cash flows due to prepayments of the underlying mortgage loans, increases in servicing costs, and changes in other factors. The Bank's carrying values of purchased loan servicing rights do not purport to represent the amount that would be realized by a sale of these assets in the open market.

  Reclassification--Certain 1995 amounts have been reclassified to conform to the 1996 presentation.

2. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The estimated fair value amounts have been determined by the Bank using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. The basis for market information and other valuation methodologies are significantly affected by assumptions used including the timing of future cash flows, discount rates, judgments regarding economic conditions, risk characteristics and other factors. Because assumptions are inherently subjective in nature, the estimated fair values of certain financial instruments cannot be substantiated by comparison to independent market quotes and, in many cases, the estimated fair values could not necessarily be realized in an immediate sale or settlement of the instrument. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a current market exchange, and the use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Potential tax ramifications related to the realization of unrealized gains and losses that would be incurred in an actual sale and/or settlement have not been taken into consideration.

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
           (A WHOLLY-OWNED SUBSIDIARY OF BOATMEN'S BANCSHARES, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                for the years ended December 31, 1996 and 1995

  The estimated fair values of financial instruments at December 31, 1996, consist of the following:

                                                                1996
                                                      -------------------------
                                                        Carrying    Estimated
                                                         Value      Fair Value
                                                      ------------ ------------
   Financial assets:
    Cash and cash equivalents.......................  $ 50,239,427 $ 50,239,427
    Loans receivable................................   669,802,624  650,471,000
    Mortgage-backed securities......................   437,076,510  437,076,510
    Accrued interest receivable.....................     7,111,339    7,111,339
    Federal Home Loan Bank stock....................    11,929,000   11,929,000
   Financial liabilities:
    Demand deposits.................................   396,160,737  396,160,737
    Time deposits...................................   594,042,189  591,862,000
    Federal Home Loan Bank borrowings...............   123,000,000  122,934,000
   Off-balance sheet financial instruments..........           --           --

  The fair value of loans receivable is estimated based on present values using applicable risk-adjusted spreads to the U. S. Treasury curve to approximate current entry-level interest rates considering anticipated prepayment speeds. The fair value of nonperforming loans with a recorded book value net of allowance of approximately $5.0 million was not estimated, and therefore is included in estimated fair value at carrying amount because it is not practicable to reasonably assess the credit adjustment that would be applied in the marketplace for such loans. The fair value of mortgage-backed securities is based on quoted market prices, dealer quotes and prices obtained from independent pricing services. The fair value of accrued interest receivable and Federal Home Loan Bank stock is considered to be carrying value.

  The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit and Federal Home Loan Bank borrowings is estimated using the rates currently offered for liabilities of similar remaining maturities.

  The fair value of off-balance sheet financial instruments is estimated using the fees currently charged to enter into similar agreements taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. The unrealized gain or loss for off-balance sheet items is not significant.

  The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1996. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since the reporting date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
           (A WHOLLY-OWNED SUBSIDIARY OF BOATMEN'S BANCSHARES, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                for the years ended December 31, 1996 and 1995

3. LOANS RECEIVABLE AND FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

  Loans receivable consisted of the following at December 31, 1996:

   First mortgage loans (principally conventional):
    Collateralized by one-to-four family residences..............  $410,653,231
    Collateralized by other properties...........................    25,696,981
    Construction loans...........................................    21,735,107
    Other........................................................     1,248,474
                                                                   ------------
                                                                    459,333,793
    Undisbursed portion of construction loans....................    (8,430,519)
                                                                   ------------
     Total first mortgage loans..................................   450,903,274
   Consumer and other loans:
    Automobile...................................................   167,097,018
    Savings......................................................     8,601,720
    Home equity and second mortgage..............................    10,967,267
    Commercial...................................................     2,703,746
    Other........................................................    28,572,622
                                                                   ------------
     Total consumer and other loans..............................   217,942,373
   Acquisition premium...........................................     7,004,946
   Deferred loan fees, net.......................................      (989,687)
   Allowance for loan losses.....................................    (5,058,282)
                                                                   ------------
     Loans receivable, net.......................................  $669,802,624
                                                                   ============

  Loans to directors and executive officers totaled $216,665 at December 31, 1996. Such loans are made on substantially the same terms as those for other loan customers.

  The Bank, through its normal lending activity, originates and maintains loans receivable which are substantially concentrated in its lending territory (primarily Arkansas and Oklahoma). The Bank's policy calls for collateral or other forms of repayment assurance to be received from the borrower at the time of loan origination. Such collateral or other form of repayment assurance is subject to changes in economic value due to various factors beyond the control of the Bank and such changes could be significant.

  The Bank originates and purchases adjustable rate mortgage loans to hold for investment. The Bank also originates 15 year and 30 year fixed rate mortgage loans and sells substantially all new originations of the 30 year loans to outside investors with servicing retained. Loans held for sale at December 31, 1996, are considered by management to be immaterial. Such loans bear interest substantially equal to market rates.

  The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the statement of financial condition. The Bank does not use financial instruments with off-balance sheet risk as part of its own asset/liability management program or for trading purposes.

  The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
           (A WHOLLY-OWNED SUBSIDIARY OF BOATMEN'S BANCSHARES, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                for the years ended December 31, 1996 and 1995 amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

  Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Such collateral consists primarily of residential properties.

  Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

  The Bank had outstanding loan commitments and lines of credit aggregating approximately $9,867,000 at December 31, 1996. At December 31, 1996, the Bank had an outstanding letter of credit to secure the payment of principal and interest on a $1,005,000 municipal bond issue to finance the construction of a nursing home. The letter is collateralized by the Bank's mortgage-backed securities with an amortized cost of approximately $829,000 and a market value of approximately $886,000 at December 31, 1996.

4. LOAN SERVICING

  Mortgage loans serviced for others are not included in the accompanying statements of financial condition. The unpaid principal balances of these loans at December 31, 1996, are summarized as follows:

   Mortgage loans underlying pass-through securities:
   FHLMC.......................................................... $ 78,838,130
   GNMA...........................................................  172,587,628
   Mortgage loan portfolios serviced for other investors..........   20,469,512
                                                                   ------------
     Total........................................................ $271,895,270
                                                                   ============

  Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and processing foreclosures. Loan servicing income is recorded on the accrual basis and includes servicing fees from investors and certain charges collected from borrowers, such as late payment fees. In connection with these loans serviced for others, the Bank held borrowers' escrow balances of approximately $3,975,000 at December 31, 1996. Of the loans serviced by the Bank at December 31, 1996, approximately $6,549,000 were sold with recourse.

5. ACCRUED INTEREST RECEIVABLE

  Accrued interest receivable consisted of the following at December 31, 1996:

   Loans receivable................................................. $4,050,560
   Mortgage-backed securities.......................................  3,060,779
                                                                     ----------
     Total.......................................................... $7,111,339
                                                                     ==========

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
           (A WHOLLY-OWNED SUBSIDIARY OF BOATMEN'S BANCSHARES, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                for the years ended December 31, 1996 and 1995

6. MORTGAGE-BACKED SECURITIES AVAILABLE-FOR-SALE

  The amortized cost and estimated fair value of pass-through mortgage-backed securities are summarized as follows at December 31, 1996:

                              Principal   Unamortized  Unearned     Amortized
                               Balance     Premiums    Discounts       Cost
                             ------------ ----------- -----------  ------------
   GNMA..................... $127,161,269 $1,937,786  $  (138,184) $128,960,871
   FNMA.....................  204,217,707  4,731,922                208,949,629
   FHLMC....................   98,468,815  1,888,985     (433,439)   99,924,361
                             ------------ ----------  -----------  ------------
     Total.................. $429,847,791 $8,558,693  $  (571,623) $437,834,861
                             ============ ==========  ===========  ============
                                             Gross       Gross
                              Amortized   Unrealized  Unrealized    Estimated
                                 Cost        Gains      Losses      Fair Value
                             ------------ ----------- -----------  ------------
   GNMA..................... $128,960,871 $1,841,090  $  (349,284) $130,452,677
   FNMA.....................  208,949,629    193,778   (2,968,764)  206,174,643
   FHLMC....................   99,924,361  1,351,208     (826,379)  100,449,190
                             ------------ ----------  -----------  ------------
     Total.................. $437,834,861 $3,386,076  $(4,144,427) $437,076,510
                             ============ ==========  ===========  ============


  Mortgage-backed securities with carrying values of approximately $288,957,000 at December 31, 1996, had adjustable rates.

  The amortized cost of mortgage-backed securities pledged was approximately $829,000 for letters of credit, $8,080,000 for treasury, tax and loan accounts, and $11,665,000 for public fund deposits at December 31, 1996.

  In November 1995, the FASB issued a Special Report, A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities (the "Guide"). The Guide provides that an enterprise may, concurrent with initial adoption of the Guide but no later than December 31, 1995, reassess the appropriateness of the classification of all securities held at that time and account for any resulting reclassification from the held-to-maturity category at fair value in accordance with SFAS 115, paragraph
15. Such reclassifications resulting from this one-time reassessment do not call into question the intent of an enterprise to hold other debt securities to maturity in the future. The Bank adopted the implementation guidance during December 1995 and reclassified all mortgage-backed securities from held-to-maturity to available-for-sale.

7. ALLOWANCE FOR LOAN LOSSES

  Following is a summary of the activity in the allowance for losses on loans:

   BALANCE, JANUARY 1, 1995......................................... $4,685,869
    Provision for losses............................................  1,050,000
    Charge-offs, net of recoveries..................................   (805,711)
                                                                     ----------
   BALANCE, DECEMBER 31, 1995.......................................  4,930,158
    Provision for losses............................................  1,125,000
    Charge-offs, net of recoveries..................................   (996,876)
                                                                     ----------
   BALANCE, DECEMBER 31, 1996....................................... $5,058,282
                                                                     ==========

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
           (A WHOLLY-OWNED SUBSIDIARY OF BOATMEN'S BANCSHARES, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                for the years ended December 31, 1996 and 1995

8. OFFICE PROPERTIES AND EQUIPMENT

  Office properties and equipment consisted of the following at December 31, 1996:

   Land............................................................ $ 4,455,671
   Buildings and improvements......................................  14,464,347
   Furniture and equipment.........................................   8,639,929
                                                                    -----------
    Total..........................................................  27,559,947
   Accumulated depreciation........................................  (8,498,401)
                                                                    -----------
    Office properties and equipment, net........................... $19,061,546
                                                                    ===========

9. DEPOSITS

  Deposits consisted of the following at December 31, 1996:

   Demand and NOW accounts, including noninterest-bearing depos-
    its of $58,684,705 in 1996................................... $235,695,222
   Money market..................................................   58,664,450
   Statement and passbook savings................................  101,801,065
   Certificates of deposit.......................................  594,042,189
                                                                  ------------
    Total deposits............................................... $990,202,926
                                                                  ============

  The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was approximately $24,852,000 at December 31, 1996.

  At December 31, 1996, the scheduled maturities of certificates of deposit are as follows:

   Year ending December 31:
   1997........................................................... $476,934,190
   1998...........................................................   64,948,594
   1999...........................................................   39,587,131
   2000...........................................................    3,767,901
   2001...........................................................    2,258,185
   Thereafter.....................................................    6,546,188
                                                                   ------------
    Total......................................................... $594,042,189
                                                                   ============

  Interest expense on deposits for the years ended December 31, 1996 and 1995, is summarized below:

                                                         1996         1995
                                                      -----------  -----------
   Demand, NOW, money market and statement and pass-
    book savings....................................  $ 7,850,965  $ 7,962,556
   Certificates accounts............................   34,063,456   34,864,165
   Early withdrawal penalties.......................     (245,833)    (248,382)
                                                      -----------  -----------
    Total interest expense on deposits..............  $41,668,588  $42,578,339
                                                      ===========  ===========

  At December 31, 1996, the Bank had pledged mortgage-backed securities of approximately $11,665,000, as collateral for public fund deposits.

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
           (A WHOLLY-OWNED SUBSIDIARY OF BOATMEN'S BANCSHARES, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                for the years ended December 31, 1996 and 1995

  Eligible deposits of the Bank are insured up to $100,000 by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). Both the SAIF and the Bank Insurance Fund ("BIF"), the federal deposit insurance fund that covers commercial bank deposits, are required by law to attain and thereafter maintain a reserve ratio of 1.25% of insured deposits.

  Legislation, passed by the U. S. House of Representatives and the Senate, was signed into law by the President on September 30, 1996, to recapitalize the SAIF. The special assessment was fully anticipated by the Bank because legislation had been close to enactment on several occasions over the past year. As a result of such legislation, the Bank was required to pay a one-time special assessment of 65.7 cents for every $100 of deposits which amounted to $6.7 million pre-tax with a $4.4 million after-tax effect.

  The legislation also mandated that SAIF-insured institutions' (such as the Bank) deposit insurance premiums decline to approximately 6.4 basis points, effective January 1, 1997. The mandated decline in the premium rate is expected to reduce the Bank's pre-tax annual SAIF premiums by approximately $1,600,000 (based on current deposit levels).

10. FEDERAL HOME LOAN BANK BORROWINGS

  The Bank had advances from the FHLB as follows at December 31, 1996:

                                                          Weighted
                                                          Average
                                                          Interest
                                                            Rate     Advances
                                                          -------- ------------
   Maturing during year ending December 31:
    1997.................................................   5.80%  $  8,000,000
    1997.................................................   4.93%    10,000,000
    1998.................................................   5.19%    15,000,000
    1999.................................................   6.28%    30,000,000
    2000.................................................   6.33%    30,000,000
    2001.................................................   6.39%    30,000,000
                                                                   ------------
     Total...............................................          $123,000,000
                                                                   ============

  As a member of the FHLB, the Bank is required to maintain an investment in capital stock of the FHLB of Dallas in an amount equal to the greater of 1% of its outstanding home loans or 1/20 of its outstanding advances from the FHLB of Dallas. No ready market exists for such stock and it has no quoted market value. Pursuant to collateral agreements with the FHLB, advances are collateralized by all stock in the FHLB and qualifying first mortgage loans.

11. REGULATORY MATTERS

  The Bank is subject to various regulatory requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
           (A WHOLLY-OWNED SUBSIDIARY OF BOATMEN'S BANCSHARES, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                for the years ended December 31, 1996 and 1995

  Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of tangible and core capital (as defined in the regulations) to adjusted total assets (as defined), and of total and Tier I capital (as defined) to risk weighted assets (as defined). Management believes, as of December 31, 1996 that the Bank meets all capital adequacy requirements to which it is subject.

  Prior to December 31, 1996, the most recent notification from the Office of Thrift Supervision ("OTS") categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total, tangible, and core capital ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the institution's category.

  The Bank's actual capital amounts and ratios as of December 31, 1996 are presented in the following table (amounts in thousands):

                                                                    Required
                                                                   To Be Well
                                                                   Capitalized
                                                     Required     Under Prompt
                                                    For Capital    Corrective
                                                     Adequacy        Action
                                       Actual        Purposes      Provisions
                                    -------------  -------------  -------------
                                    Amount  Ratio  Amount  Ratio  Amount  Ratio
                                    ------- -----  ------- -----  ------- -----
 Tangible capital to adjusted total
  assets                            $80,191  6.60% $18,228 1.50%      N/A   N/A
 Core capital to adjusted total
  assets........................... $80,191  6.60% $36,456 3.00%  $60,761  5.00%
 Total capital to risk weighted
  assets........................... $85,140 15.06% $45,230 8.00%  $56,537 10.00%
 Tier I capital to risk weighted
  assets........................... $80,191 14.18% $22,615 4.00%  $33,922  6.00%

12. REAL ESTATE OPERATIONS

  Income from real estate operations consisted of the following for the years ended December 31, 1996 and 1995:

                                                                1996     1995
                                                              -------- --------
   Rental income, net........................................ $623,929 $643,933
   Recognized gross profit on sales of real estate...........   26,227  289,116
                                                              -------- --------
     Total income............................................ $650,156 $933,049
                                                              ======== ========

13. RETIREMENT BENEFITS

  Boatmen's provides a noncontributory defined benefit pension plan which covers substantially all employees of Boatmen's and its subsidiaries. Pension benefits are based upon the employee's length of service and compensation during the final years of employment. During the years ended December 31, 1996 and 1995, the Bank recognized $486,000 and $224,400, respectively, of cost under the Boatmen's plan. Boatmen's also provides postemployment life and contributory medical benefits to retired employees of Boatmen's and its subsidiaries including the Bank. Boatmen's includes Bank employees in its recorded liability. Amounts paid to Boatmen's and costs recognized by the Bank related to these benefits during 1996 and 1995 were not significant.

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
           (A WHOLLY-OWNED SUBSIDIARY OF BOATMEN'S BANCSHARES, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                for the years ended December 31, 1996 and 1995
14. INCOME TAXES

  Income tax provision for the years ended December 31, 1996 and 1995, consists of the following:

                                                            1996        1995
                                                         ----------  ----------
   Current:
    Federal............................................. $4,636,123  $6,366,091
    State...............................................    961,278   1,151,635
                                                         ----------  ----------
     Total current provision............................  5,597,401   7,517,726
   Deferred tax benefit.................................   (671,864)   (807,332)
                                                         ----------  ----------
     Income tax provision............................... $4,925,537  $6,710,394
                                                         ==========  ==========

  A reconciliation of federal income tax expense on pre-tax income at the statutory rate with income tax expense reported is as follows:

                                                            1996        1995
                                                         ----------  ----------
   Tax at the statutory rate............................ $4,395,811  $5,987,604
   State income taxes, net of federal benefit...........    531,265     723,645
   Other, net...........................................     (1,539)       (855)
                                                         ----------  ----------
    Income tax provision................................ $4,925,537  $6,710,394
                                                         ==========  ==========

  The Bank is permitted under the Internal Revenue Code to deduct an annual addition to a reserve for bad debts in determining taxable income, subject to certain limitations. This addition differs from the bad debt expense used for financial reporting purposes.

  As of December 31, 1996, the Bank's deferred tax asset account was comprised of the following:

   Deferred tax assets:
    Reserve for loan losses........................................  $  270,388
    Intangible assets..............................................   2,397,881
    Investment securities..........................................     297,501
    Other, net.....................................................     656,252
                                                                     ----------
     Total deferred tax assets.....................................   3,622,022
   Deferred tax liabilities:
    Loans..........................................................    (312,856)
    Mortgage-backed securities.....................................    (410,135)
    FHLB stock.....................................................    (974,923)
    Reserve for loan losses........................................         --
    Other, net.....................................................     (19,420)
                                                                     ----------
     Total deferred tax liabilities................................  (1,717,334)
                                                                     ----------
     Net deferred tax asset........................................  $1,904,688
                                                                     ==========

  The Bank files a consolidated federal income tax return with Boatmen's. Income tax expense is allocated to the Bank and recorded in the Bank's consolidated financial statements, generally on the basis of the tax which would be payable if the Bank had filed a separate return.

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
           (A WHOLLY-OWNED SUBSIDIARY OF BOATMEN'S BANCSHARES, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                for the years ended December 31, 1996 and 1995
15. COMMITMENTS

  The Bank leases branch locations under operating leases with remaining terms ranging from 2 to 12 years. These leases all contain renewal options with varying periods. Rental expense amounted to approximately $490,025 and $551,282 for the years ended December 31, 1996 and 1995, respectively. A schedule of future minimum rental payments under operating leases, as of December 31, 1996, follows:

   Year ending December 31:
    1997............................................................  $  416,558
    1998............................................................     326,017
    1999............................................................     262,074
    2000............................................................     183,181
    2001............................................................     166,037
    Thereafter......................................................     673,814
                                                                      ----------
     Total..........................................................  $2,027,681
                                                                      ==========

16. PURCHASED LOAN SERVICING RIGHTS

  Following is a summary of the changes in purchased loan servicing rights:

    BALANCE, JANUARY 1, 1995.......................................  $4,066,584
     Amortization..................................................  (1,008,429)
                                                                     ----------
    BALANCE, DECEMBER 31, 1995.....................................   3,058,155
     Amortization..................................................    (789,958)
                                                                     ----------
    BALANCE, DECEMBER 31, 1996.....................................  $2,268,197
                                                                     ==========

  Under OTS regulations, the lower of the amortized carrying value, 90% of the fair market value or 90% of the original cost of purchased mortgage servicing rights may be included in calculating all three FIRREA capital standards. The amount to be included as regulatory capital cannot exceed 50% of tangible capital.

17. CONTINGENCIES

  In the normal course of the banking business, there are various commitments, legal proceedings and contingencies which are not reflected in the accompanying consolidated financial statements. In the opinion of management, no material losses are expected to result from any such commitments, legal proceedings or contingencies.

  At periodic intervals, both the OTS and the FDIC routinely examine the Bank's financial statements as part of their legally prescribed oversight of the savings and loan industry. Based on these examinations, the regulators can direct that the Bank's financial statements be adjusted in accordance with their findings. A future examination by the OTS or the FDIC could include a review of certain transactions or other amounts reported in the Bank's 1996 financial statements. In view of the uncertain regulatory environment in which the Bank operates, the extent, if any, to which a forthcoming regulatory examination may ultimately result in adjustments to the 1996 consolidated financial statements cannot presently be determined.

  The Bank's asset base is exposed to risk including the risk resulting from changes in interest rates, market values of collateral for borrowings, and changes in the timing of cash flows. The Bank analyzes the effect of

                 SUPERIOR FEDERAL BANK, F.S.B. AND SUBSIDIARY
           (A WHOLLY-OWNED SUBSIDIARY OF BOATMEN'S BANCSHARES, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                for the years ended December 31, 1996 and 1995 such risks by considering the mismatch of the maturities of its assets and liabilities in the current interest rate environment and the sensitivity of assets and liabilities to changes in interest rates. Based on such analyses at December 31, 1996, the Bank's management has considered the effect of significant increases and decreases in interest rates and believes such changes, if they occurred, would be manageable and would not affect the ability of the Bank to hold its assets to maturity. However, the Bank is exposed to significant market risk in the event of significant and prolonged interest rate increases, because certain fixed rate assets and certain variable rate assets that are capped are funded with short-term liabilities.

18. SALE OF BRANCH OPERATIONS

  In June of 1996, the Bank sold two branches located in Oklahoma in order to comply with federal regulatory requirements relating to the concentration of deposits. Deposits of approximately $53,388,000 were assumed by the purchaser, and cash and other assets with carrying values of approximately $42,180,000 and $9,930,000, respectively, were transferred to the purchaser. This resulted in a gain of $1,284,000 recorded by the Bank.

                                  * * * * * *

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary........................................................    1
Summary Consolidated Financial and Other Data.............................    6
Risk Factors..............................................................    9
The Company...............................................................   13
The Private Placement.....................................................   18
Ratio of Earnings to Fixed Charges........................................   19
Recent Developments.......................................................   19
Unaudited Pro Forma Combined Financial Information........................   21
Use of Proceeds...........................................................   24
Dividends and Market for Superior Securities..............................   24
Capitalization............................................................   26
Selected Consolidated Financial Data--Bank................................   27
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   28
Management................................................................   48
Summary Compensation Table................................................   50
Principal Shareholders....................................................   51
Security Ownership of Management..........................................   52
Regulation................................................................   52
Taxation..................................................................   61
Description of Senior Notes...............................................   62
Description of Capital Stock..............................................   78
Registration Rights.......................................................   80
Selling Holders...........................................................   81
Plan of Distribution......................................................   86
Shares Eligible for Future Sale...........................................   86
Change in Independent Public Accountants..................................   87
Certain Legal Matters.....................................................   88
Experts...................................................................   88
Index to Consolidated Financial Statements................................  F-i

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13. Other Expenses of Issuance and Distribution.

     The following statement sets forth the estimated amount of expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the securities being registered. Except as specifically indicated, all of such expenses are being borne by the Registrant.


     SEC filing fees.......................................  $   47,435
     Printing and distribution.............................     190,000
     Legal fees and expenses...............................     140,000
     Blue Sky fees and expenses............................      25,000
     Accounting fees and expenses..........................     265,000
     Miscellaneous fees and expenses.......................      45,000
                                                             ----------

     Total.................................................  $  712,435
                                                             ==========


Item 14. Indemnification of Directors and Officers.

     Article 10 of the Registrant's Certificate of Incorporation provides as follows:

     The corporation shall indemnify its directors, officers, employees and agents to the full extent permitted under the Delaware General Corporation Law.

     Article IX of the Registrant's Bylaws  provides as follows:

1.  Definitions.  As used in this Section the following terms shall have the
    -----------
meanings set out below:

     (a) "Board" - the Board of Directors of the Corporation.
     (b) "Claim" - any threatened or pending or completed claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether made judicially or extra-judicially, or any separate issue or matter therein, as the context requires.
     (c) "Determining Body" - (i) those members of the Board who are not named as parties to the Claim for which indemnification is being sought ("impartial Directors"), if there are at least three Impartial Directors, or (ii) a committee of at least three directors appointed by the Board (regardless whether the members of the Board of Directors voting on such appointment are fewer than three Impartial Directors or if the Board of Directors or the committee appointed pursuant to clause (ii) of this paragraph so directs (regardless whether the members thereof are Impartial Directors), independent legal counsel, which may be the regular outside counsel of the Corporation.

     (d) "Disbursing Officer" - the Chief Executive Officer of the Corporation or, if the Chief Executive Officer is a party to the Claim for which indemnification is being sought, any officer not a party to such Claim who is designated by the Chief Executive Officer to be the Disbursing Officer with respect to indemnification request related to the Claim, which designation shall be made promptly after receipt of the initial request for indemnification with respect to such Claim.
     (e) "Expenses" - any expenses or costs (including, without limitation, attorney's fees, judgements, punitive or exemplary damages, fines and amounts paid in settlement).
     (f) "Indemnitee" - each person who is or was a director or officer of the Corporation or the spouse of such person.

2.  Indemnity.
    ---------
     (a) To the extent such Expenses exceed the sum or amounts paid or due under or pursuant to (i) policies of liability insurance maintained by the Corporation, (ii) policies of liability insurance maintained by or on behalf of the Indemnitee, and (iii) provisions for indemnification in the by-laws, resolutions or other instruments of any entity other than the Corporation, the Corporation shall indemnify Indemnitee against any Expenses actually and reasonably incurred by him (as they are incurred) in connection with any Claim either against him or as to which he is involved solely as a witness or person required to give evidence, by reason of his position.
          (i)   as a director or officer of the Corporation,
          (ii) as a director or officer of any subsidiary of the Corporation or as a fiduciary with respect to any employee benefit plan of the Corporation,
          (iii) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other for profit or not for profit entity or enterprise, if such position is or was held at the request of the Corporation, or
          (iv) as the spouse of any person who is or was a director or officer of the Corporation with respect to any Claim involving the spouse arising by reason of such person's position as described in clauses (i) , (ii) or (iii), whether relating to service in such position before or after the effective date of this Section, if he (i) is successful in his defense of the Claim on the merits or otherwise or (ii) has been found by the Determining Body (acting in good faith) to have met the Standard of Conduct; provided that (A) the amount otherwise payable by the Corporation may be reduced by the Determining Body to such amount as it deems proper if it determines that the Claim involved the receipt of a personal benefit by Indemnitee, and (B) no indemnification shall be made in respect of any Claim as to which Indemnitee shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the Corporation or to have obtained an improper personal benefit, unless, and only to the extent that, a court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the court deems proper.
     (b) The Standard of Conduct is met when the conduct by an Indemnitee with respect to which a Claim is asserted was conduct that he reasonably believed to be in, or not opposed to, the best interest of the Corporation, and, in the case of a criminal action or proceeding, that he had no reasonable cause to believe was unlawful. The termination of any Claim by judgment, or order, settlement, conviction, or upon a plea of nolo contendere or it equivalent, shall not, of itself, create a presumption that Indemnitee did not meet the Standard of Conduct.
     (c) Promptly upon becoming aware of the existence of any Claim as to which he may be indemnified hereunder, Indemnitee shall notify the Chief Executive Officer of the Corporation of the Claim and whether he intends to seek indemnification hereunder. If such notice indicates that Indemnitee does so intend, the Chief Executive Officer shall promptly advise the Board thereof and notify the Board that the establishment of the Determining Body with respect to the Claim will be a matter presented at the next regularly scheduled meeting of the Board. After the Determining Body has been established, the Chief Executive Officer shall inform the Indemnitee thereof and Indemnitee shall immediately provide the Determining Body with all facts relevant to the Claim known to him. Within 60 days of the receipt of such information, together with such additional information as the Determining Body may request of Indemnitee, the Determining Body shall determine, and shall advise Indemnitee of its determination, whether Indemnitee has met the Standard of Conduct. The Determining Body may extend such 60 day period by no more than an additional 60 days.
     (d) Indemnitee shall promptly inform the Determining Body upon his becoming aware of any relevant facts not therefore provided by him to the Determining Body, unless the Determining Body has obtained such facts by other means. If, after determining that the Standard of Conduct has been met, the Determining Body obtains facts of which it was not aware at the time it made such determination, the Determining Body on its own motion, after notifying the Indemnitee and providing him an opportunity to be heard, may, on the basis of such facts, revoke such determination, provided that in the absence of actual fraud by Indemnitee no such revocation may be made later than 30 days after final disposition of the Claim.
     (e) In the case of any Claim not involving a proposed, threatened or pending criminal proceeding,
          (i) If Indemnitee has, in the good faith judgment of the Determining Body, met the Standard of Conduct, the Corporation may, in its sole discretion after notice to Indemnitee, assume all responsibility for the defense of the Claim, and, in any event, the Corporation and the Indemnitee each shall keep the other informed as to the progress of the defense, including prompt disclosure of any proposals for settlement; provided that if the Corporation is a party to the Claim and Indemnitee reasonably determines that there is a conflict between the positions of the Corporation and Indemnitee with respect to the Claim, then Indemnitee shall be entitled to conduct his defense, with counsel of his choice; and provided further that Indemnitee shall in any event be entitled at is expense to employ counsel chosen by him to participate in the defense of the Claim; and
          (ii) The Corporation shall fairly consider any proposals by Indemnitee for settlement of the Claim. If the Corporation (A) proposes a settlement acceptable to the person asserting the Claim, or (B) believes a settlement proposed by the person asserting the Claim should be accepted, it shall inform Indemnitee of the terms thereof and shall fix a reasonable date by which Indemnitee shall respond. If Indemnitee agrees to such terms, he shall execute such documents as shall be necessary to effect the terms, he shall execute such documents as shall be necessary to effect the settlement. If he does not agree he may proceed with the defense of the Claim in any manner he chooses, but if he is not successful on the merits or otherwise, the Corporation's obligation to indemnify him for any Expenses incurred following his disagreement shall be limited to the lesser of (A) the total Expenses incurred by him following his decision not to agree to such proposed settlement or (B) the amount the Corporation would have paid pursuant to the terms of the proposed settlement. If, however, the proposed settlement would impose upon Indemnitee any requirement to act or refrain from acting that would materially interfere with the conduct of his affairs, Indemnitee may refuse such settlement and proceed with the defense of the Claim, if he so desires, at the Corporation's expense without regard to the limitations imposed by the preceding sentence. In no event, however, shall the Corporation be obligated to indemnify Indemnitee for any amount paid in a settlement that the Corporation has not approved.
     (f) In the case of a Claim involving a proposed, threatened or pending criminal proceeding, Indemnitee shall be entitled to conduct the defense of the Claim, and to make all decisions with respect thereto, with counsel of his choice; provided that the Corporation shall not be obligated to indemnify Indemnitee for an amount paid in settlement that the Corporation has not approved.
     (g) After notifying the Corporation of the existence of a Claim, Indemnitee may from time to time request the Corporation to pay the Expenses (other than judgments, fines, penalties or amounts paid in settlement) that he incurs in pursuing a defense of the Claim prior to the time that the Determining Body determines whether the Standard of Conduct has been met. If the Disbursing Officer believes the amount requested to be reasonable, he shall pay to Indemnitee the amount requested (regardless of Indemnitee's apparent ability to repay such amount) upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under the circumstances. If the Disbursing Officer does not believe such amount to be reasonable, the Corporation shall pay the amount deemed by him to be reasonable and Indemnitee may apply directly to the Determining Body for the remainder of the amount requested.
     (h) After it has been determined that the Standard of Conduct was met, for so long as and to the extent that the Corporation is required to indemnify Indemnitee under this Agreement, the provisions of Paragraph (g) shall continue to apply with respect to Expenses incurred after such time, expect that (i) no undertaking shall be required of Indemnitee and (ii) the Disbursing Officer shall pay to Indemnitee such amount of any fines, penalties or judgments against him which have become final as the Corporation is obligated to indemnify him.
     (i) Any determination by the Corporation with respect to settlements of a Claim shall be made by the Determining Body.
     (j) The Corporation and Indemnitee shall keep confidential, to the extent permitted by law and their fiduciary obligations, all facts and determinations provided or made pursuant to or arising out of the operation of this Agreement, and the Corporation and Indemnitee shall instruct it or his agents and employees to do likewise.

3.  Enforcement.
    -----------
     (a) The rights provided by this Section shall be enforceable by Indemnitee in any court of competent jurisdiction.
     (b) If Indemnitee seeks a judicial adjudication of his rights under this Section, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in connection with such proceeding, but only if he prevails therein. If it shall be determined that Indemnitee is entitled to receive part but not all of the relief sought, then the Indemnitee shall be entitled to be reimbursed for all Expenses incurred by him in connection with such judicial adjudication if the amount to which he is determined to be entitled exceeds 50% of the amount of his claim. Otherwise, the Expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.
     (c) In any judicial proceeding described in this subsection, the Corporation shall bear the burden of proving that Indemnitee is not entitled to any Expenses sought with respect to any Claim.

4.  Saving Clause.  If any provision of this Section is determined by a court
    -------------
having jurisdiction over the matter to require the Corporation to do or refrain from doing any act that is in violation of applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum indemnification permitted by law, and such provision, as so modified or reformed, and the balance of this Section, shall be applied in accordance with their terms. Without, the generality of the foregoing, if any portion of this Section shall be invalidated on any ground, the Corporation shall nevertheless indemnify an Indemnitee to the full extent permitted by any applicable portion of this Section that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.

5.  Non-Exclusivity.
    ---------------
     (a) The indemnification and advancement of Expenses provided by or granted pursuant to this Section shall not be deemed exclusive of any other rights to which Indemnitee is or may become entitled under any statue, article of incorporation, by-law, authorization of shareholders or directors, agreement, or otherwise.
     (b) It is the intent of the Corporation by this Section to indemnify and hold harmless Indemnitee to the full extent permitted by law, so that if applicable law would permit the Corporation to provide broader indemnification rights that are currently permitted, the Corporation shall indemnify and hold harmless Indemnitee to the full extent permitted by applicable law notwithstanding that the other terms of this Section would provide for lesser indemnification.

6.  Successors and Assigns.  This Section shall be binding upon the Corporation,
    ----------------------
its successors and assigns, and shall inure to the benefit of the Indemnitee's heirs, personal representatives, and assigns and to the benefit of the Corporation, its successors and assigns.

7.  Indemnification of Other Persons.
    --------------------------------
     (a) The Corporation may indemnify any person not covered by Section 1 through 6 to the extent provided in a resolution of the Board or a separate Section of these By-laws.
     (b) Nothing in this Section 11 shall obligate the Corporation to indemnify or advance expenses to any person who was a director, officer or agent of any corporation merged into this Corporation or otherwise acquired by this Corporation. Any such person's right to indemnification or advancement of expenses, if any, shall consist of those rights contained in the agreement relating to such merger or acquisition.

Item 15. Recent Sales of Unregistered Securities.

     In accordance with Item 701 of Regulation S-K, the following information is presented with respect to securities sold by the Registrant within the past three years which were not registered under the Securities Act of 1933, as amended ("Securities Act"):

     (a) On April 1, 1998, the Registrant sold in a private placement an aggregate of 10,079,703 million shares of its common stock, par value $.01 per share ("Common Stock"), and $60.0 million of its Senior Notes due 2003 ("Senior Notes").

     (b) Keefe, Bruyette & Woods, Inc. ("KBW" or the "Placement Agent") acted as Placement Agent for the Registrant in connection with the private placement transaction. The securities were offered and sold to institutional and accredited investors.

     (c) The Registrant's Common Stock was sold for $10.00 per share and the Senior Notes were sold for an aggregate principal amount of $60.0 million. KBW received $7.28 million as compensation in the transaction (a transaction fee equal to 1.5% of the aggregate purchase price paid in the Acquisition, a 4% commission on the Common Stock sold to purchasers other than Founders, a 3.5% commission on the Senior Notes sold and 1.5% of the aggregate proceeds of the Loan), plus reimbursement of expenses. Additionally, the Placement Agent bought 100,000 shares of the Company's common stock for $5.00 per share.

     (d) Based upon representations of the offerees and purchasers, the Common Stock and the Senior Notes were offered and sold in reliance upon an exemption from registration under Section 4(2) of the Securities Act and in compliance with Rules 502 and 506 promulgated thereunder.

     (e)  Not applicable.

     (f)  Not applicable.

Item 16. Exhibits and Financial Statement Schedules.

     The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

     (a)    List of Exhibits

3.1* Amended and Restated Certificate of Incorporation of Superior Financial Corp. ("Superior")

3.2*   Bylaws of Superior

4.1* Form of Equity Subscription Agreement among Superior, KBW and various investors, dated April 1, 1998

4.2* Form of Registration Rights Agreement between Superior, KBW and various investors named therein, dated April 1, 1998

 4.3*   Indenture between Superior and The Bank of New York, as
        Trustee, dated April 1, 1998

 4.4*   Form of Common Stock certificate of Superior

 4.5*   Form of Senior Note (included in Exhibit 4.3)

 4.6* Stock Purchase Agreement by and among Superior, NB Holdings Corporation and Superior Federal Bank, F.S.B. providing for the acquisition of the stock of Superior Federal Bank, F.S.B. by Superior, dated as of December 3, 1997

 4.7* Article 4 of Superior's Amended and Restated Certificate of Incorporation (included in Exhibit 3.1)

 5.0*   Opinion of Miller, Hamilton, Snider & Odom, L.L.C. re: legality

10.1* Custody and Security Agreement between Superior and BONY, as Trustee, dated April 1, 1998

10.2* Securities Account Control Agreement between Superior, Trustee and BONY dated April 1, 1998

10.3* Founders Agreement between Superior and C. Stanley Bailey, dated December 2, 1997.

10.4*   Founders Agreement between Superior and KBW, dated December 2, 1997

10.5* Founders Agreement between Superior and the Lead Investor, dated December 2, 1997.

10.6*   Agreement between C. Marvin Scott and Superior, dated January 1, 1998.

10.7*   Superior Long Term Incentive Plan

10.8*   Agreement between Rick D. Gardner and Superior dated September 21, 1998

16.1    Letter from the Predecessor Auditor

21.0 Subsidiaries of the Registrant (see "Business--Subsidiaries" in the Prospectus)

23.1*   Consent of Miller, Hamilton, Snider & Odom, L.L.C.

23.2    Consent of Ernst & Young LLP

23.3    Consent of Deloitte & Touche LLP

24.0*   Power of Attorney

25.0*   Statement of Eligibility of Trustee

27.0    Financial Data Schedule

-----------

*  Previously filed.

Item 17. Undertakings.

     The undersigned Registrant hereby undertakes:

     (a)  (1)   to file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

     Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Smith, Arkansas on March 26, 1999.

                           SUPERIOR FINANCIAL CORP.



                     By: /s/ C. STANLEY BAILEY
                        ----------------------------------------
                            C. Stanley Bailey
                            Chairman of the Board and Chief Executive Officer

                     By: /s/ C. MARVIN SCOTT
                        ----------------------------------------
                            C. Marvin Scott
                            President and Director

                     By: /s/ RICK D. GARDNER
                        ----------------------------------------
                            Rick D. Gardner
                            Chief Financial Officer


Name                    Title                                Date
----                    -----                                ----

/s/ C. STANLEY BAILEY   Chairman of the Board and             **
----------------------  Chief Executive Officer
C. Stanley Bailey              (principal executive officer)

/s/ C. Marvin Scott          President and Director            **
--------------------------
C. Marvin Scott



/s/ Boyd W. Hendrickson*     Director                          **
--------------------------
Boyd W. Hendrickson



/s/ David E. Stubblefield*   Director                          **
--------------------------
David E. Stubblefield



/s/ John M. Stein*           Director                          **
--------------------------
John M. Stein

*  By C. Stanley Bailey, Attorney-in-fact.

** March 26, 1999.

                                 EXHIBIT INDEX

Item
No.     Description
----    -----------
 3.1* Amended and Restated Certificate of Incorporation of Superior Financial Corp. ("Superior")

 3.2*   Bylaws of Superior

 4.1* Form of Equity Subscription Agreement among Superior, KBW and various investors dated April 1, 1998

 4.2* Form of Registration Rights Agreement between Superior, KBW and various investors named therein, dated April 1, 1998

 4.3* Indenture between Superior and The Bank of New York ("BONY"), as Trustee, dated April 1, 1998

 4.4*   Form of Common Stock certificate of Superior

 4.5*   Form of Senior Note (included in Exhibit 4.3)

 4.6* Stock Purchase Agreement by and among Superior, NB Holdings Corporation and Superior Federal Bank, F.S.B. providing for the acquisition of the stock of Superior Federal Bank, F.S.B. by Superior, dated as of December 3, 1997

 4.7* Article 4 of Superior's Amended and Restated Certificate of Incorporation (included in Exhibit 3.1)

 5.0*   Opinion of Miller, Hamilton, Snider & Odom, L.L.C. re: legality

10.1* Custody and Security Agreement between Superior and BONY, as Trustee, dated April 1, 1998

10.2* Securities Account Control Agreement between Superior, Trustee and BONY dated April 1, 1998

10.3* Founders Agreement between Superior and C. Stanley Bailey, dated December 2, 1997.

10.4*   Founders Agreement between Superior and KBW, dated December 2,
        1997.

10.5* Founders' Agreement between Superior and the Lead Investor, dated December 2, 1997.

10.6*   Agreement between C. Marvin Scott and Superior, dated January 9,
        1998.

10.7*   Superior Long Term Incentive Plan

10.8*   Agreement between Rick D. Gardner and Superior dated September 28, 1998

16.1    Letter from the Predecessor Auditor

21.0 Subsidiaries of the Registrant (see "Business--Subsidiaries" in the Prospectus)

23.1*   Consent of Miller, Hamilton, Snider & Odom, L.L.C.

23.2    Consent of Ernst & Young LLP

23.3    Consent of Deloitte & Touche LLP

24.0*   Power of Attorney

25.0*   Statement of Eligibility of Trustee

27.0    Financial Data Schedule

----------
* Previously filed.